Exhibit 10.1

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 10, 2024

among

BARNES & NOBLE EDUCATION, INC.,

as the Lead Borrower,

The Other Borrowers From Time to Time Party Hereto,

The Guarantors From Time to Time Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent and

Swing Line Lender,

The Other Lenders From Time to Time Party Hereto,

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION and

TRUIST BANK

as Co-Syndication Agents,

CITIZENS BANK, N.A. and

REGIONS BANK,

as Co-Documentation Agents,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION, and

TRUIST SECURITIES, INC.

as Joint Lead Arrangers and Joint Book Runners

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SCHEDULES

1.01	Borrowers

1.01A	List of Closing Documents

1.03	Pre-Restatement Effective Date Debt Service Charges

1.04	Existing Letters of Credit

1.05	Initial Cap Table

2.01	Commitments and Applicable Percentages

5.01	Loan Parties Organizational Information

5.06	Litigation

5.10	Insurance

5.12	ERISA Events

5.13	Subsidiaries; Equity Interests

5.18	Collective Bargaining Agreements

5.21(a)	DDAs

5.21(b)	Credit Card Arrangements

5.21(c)	Securities Accounts

7.01	Other Permitted Liens

7.02	Other Permitted Investments

7.03	Other Permitted Indebtedness

10.02	Administrative Agent’s Office; Certain Addresses for Notices

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EXHIBITS Form of

A-1	Committed Loan Notice

B	Swing Line Loan Notice

C-1	Revolving Loan Note

C-2	Swing Line Note

D	Compliance Certificate

E	Assignment and Assumption

F	Borrowing Base Certificate

G	Amended and Restated Security Agreement

H	Collateral Access Agreement

I	Joinder Agreement

J	DDA Notification

K	Credit Card Notification

L	Blocked Account Agreement

M	General Notice

N-1-4	Tax Compliance Certificates

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AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of June 10, 2024 (as hereafter amended, restated, supplemented, amended and restated or otherwise modified, this “Agreement”), among BARNES & NOBLE EDUCATION, INC., a Delaware corporation (the “Lead Borrower”), the Persons signatory hereto as borrowers and named on Schedule 1.01 hereto (collectively, together with the Lead Borrower and such other Persons as may be joined as a borrower from time to time in accordance herewith, the “Borrowers”), the Persons signatory hereto as guarantors (collectively, the “Guarantors” and together with the Borrowers being, collectively, the “Loan Parties”), each lender from time to time party hereto (collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, and TRUIST BANK, as Co-Syndication Agents, and CITIZENS BANK, N.A. and REGIONS BANK, as Co-Documentation Agents.

Preliminary Statements

A. On August 3, 2015 (the “Original Closing Date”), the parties hereto entered into that certain Credit Agreement (as the same was amended pursuant to those certain First through Twelfth Amendments thereto, the “Existing Agreement”), pursuant to which the Lenders had made certain loans and other extensions of credit available to the Borrowers, all of which were guaranteed by the Guarantors.

B. Pursuant to the certain Securities Purchase and Debt Conversion Agreement (as defined below) entered into as of April 16, 2024, the Borrowers, the investors and the other parties thereto have agreed to, among other things, a restructuring of the debt and equity of the Lead Borrower;

C. In connection therewith and as a condition thereto, the Borrowers have requested that the Administrative Agent and the Lenders agree to, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders have agreed to, amend and restate the Existing Agreement, in its entirety, as set forth herein to provide the Borrowers with a revolving credit facility and other financial accommodations in order to provide ongoing financing for the operation of the Loan Parties.

D. The parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Borrowers and the other Loan Parties under the Existing Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing the “Obligations” under and as defined in the Existing Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:“2L Conversion” has the meaning specified in Section 4.01(a)(xiii).

“Accommodation Payment” has the meaning specified in Section 10.21(d).

“Account ” means “accounts” as defined in the UCC, and also means, without limitation, a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise Disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit, debit or charge card or information contained on or for use with the card, including all “payment intangibles” (as defined in the UCC) consisting of amounts owing from credit card and debit card issuers and processors and all rights under contracts relating to the creation or collection of such payment intangibles.

“ACH” means automated clearing house transfers.

“Acquired Company” means any of MBS Textbook Exchange, LLC, a Delaware limited liability company, MBS Direct, LLC, a Delaware limited liability company, TXTB.COM LLC, a Delaware limited liability company, TextbookCenter LLC, a Delaware limited liability company, MBS Internet, LLC, a Delaware limited liability company, MBS Automation LLC, a Delaware limited liability company, and/or MBS Service Company LLC, a Delaware limited liability company.

“Acquisition” means, with respect to any Person (a) the purchase of a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any business unit or line of business of another Person (other than acquisitions or openings of new stores in the ordinary course of business), (c) any Material Store Acquisition or (d) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person.

“Actual Cash Receipts” means the amount of all cash proceeds from ordinary course operations actually received by the Loan Parties (other than the MBS Entities) during the relevant period of determination, as determined in a manner consistent with the line items contained in the Approved Budget under the heading “Total Receipts” (or words of similar import), excluding proceeds of any Indebtedness.

“Actual Disbursement Amounts” means the amount of all disbursements actually paid by the Loan Parties (other than the MBS Entities) during the relevant period of determination, as determined in a manner consistent with the line items contained in the Approved Budget under the heading “Total Operating Disbursements” (or words of similar import).

“Actual Inventory Receipts” means the sum of all inventory receipts actually received by the Loan Parties during the relevant period of determination, as determined in a manner consistent with the Approved Budget (including the Borrowing Base detail thereunder).

“Actual Net Cash Flow” means the actual net cash flow of the Loan Parties during the relevant period of determination, as determined in a manner consistent with the line items contained in the Approved Budget under the heading “Net Cash Flow” (or words of similar import).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Consultant” means B. Riley Securities, Inc. (and/or its affiliates) that have been engaged by the Administrative Agent to assist in the oversight and administration of the Revolving Credit Facility hereunder.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire for each Lender in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent(s)” means, individually, the Administrative Agent or the Collateral Agent, and collectively means both of them.

“Agent Parties” and “Agent Party” shall each have the meaning specified in Section 10.02(c).

“Aggregate Commitments” means for all purposes under the Loan Documents, the Commitments of all the Revolving Lenders. The Aggregate Commitments as of the Restatement Effective Date total $325,000,000.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 10.21(d).

“Applicable Commitment Fee Percentage ” means, from and after the Restatement Effective Date with respect to the Revolving Credit Facility, 0.25% per annum.

“Applicable Margin” means, with respect to Credit Extensions outstanding from and after the Restatement Effective Date, (i) in the case of any Term SOFR Loan, 3.50% per annum and (ii) in the case of any Base Rate Loan, 2.50% per annum; provided, that, following the one-year anniversary of the Restatement Effective Date, the Applicable Margin shall be automatically reduced one time by 25 basis points per annum if and in the event that the Consolidated Fixed Charge Coverage Ratio, on a pro forma basis for each Measurement Period ending as of the last day of each Fiscal Month for any consecutive six month period commencing and ending after the one-year anniversary of the Restatement Effective Date (as reported in the Compliance Certificates delivered to the Administrative Agent in accordance with the terms hereof), shall be greater than or equal to 1.10 to 1.00.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the LC Issuers to make LC Credit Extensions have expired or been terminated pursuant to Section 8.02 or otherwise, then the Applicable Percentage of each such Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender as of the Restatement Effective Date is set forth opposite the name of such Lender on Schedule 2.01 to this Agreement or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any time of calculation, a per annum rate equal to the Applicable Margin for any Loans which are Term SOFR Loans with respect to Credit Extensions.

“Appraisal Percentage” means, with respect to the Borrowing Base, ninety percent (90.0%).

“Approved 2025 Budget ” means the consolidated financial budget for the Loan Parties covering the Fiscal Year ending 2025 on a monthly basis (for each Fiscal Month in such Fiscal Year), to be in form and substance reasonably satisfactory to the Administrative Agent (but in any event, to include, a consolidated balance sheet, consolidated statements of income and cash flows, projected Availability and Borrowing Base, in each case, on a monthly basis, and a reconciliation of projected Consolidated EBITDA to the most previously delivered calculation thereof delivered under the Existing Agreement); provided that if such budget is delivered in final form by the Lead Borrower to the Administrative Agent at least ten (10) Business Days prior to the Restatement Effective Date, such a budget that is generally aligned with performance by the Loan Parties (on a consolidated basis) for Fiscal Year 2024 shall be deemed to be reasonably satisfactory to the Administrative Agent for the purposes hereof.

“Approved Budget” shall initially mean the 14-week cash flow forecast (on a weekly basis, commencing on a Saturday and ending on the succeeding Friday) commencing with the week ending May 31, 2024 and continuing through (and including) the week ending August 30, 2024, which forecast shall be in form and substance reasonably satisfactory to Agent, and thereafter shall mean, as of any date of determination, the then-most recently delivered Approved Budget Update.

“Approved Budget Update” means an update to the Approved Budget then in effect delivered pursuant to Section 6.02(b) for the 13-week period commencing as of the last Saturday of the immediately preceding month, which shall be in form and substance reasonably satisfactory to Agent.

“Approved Budget Variance Report” means a monthly report, prepared by the Lead Borrower and provided by the Lead Borrower to the Administrative Agent, and as certified by Responsible Officer of the Lead Borrower as being true, correct and complete in all material respects: (a) showing by line item Actual Cash Receipts, Actual Disbursement Amounts, Actual Inventory Receipts and Actual Net Cash Flow (including the Borrowing Base detail thereunder), as applicable, as of the last date of the Cumulative Four-Week Period then ended, noting therein all variances, on a line-item basis, from the Budgeted Cash Receipts, Budgeted Inventory Receipts, Budgeted Disbursements Amounts and Budgeted Net Cash Flow set forth for such period in the Approved Budget for, as applicable, such Cumulative Four-Week Period, and shall include explanations for all material variances, together with back-up schedules and supporting information as reasonably requested by the Administrative Agent and (b) reflecting the variance percentages. The Approved Budget Variance Report shall be in a form, and shall contain supporting information, reasonable satisfactory to the Administrative Agent. Each Approved Budget Variance Report shall be accompanied by an accounts payable aging and account payable listing, in form (and including such information as is) satisfactory to the Administrative Agent in its reasonable discretion.

“Arranger(s)” means, individually, Bank of America, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Securities, Inc., and collectively, all of them, in each case, in their capacity as Joint Lead Arrangers.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means (i) the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ended April 29, 2023, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Lead Borrower and its Subsidiaries, including the notes thereto, and (ii) the audited financial statements delivered to the Administrative Agent from time to time pursuant to Section 6.01(a).

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).

“Availability” means, with respect to the Revolving Credit Facility as of any date of determination, an amount equal to the greater of (i) the Loan Cap as of such date minus Total Outstandings as of such date and (ii) for all purposes other than the definition of “Overadvance,” zero.

“Availability Block Period” has the meaning specified in clause (d) of the definition of Borrowing Base.

“Availability Period” means the period from and including the Restatement Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments in full pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the LC Issuers to make LC Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines in its Permitted Discretion will need to be satisfied in connection with the realization upon the Collateral (which, for the avoidance of any doubt, include the amount of all such claims and liabilities (including costs, expenses and professional fees and expenses) that may be incurred in connection with any insolvency or restructuring proceeding relating to the Loan Parties (as reasonably estimated by the Agents in their Permitted Discretion)) or (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base. Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s Permitted Discretion, (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory that is (A) included in the Borrowing Base and (B) being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes, in each case which may have priority over the interests of the Collateral Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Borrower, (v) Customer Credit Liabilities, (vi) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Collateral Agent in the Collateral (other than Excluded Assets), (vii) Cash Management Reserves, and (viii) Bank Products Reserves.

“Average Usage” means, as of any date of determination, the average daily balance of all Credit Extensions (excluding Swing Line Loans) in the immediately preceding Fiscal Quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a)with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Products” means any Swap Contracts provided to any Loan Party by a Lender or any of its Affiliates (in each case, whether existing on the Restatement Effective Date or arising thereafter).

“Bank Products Reserves” means such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 3.50%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.02 or Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning specified in Section 11.14(c).

“Blocked Account” and “Blocked Accounts” have the respective meanings specified in Section 6.13(a)(iv).

“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, substantially in the form of Exhibit L hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent, establishing Control (as defined in the Security Agreement) of such account by the Collateral Agent and whereby the bank maintaining such account agrees, during any Cash Dominion Trigger Period, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party; it being acknowledged and agreed that the term “Blocked Account Agreement” shall be deemed to include, without limitation, any such agreement executed and delivered to the Collateral Agent pursuant to the Existing Agreement and the other Existing Loan Documents which is in effect as of the Restatement Effective Date.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“BNCB” means Barnes & Noble College Booksellers, LLC, a Delaware limited liability company.

“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a) the face amount of Eligible Credit Card Receivables multiplied by ninety percent (90.0%);

plus

(b) the face amount of Eligible Accounts Receivables (net of Receivables Reserves applicable thereto) multiplied by eighty-five percent (85.0%);

plus

(c) the Net Orderly Liquidation Value of the Borrower’s Eligible Inventory, net of Inventory Reserves not already reflected in Net Orderly Liquidation Value, multiplied by the Appraisal Percentage, including the Net Orderly Liquidation Value of Eligible Rental Inventory; provided, that Availability generated by Eligible Rental Inventory as of any date of calculation of the Borrowing Base shall not exceed the greater of (i) the lesser of (A) $50,000,000 and (B) thirty percent (30.0%) of the Borrowing Base as of such time, and (ii) fifteen percent (15.0%) of the Borrowing Base at such time;

minus

(d) (i) from and after the Restatement Effective Date through the date occurring on the six (6) month anniversary of the Restatement Effective Date (the “Availability Block Period”), an amount equal to $25,000,000 and (ii) thereafter, $0 (such applicable amount, the “Borrowing Base Block”);

minus

(e) without duplication of any Reserves applied in clauses (a) – (c) above, all other then-existing Availability Reserves.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.02(b), and adjusted to give effect to any Reserves implemented or modified following such delivery and/or any reductions in advance rates following such delivery.

“Borrowing Base Block” has the meaning specified in clause (d) of the definition of Borrowing Base.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit F hereto (with such changes therein as may be reasonably required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Budgeted Cash Receipts” means the line items contained in the Approved Budget under the heading “Total Receipts” (or words of similar import) during the relevant period of determination as set forth in the Approved Budget (excluding amounts in respect of the MBS Entities).

“Budgeted Disbursement Amounts” means the line items contained in the Approved Budget under the heading “Total Operating Disbursements” (or words of similar import) during the relevant period of determination as set forth in the Approved Budget (excluding amounts in respect of the MBS Entities).

“Budgeted Inventory Receipts” means the line items contained in the Approved Budget under the heading “Merchandise received at Store” (or words of similar import) in the Borrowing Base detail thereunder during the relevant period of determination as set forth in the Approved Budget.

“Budgeted Net Cash Flow” means the line items contained in the Approved Budget under the heading “Net Cash Flow” (or words of similar import) during the relevant period of determination as set forth in the Approved Budget.

“Business” means any and all businesses engaged in by any Loan Party or any Subsidiary thereof on the Restatement Effective Date and any other businesses reasonably related, incidental or complimentary thereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or in New York, New York.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period, provided, however, that Capital Expenditures for the Lead Borrower and its Subsidiaries shall not include:

(i) expenditures to the extent they are made with proceeds of the issuance of Equity Interests of the Lead Borrower or any of its Subsidiaries,

(ii) expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such proceeds are not otherwise used or required to be used to prepay the Obligations or Cash Collateralize the outstanding LC Obligations pursuant to the terms hereunder,

(iii) expenditures that are accounted for as capital expenditures of the Lead Borrower or any Subsidiary that are actually paid for by other third party, including tenant allowances under leases and other amounts paid by landlords, and for which neither the Lead Borrower nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period),

(iv) the book value of any asset owned by the Lead Borrower or any of its Subsidiaries prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of the Lead Borrower or such Subsidiary reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, and

(v) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, to the extent such proceeds are not otherwise used or required to be used to prepay the Obligations or Cash Collateralize the outstanding LC Obligations pursuant to the terms hereunder.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a consolidated balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent or the Administrative Agent, for the benefit of one or more of the Credit Parties, as collateral for LC Obligations or obligations of the Lenders to fund participations in respect of LC Obligations or as security for any other payment of the Secured Obligations and pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent, in an amount equal to the Minimum Collateral Amount. “Cash Collateralization,” “Cash Collateral” and “Cash Collateralized” have correlative meanings.

“Cash Dominion Trigger Event” means, from and after the Restatement Effective Date, (a) the occurrence of an Event of Default or (b) Availability (as calculated without giving effect to the Borrowing Base Block during the Availability Block Period) at any time is less than the greater of (x) fifteen percent (15.00%) of the Loan Cap and (y) $40,000,000 and such shortfall shall continue for a period of three (3) or more consecutive Business Days.

“Cash Dominion Trigger Period” means any period commencing on a Cash Dominion Trigger Event occurring from and after the Restatement Effective Date and ending on (a) if such Cash Dominion Trigger Event arises as a result of an Event of Default, the date that such Event of Default is waived in accordance with this Agreement (and no other Event of Default then exists), or (b) if such Cash Dominion Trigger Event arises as a result of clause (b) of the definition of Cash Dominion Trigger Event, the date upon which Availability (as calculated without giving effect to the Borrowing Base Block during the Availability Block Period) has equaled or exceeded the greater of (x) fifteen percent (15.0%) of the Loan Cap and (y) $40,000,000 for a period of thirty (30) consecutive calendar days.

“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time, determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by a Lender or any of its Affiliates (whether existing on the Restatement Effective Date or arising thereafter): (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services (including e-payables), treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) supply chain finance and (e) credit cards, debit cards, payroll cards, store value cards and purchasing cards (including purchasing cards provided pursuant to agreements entered into from time to time between the Lead Borrower and any Lender or any Affiliate of a Lender) and related processing services.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events after the Restatement Effective Date by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than a Permitted Holder) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 40.0% or more of the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (including taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any Option Right); or

(b) any “change of control” or similar event as defined in any document governing any Material Indebtedness occurs or results; or

(c) the Lead Borrower ceases to own, directly or indirectly, 100% of the Equity Interests of any Loan Party, except where such failure is as a result of a transaction expressly permitted, or otherwise not prohibited, by the Loan Documents.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Co-Documentation Agent” means each of the co-documentation agents identified on the cover page of this Agreement.

“Collateral ” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent to secure the Secured Obligations and the Guaranteed Obligations.

“Collateral Access Agreement” means an agreement substantially in the form of Exhibit H hereto or such other form as agreed to by the Collateral Agent in its Permitted Discretion and in each case otherwise reasonably satisfactory in form and substance to the Agents executed by (a) a bailee or other Person in possession of Collateral, and (b) a landlord of Real Estate leased by any Loan Party, in each case, including provisions pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens, if any, in the Collateral held by such Person or located on such Real Estate, and (iii) as to any landlord, provides the Collateral Agent with access to the Collateral located in or on such Real Estate and a reasonable time to sell and dispose of the Collateral from such Real Estate; it being acknowledged and agreed that the term “Collateral Access Agreements” shall be deemed to include, without limitation, any such agreement executed and delivered pursuant to the Existing Agreement and the Existing Loan Documents which is in effect as of the Restatement Effective Date.

“Collateral Agent ” means Bank of America, acting in such capacity for its own benefit and the ratable benefit of the other Credit Parties.

“Commercial Letter of Credit” means any letter of credit or similar instrument (excluding bankers’ acceptances) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Lead Borrower or any other Loan Party in the ordinary course of business of such Person.

“Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in LC Obligations, (c) [reserved], and/or (d) purchase participations in Swing Line Loans, in each case to the extent applicable to such Lender, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(a).

“Committed Loan Notice” means a notice of a (a) Committed Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Term SOFR Loans pursuant to Section 2.02(b), which shall be substantially in the form of Exhibit A-1, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” has the meaning specified in Section 10.10.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Concentration Account” and “Concentration Accounts” have the respective meanings specified in Section 6.13(c).

“Confirmation Agreement” means that certain Confirmation, Ratification and Acknowledgement of Ancillary Loan Documents, dated as of the Restatement Effective Date, among the Loan Parties and the Administrative Agent.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent” means actual consent given by a Lender from whom such consent is sought. “Consented” shall have a correlative meaning thereto.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Lead Borrower and the other Loan Parties on a consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes (net of any tax credits), (iii) depreciation and amortization expense, (iv) other expenses or losses reducing such Consolidated Net Income which do not represent a cash item in such period (including LIFO reserves) or any future period, (v) expenses deducted in such period resulting from the issuance of Equity Interests permitted hereunder, provided, that such expenses are and will be non-cash items in the period when taken and in all later fiscal periods and (vi) restructuring costs and expenses, including (x) costs and expenses related to the Transactions incurred on or prior to the Restatement Effective Date (in any event not to exceed the actual amounts so incurred) and (y) in respect of any such amounts incurred during any period after the Restatement Effective Date, up to $5,000,000, in aggregate, of such costs and expenses in any Fiscal Year (or such lesser amount incurred during such Fiscal Year), minus (b) all non-cash gains increasing Consolidated Net Income (in each case of or by the Lead Borrower and the other Loan Parties for such Measurement Period), all as determined on a consolidated basis in accordance with GAAP; provided, that “Consolidated EBITDA” shall be calculated to exclude all gains or income arising from the Disposition of any capital asset, subsidiary, division, business or line of business.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA for such period minus (i) Capital Expenditures (other than in connection with Permitted Acquisitions) made during such period minus (ii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash or required to be paid in cash during such period to (b) the sum of (i) Debt Service Charges (including, for purposes of determining the satisfaction of Payment Conditions in connection with any prepayment of Indebtedness, the principal amount of such proposed prepayment, but for the avoidance of any doubt, excluding the repayment of any such Indebtedness in connection with a Permitted Refinancing thereof or a prepayment thereof (to the extent permitted hereunder) from the proceeds of a contemporaneous issuance of Equity Interests of the Lead Borrower for such purpose) (it being agreed that as it relates to each of the periods preceding the Restatement Effective Date as are specified in Schedule 1.03, the Debt Service Charges for such periods shall be the respective corresponding amounts as are set forth on such Schedule) plus (ii) the aggregate amount of all Restricted Payments made in cash (including, for purposes of determining the satisfaction of Payment Conditions in connection with any Restricted Payment, the amount of such proposed Restricted Payment), in each case, of or by the Lead Borrower and the other Loan Parties for the most recently completed Measurement Period, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, and (b) the portion of rent expense with respect to such period under Capital Lease Obligations or Synthetic Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by the Lead Borrower and the other Loan Parties for the most recently completed Measurement Period, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of the Lead Borrower and the other Loan Parties for the most recently completed Measurement Period, all as determined on a consolidated basis in accordance with GAAP, provided, however, that there shall be excluded (a) extraordinary gains (or extraordinary losses) for such Measurement Period, (b) the income (or loss) of any Subsidiary during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash by such Subsidiary during such period, (c) the income (or loss) of any Person during such Measurement Period and accrued prior to the date it becomes a Loan Party or is merged into or consolidated with a Loan Party or such Person’s assets are acquired by a Loan Party, and (d) the income of any Loan Party to the extent that the declaration or payment of dividends or similar distributions by that Loan Party of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Loan Party.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, as such practices were in effect immediately prior to the Restatement Effective Date, as such calculated cost is determined from invoices received by the Borrowers and reported on the Borrowers’ stock ledger. “Cost” may include freight charges inbound either to the Borrowers’ distribution centers or by direct shipments to Stores in amounts consistent with reporting on the Borrowers’ stock ledgers but shall not include inventory capitalization costs or other non-purchase price charges (such as freight charges outbound from the Borrowers’ distributions centers) used in the Borrowers’ calculation of cost of goods sold.

“Co-Syndication Agent” means each of the co-syndication agents identified on the cover page of this Agreement.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.14(b).

“Credit Card Notifications” has the meaning specified in Section 6.13(a)(ii); it being acknowledged and agreed that the term “Credit Card Notifications” shall be deemed to include, without limitation, any such agreement executed and delivered pursuant to the Existing Agreement and Existing Loan Documents which is in effect as of the Restatement Effective Date.

“Credit Card Receivables” means each “Account” (as defined in the UCC) and “Payment Intangible” (as defined in the UCC) consisting of amounts owing from credit card and debit card issuers and processors, together with all income, payments and proceeds thereof, owed by a major credit card issuer (including, but not limited to, Visa, MasterCard, American Express, Discover and Pay Pal and such other issuers or credit card or bank account backed payment systems, as the case may be, approved by the Administrative Agent) to a Loan Party, and all rights under contracts relating to the creation or collection of such payment intangibles, resulting from charges by a customer of a Loan Party on credit cards or similar instruments issued by such issuer or payment system manager in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an LC Credit Extension.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender, (ii) each Lender and/or any of its Affiliates in its capacity as a provider of any Bank Products or Cash Management Services, (iii) each Agent, (iv) each LC Issuer, (v) any other Person to whom Secured Obligations are owing, and (vi) the permitted successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means, without limitation (and whether arising before or after the Restatement Effective Date), (a) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, in connection with the Existing Loan Documents, this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agents, (B) outside consultants for the Agents; provided that the engagement by the Agent of the Administrative Agent Consultant shall be subject to the letter agreement related thereto entered into between the Lead Borrower and the Administrative Agent on the Restatement Effective Date (as the same may be modified with the written consent of such parties), (C) appraisers, (D) commercial finance examiners, and (E) without duplication of any amounts reimbursed pursuant to the foregoing subclauses (i) (A) – (D), all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the administration and management of the Existing Loan Documents, this Agreement and the other Loan Documents or the preparation, negotiation, execution and delivery of the Existing Loan Documents, the Loan Documents or, in each case, of any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, (D) the Transactions or (E) without duplication of any amounts reimbursed pursuant to the foregoing subclause (ii)(C), any workout, restructuring or negotiations in respect of any Secured Obligations, (b) with respect to any LC Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit (or Existing Letter of Credit) or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agents, an LC Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, including, without limitation, in connection with any workout, restructuring or negotiations in respect of the Secured Obligations, or enforcement or protection of their rights or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, provided, that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel). All Credit Party Expenses shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

“Cumulative Four-Week Period” means the four-week period up to and through the most recent week then ended.

“Customary Dispositions” has the meaning specified in Section 7.05(c).

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding merchandise credits, gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the credit, certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding customer deposits of the Borrowers.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning specified in Section 6.13(a)(i); it being acknowledged and agreed that the term “DDA Notifications” shall also be deemed to include, without limitation, any such agreement executed and delivered pursuant to the Existing Agreement and the Existing Loan Documents which is in effect as of the Restatement Effective Date.

“Debt Service Charges” means for any Measurement Period, the sum of (a) Consolidated Interest Charges paid in cash or required to be paid in cash for such Measurement Period, plus (b) principal payments, other than Permitted Refinancings, made or required to be made on account of Indebtedness (excluding the Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, in each case determined on a consolidated basis in accordance with GAAP.

“Debtor Relief Laws ” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) two percent (2.0%) per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent (2.0%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Letters of Credit, plus two percent (2.0%) per annum.

“Default Right” has the meaning specified in Section 11.14(c).

“Defaulting Lender” means, subject to Section 2.17(d), any Revolving Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Lead Borrower, the Administrative Agent, any LC Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Lead Borrower, to confirm in writing to the Administrative Agent and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the LC Issuers, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive Sanction.

“Diligence Trigger Event” means (a) the occurrence of an Event of Default or (b) the failure of the Borrowers to maintain Availability (as calculated without giving effect to the Borrowing Base Block during the Availability Block Period) at least equal to the greater of (x) twenty-five percent (25.0%) of the Loan Cap and (y) $65,000,000, and such shortfall shall continue for a period of three (3) or more consecutive Business Days.

“Diligence Trigger Period” means any period commencing upon the occurrence of a Diligence Trigger Event and continuing to (a) if such Diligence Trigger Event arises as a result of an Event of Default, the date such Event of Default is waived in accordance with this Agreement (and no other Event of Default then exists), or (b) if such Diligence Trigger Event arises as a result of an event described in clause (b) of the definition of Diligence Trigger Event, the date upon which Availability (as calculated without giving effect to the Borrowing Base Block during the Availability Block Period) has equaled or exceeded the greater of (i) twenty-five percent (25.0%) of the Loan Cap and (y) $65,000,000, for a period of thirty (30) consecutive calendar days.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale, transfer, license or other disposition (whether in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise)) of any property (including, without limitation, any sale of any Equity Interests in another Person) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Disposed” shall have a correlative meaning thereto.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one hundred twenty (120) days after the Maturity Date; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Lead Borrower or any other Loan Party or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lead Borrower or any other Loan Party in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and (iii) if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and the other Loan Parties may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dividing Person” has the meaning specified in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“E-Commerce Agreement” means that certain E-Commerce Agreement, dated as of December 20, 2020, among Lead Borrower, Barnes & Noble College Booksellers, LLC, and MBS Textbook Exchange, LLC, and Fanatics, as in effect on the Restatement Effective Date (including as giving effect to that certain Side Letter Amending the Store Merchandising Agreement and Ecommerce Agreement dated as of April 16, 2024 by and among Lead Borrower, BNCB and MBS Textbook Exchange, LLC, FLC, and Fanatics), as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance herewith.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 10.10.

“Eligible Accounts Receivables” means Accounts arising from the sale of a Borrower’s Inventory (other than those consisting of Credit Card Receivables) or the rendition of services that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned by full performance and represents the bona fide amounts due to a Borrower from an account debtor, and in each case originated in the ordinary course of business of such Borrower, and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (r) below. Without limiting the foregoing, to qualify as an Eligible Accounts Receivable, an Account shall indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer pursuant to the terms of any written agreement or understanding), and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrowers to reduce the amount of such Eligible Account Receivable. Any Accounts meeting the foregoing criteria shall be deemed Eligible Accounts Receivables but only as long as such Account is not included within any of the following categories, in which case such Account shall not constitute an Eligible Account Receivable:

(a) Accounts that are not evidenced by an invoice;

(b) Accounts that have been outstanding for more than ninety (90) days from the invoice date or more than sixty (60) days past the due date;

(c) Accounts due from any account debtor for which more than 50.0% of the Accounts owing from such account debtor and its Affiliates are ineligible under clause (b) above.

(d) Accounts with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent pursuant to the Security Documents and other Permitted Encumbrances) or which are not subject to a first priority security interest in favor of the Collateral Agent;

(e) Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;

(f) Accounts which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of the Borrowers or are not payable in Dollars;

(g) Accounts which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents relating to Accounts;

(h) Accounts which are owed by any Affiliate of a Loan Party or Accounts in excess of $500,000 owed by any employee of a Loan Party;

(i) Accounts due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

(j) Accounts due from any Governmental Authority other than (i) Accounts for which all consents, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the account debtor or in connection with the enforcement of such Account by the Agents, in each case, have been duly obtained, effected or given or are in full force and effect and (ii) Eligible State University Accounts;

(k) Accounts (i) owing from any Person that is also a supplier to or creditor of a Loan Party or any of its Subsidiaries unless such Person has waived any right of setoff in a manner reasonably acceptable to the Administrative Agent, (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Loan Party or any of its Subsidiaries to discounts on future purchase therefrom or (iii) representing a progress billing;

(l) Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back;

(m) Accounts arising out of sales to account debtors outside the United States unless such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, reasonably acceptable to the Administrative Agent in its Permitted Discretion;

(n) Accounts evidenced by a promissory note or other instrument;

(o) Accounts consisting of amounts due from vendors as rebates or allowances;

(p) Accounts which are in excess of the credit limit for such account debtor established by the Loan Parties in the ordinary course of business and consistent with past practices;

(q) Accounts which include extended payment terms (datings) beyond those generally furnished to other account debtors in the ordinary course of business without the consent of the Administrative Agent; or

(r) Accounts which the Administrative Agent determines in its Permitted Discretion to be unacceptable for inclusion in the Borrowing Base.

For the avoidance of doubt, Eligible Accounts Receivables shall include the Accounts of MBS Textbook Exchange, LLC, subject to the foregoing exclusions and to the extent such Accounts otherwise constitute Eligible Accounts Receivables.

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates engaged in the ordinary course of its business in extending commercial loans; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $500,000,000; (c) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (d) any other Person approved by the Administrative Agent, the LC Issuer and the Swing Line Lender; provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries or (y) a natural person.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Borrower from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of such Borrower, and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (k) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable. Any Credit Card Receivables meeting the foregoing criteria shall be deemed Eligible Credit Card Receivables but only as long as such Credit Card Receivable is not included within any of the following categories, in which case such Credit Card Receivable shall not constitute an Eligible Credit Card Receivable:

(a) Credit Card Receivables which do not constitute an “Account” or a “Payment Intangible” (each as defined in the UCC);

(b) Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c) Credit Card Receivables with respect to which a Borrower does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Collateral Agent pursuant to the Security Documents and other Permitted Encumbrances);

(d) Credit Card Receivables that are not subject to a first priority security interest in favor of the Collateral Agent (it being the intent that chargebacks in the ordinary course by such processors shall not be deemed violative of this clause);

(e) Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback) by any Person;

(f) Credit Card Receivables as to which the processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card processor;

(g) Credit Card Receivables due from an issuer or payment processor of the applicable credit card which is the subject of any bankruptcy, insolvency or similar proceedings;

(h) Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(i) Credit Card Receivables which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(j) Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent;

(k) Credit Card Receivables that include the purchase of any Licensed Merchandise pursuant to which any amount is payable to FLC or Fanatics in accordance with any Merchandising Agreement, the amount of such Credit Card Receivables excluding amounts payable to FLC or Fanatics in accordance with any Merchandising Agreement as determined by the Lead Borrower in its reasonable discretion and approved by the Administrative Agent in its Permitted Discretion; or

(l) Credit Card Receivables which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course that, in each case, complies with each of the representations and warranties expressly respecting Inventory made by the Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below. The following items of Inventory shall not be included in Eligible Inventory:

(a) Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;

(b) Inventory that is leased by or is on consignment to a Borrower, or which is consigned by a Borrower to a Person that is not a Loan Party;

(c) Inventory that is not located in the United States of America (excluding territories or possessions of the United States);

(d) Inventory at a location that is owned or leased by a Borrower, except to the extent that the Borrowers have furnished the Administrative Agent with (i) any UCC financing statements or other documents that the Administrative Agent may reasonably determine to be necessary to perfect its security interest in such Inventory at such location, and (ii) with respect to any Material Storage Location, a Collateral Access Agreement executed by the Person owning any such Material Storage Location on terms reasonably acceptable to the Administrative Agent (other than Collateral Access Agreements not obtained to the extent permitted by Section 6.12(b));

(e) Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) that have been or are in the process of being returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) are not in compliance in all material respects with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, (vi) are bill and hold goods or (vii) are in-transit;

(f) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent, subject in priority only to any interest, title or lien of a landlord, lessor or other property owner under a Lease or applicable Laws (provided, that for the avoidance of doubt, no provisions with respect to the subordination of Liens or other landlord rights in any Collateral Access Agreement shall be deemed to violate this clause (f));

(g) Inventory that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

(h) Inventory that is not insured in compliance with the provisions of Section 6.07 hereof;

(i) Inventory that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;

(j) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party which has expired or has been terminated or with respect to which any Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement;

(k) Inventory acquired in a Permitted Acquisition, unless and until the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers reasonably satisfactory to the Collateral Agent, and, if applicable, has established an advance rate and/or Inventory Reserves therefor, and (B) such other due diligence as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents;

(l) Inventory subject to any lease, rental agreement or similar arrangement (i) if a default has occurred and is continuing under such lease, rental agreement or similar arrangement, (ii) at the time such lease, rental or similar agreement is entered into, the lessee fails to provide a valid credit card, debit card or similar credit support for all payment obligations under such agreement for the life of the agreement, or (iii) any Inventory subject to such lease, rental agreement or similar arrangement is unreturned at the end of such lease or rental period;

(m) Licensed Merchandise, regardless whether FLC, Fanatics or any Borrower is or is deemed to be the owner thereof; or

(n) Inventory which the Administrative Agent determines in its Permitted Discretion to be unacceptable for inclusion in the Borrowing Base.

“Eligible Rental Inventory” means rental inventory outstanding of the Loan Parties that satisfies the eligibility requirements of “Eligible Inventory”.

“Eligible State University Accounts” means Accounts that otherwise satisfy the eligibility requirements of “Eligible Accounts Receivable” and that are owing from colleges or universities that are agencies or political subdivisions of state or local Governmental Authorities and that arise in the ordinary course of business of the Borrowers from management agreements, textbook or course pack sales, trade or general merchandise sales, guarantees of payments due from students or otherwise.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any hazardous materials into the environment, including those related to hazardous substances or hazardous wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or membership or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or membership or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such membership or other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event ” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification to a Loan Party that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived or otherwise cured as provided in Section 10.01 hereof.

“Excess Cash” means, on any Business Day, the amount of cash and cash equivalents (but excluding cash equivalents and Permitted Investments of the type described in Section 7.02(b) which, in each case, are held in accounts controlled by the Administrative Agent in accordance with Section 6.13) of the Borrower and its Subsidiaries calculated on a consolidated basis, other than Excluded Cash, in excess of $25,000,000.

“Excluded Accounts” shall mean (a) payroll accounts, (b) health savings accounts, worker’s compensation accounts and other employee benefits accounts, (c) payroll withholding tax accounts and other tax (including sales tax) remittance accounts and (d) any other account that is used solely as an escrow account or as a fiduciary or trust account and not otherwise prohibited under this Agreement or any other Loan Document.

“Excluded Assets” has the meaning specified in the Security Agreement.

“Excluded Cash” means, as of any date, (a) any cash set aside (including proceeds of a Credit Extension borrowed) to pay obligations of the Loan Parties that either (i) are then due and owing to third parties and for which the Loan Parties have issued checks or have initiated wires or ACH transfers in order to pay such amounts or (ii) will be paid on or within one (1) Business Day of such date, (b) amounts on deposit in the Licensed Merchandise Account from time to time (in an aggregate amount not to exceed at any time 100% of the Revenue Share (as defined in the Merchandising Agreement as in effect as of the Restatement Effective Date or thereafter modified with the written consent of the Administrative Agent) reasonably expected to be due and payable to FLC in accordance with Section 6.2 of the Merchandising Agreement and the Merchandising Agreement Side Letter (the “Monthly FLC Revenue Share”) as of the next occurring Merchandising Agreement Monthly Settlement Date, plus any “Surplus” (up to but not exceeding the “Surplus Cap” (in each case, as defined in the Merchandising Agreement Side Letter)) permitted to be maintained therein under and in accordance with the terms and conditions of the Merchandising Agreement Side Letter, (c) petty cash maintained for local Store operations including cash on deposit in Store operating accounts (not to exceed $3,000,000 in the aggregate for all Store locations), (d) cash on deposit in any Specified Store Collection Accounts (in an amount not to exceed $500,000 in the aggregate at any time for all such Specified Store Collection Accounts), and (e) any cash constituting an Excluded Asset.

“Excluded Swap Obligation” means, with respect to any Borrower or any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee by any Borrower contained in Section 10.21 (or otherwise in the Loan Documents) or the Facility Guaranty of such Guarantor of, or the grant by such Borrower or Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower or Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.21(f) of this Agreement and any other “keepwell, support or other agreement” for the benefit of such Borrower or Guarantor and any and all guarantees of such Borrower or Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Borrower or Guarantor, or a grant by such Borrower or Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Order” has the meaning set forth in Section 10.18.

“Existing Agreement” has the meaning specified in the recitals to this Agreement.

“Existing Letters of Credit” means the “Letters of Credit” issued under and pursuant to (and as defined in) the Existing Agreement and outstanding on the Restatement Effective Date as more fully described on Schedule 1.04 hereto, all of which shall be deemed to be Letters of Credit issued under and pursuant to this Agreement.

“Existing Loan Documents” means the “Loan Documents” under (and as defined in) the Existing Agreement (including any amendments, restatements, supplements or other modifications thereto or thereof).

“Facility Guaranty” means any Guarantee made by the Guarantors in favor of the Credit Parties, including as set forth in Article XI hereto or in any guaranty agreement in form reasonably satisfactory to the Administrative Agent.

“Fanatics” means Fanatics Retail Group Fulfillment, LLC, and its permitted successors and assigns under the E-Commerce Agreement.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Original Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471 (b) (1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, collectively, each fee letter relating to the credit facilities provided under this Agreement or, to the extent relevant to (and payable during) periods after the Restatement Effective Date, under the Existing Agreement, between the Lead Borrower and any Lender or any Agent.

“Fiscal Month” means any fiscal month of any Fiscal Year determined in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year determined in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Year” means any period of twelve (12) consecutive months ending on the Saturday that is closest to the last day of April of any calendar year.

“FLC” means Fanatics Lids College, Inc., together with its permitted successors and assigns under the Merchandising Agreement.

“FLC Revenue Share Payment” has the meaning specified in the Merchandising Agreement Side Letter.

“FLC Revenue Share Payment Allocation” has the meaning specified in the Merchandising Agreement Side Letter.

“Foreign Assets Control Regulations” has the meaning specified in Section 10.18.

“Foreign Lender” means (a) if any Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if any Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary organized under the laws of a political subdivision outside of the United States.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any LC Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fronting Fee” has the meaning specified in Section 2.03(j).

“FSHCO” means any Domestic Subsidiary substantially all of the assets of which constitute Equity Interests or Indebtedness of CFCs.

“Fully Satisfied” means (a) with respect to any Secured Obligations or Obligations, as applicable, the full cash payment thereof, including all principal, interest and fees with respect thereto and any interest, fees and other charges accruing during a proceeding under any Debtor Relief Law (whether or not such amounts are allowed or allowable in whole or in part in such proceeding), but shall not include any roll up of any Secured Obligations or Obligations in any debtor in possession financing during any such proceeding; and (b) with respect to LC Obligations, Other Liabilities or Obligations that are inchoate or contingent in nature, the Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to the applicable Credit Party in its reasonable discretion, in the amount of required Cash Collateral). No Loans shall be deemed to have been Fully Satisfied until all Commitments related to such Loans have expired or been terminated. For the avoidance of doubt, any requirement that a Secured Obligation or Obligation be “Fully Satisfied” or paid in full or similar provisions shall be deemed to refer only to Secured Obligations or Obligations that may be satisfied by cash payment (including cash collateral and similar arrangements) thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien), but excluding in all cases endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 11.01.

“Guarantor” means each wholly-owned Subsidiary of the Lead Borrower (other than any Borrower, any CFC, any Subsidiary of a CFC, or any FSHCO) and each other Subsidiary of the Lead Borrower that is not a Borrower and that is required to execute and deliver a Facility Guaranty pursuant to Section 6.12; provided, that (i) any Guarantors shall only cease to be a Guarantor as a result of such Guarantor ceasing to be a wholly-owned Subsidiary of the Lead Borrower only if (A) at the time such Guarantor ceases to be a wholly-owned Subsidiary, the primary purpose of such transaction was for a bona fide business purpose (it being agreed, for the avoidance of doubt, any transaction the primary purpose of which is to evade the guarantee or collateral requirements pursuant to this Agreement and the other Loan Documents shall be deemed not to be a bona fide business purpose for all purposes hereunder), (B) (x) any such transaction has been consummated in compliance with this Agreement and the other Loan Documents and such release is not prohibited hereby and (y) the Lead Borrower shall have delivered to the Administrative Agent a written certificate of a Responsible Officer of the Lead Borrower certifying the conditions set forth in subclause (x) immediately above as being true and correct, (C) no Overadvance exists or would result from the consummation of such transaction or the ceasing of such Guarantor to be a wholly-owned Subsidiary of the Lead Borrower and a Guarantor hereunder, and (D) such Guarantor that ceases to be a wholly-owned Subsidiary shall not own any Material IP and (ii) any Subsidiary that is or becomes an obligor or a guarantor under any Material Indebtedness shall also be required to be joined hereto as a Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means each Subsidiary of the Lead Borrower that has been designated by the Lead Borrower in writing to the Administrative Agent as being an “Immaterial Subsidiary” for purposes of this Agreement and the other Loan Documents, provided, that for purposes of this Agreement, at no time shall (i) the total assets of all Immaterial Subsidiaries, as of the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) hereof, equal or exceed five percent (5.0%) of the Consolidated total assets of the Lead Borrower and its Subsidiaries, or (ii) any Immaterial Subsidiary own any assets of the type included in the Borrowing Base or any Intellectual Property, or (iii) the gross revenues of all Immaterial Subsidiaries for any Measurement Period equal or exceed five percent (5.0%) of the Consolidated gross revenues of the Lead Borrower and its Subsidiaries for such Measurement Period, in each case as determined in accordance with GAAP.

“Immersion” means Toro 18 Holdings and Immersion Corp.

“Immersion Acquisition” means the consummation immediately prior to or concurrently with the Restatement Effective Date of the transactions contemplated under and in accordance with the Securities Purchase and Debt Conversion Agreement, including, without limitation, Immersion’s purchase of the outstanding Equity Interests of the Lead Borrower and the 2L Conversion as provided therein.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and corporate and purchasing card obligations in the ordinary course of business and, in each case, paid in accordance with the payment terms thereof and otherwise not past due for more than 90 days);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness of such Person;

(g) (i) all Disqualified Stock and (ii) subject to the penultimate sentence of the definition of Disqualified Stock, all other obligations of such Person to purchase, redeem, retire, defease or otherwise make any cash payment, in each case under this clause (ii), on or prior to the date that is one hundred twenty (120) days after the Maturity Date, in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Cap Table” means, as of the Restatement Effective Date, the table set forth on Schedule 1.05 hereto.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date (or, if earlier, the Termination Date); provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first day of each calendar month and the Maturity Date (or, if earlier, the Termination Date).

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Internal Control Event” means (a) with respect to the Lead Borrower, a determination by management or the Audit Committee of the Board of Directors of the Lead Borrower or by the Lead Borrower’s Registered Public Accounting Firm that (i) a material weakness in internal controls over financial reporting, as described in PCAOB Auditing Standard No. 5, exists in the Lead Borrower’s internal control over financial reporting, or (ii) a member of the senior management of the Lead Borrower has committed a material act of fraud, and (b) with respect to any Subsidiary of the Lead Borrower, a determination by management or the Audit Committee of the Board of Directors of the Lead Borrower or by the Lead Borrower’s Registered Public Account Firm that (i) a material weakness in internal controls over financial reporting, as described in PCAOB Auditing Standard No. 5, exists in such Subsidiary’s internal control over financial reporting, or (ii) a member of the senior management of such Subsidiary has committed an act of fraud, in either case under this clause (b) that could reasonably be expected to result in an Material Adverse Effect.

“Inventory” has the meaning specified in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as may adversely affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on:

(a) obsolescence;

(b) seasonality;

(c) Shrink;

(d) imbalance;

(e) change in Inventory character;

(f) change in Inventory composition;

(g) change in Inventory mix;

(h) mark-downs (both permanent and point of sale);

(i) retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events;

(j) reasonably anticipated changes in appraised value of Inventory between appraisals; and

(k) out-of-date and/or expired Inventory.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) any Acquisition; provided, however, that any amount payable by a vendor to any Loan Party with respect to the return of inventory or supplies by such Loan Party to such vendor in the ordinary course of business shall not constitute an “Investment” hereunder so long as (i) such amount has not been outstanding for more than 150 days and (ii) such inventory is not then included in the Borrowing Base. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents ” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the LC Issuer and any Borrower or in favor the LC Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement, substantially in the form of Exhibit I hereto and otherwise in form satisfactory to the Administrative Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

“Laws” means each international, foreign, federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law, including, without limitation, all Environmental Laws.

“LC Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any LC Borrowing in accordance with its Applicable Percentage.

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Issuer” means Bank of America and JPMorgan Chase Bank, N.A., each in its capacity as issuer of Letters of Credit hereunder or as the issuers of Existing Letters of Credit under the Existing Agreement, or any successor issuer of Letters of Credit hereunder; provided that JPMorgan Chase Bank, N.A. will not have any obligation to issue Letters of Credit in an aggregate amount outstanding (including with respect to any Existing Letters of Credit issued by it) at any time in excess of $7,500,000. The LC Issuer may, in its discretion and with the consent of the Lead Borrower which shall not be unreasonably withheld, arrange for one or more Letters of Credit to be issued by Affiliates of the LC Issuer, in which case the term “LC Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. All singular references to the LC Issuer shall mean any LC Issuer, the LC Issuer that has issued the applicable Letter of Credit or all LC Issuers, as the context may require.

“LC Obligations” mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LC Borrowings. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Lender” means each of Bank of America, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Truist Bank.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto and includes any Lender indicated on Schedule 2.01 as a Revolving Lender, the Swing Line Lender, the Administrative Agent, to the extent of any Protective Advance, and any other Person who hereafter becomes a “Revolving Lender” pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit ” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder, and shall in all cases include any outstanding Existing Letters of Credit all of which shall be deemed to be Letters of Credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any applicable LC Issuer.

“Letter of Credit Expiration Date ” means the day that is five (5) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $30,000,000 (inclusive of the Existing Letters of Credit). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Commitments.

“Licensed Merchandise” means (a) with respect to merchandise subject to the Merchandising Agreement, “Licensed Merchandise” as defined therein and (b) with respect to merchandise subject to the E-Commerce Agreement, “Licensed Merchandise” as defined therein.

“Licensed Merchandise Account” means a segregated deposit account of Lead Borrower at JPMorgan Chase Bank, N.A., into which the FLC Revenue Share Payment Allocation shall be deposited and held until each Merchandising Agreement Monthly Settlement Date, which account shall be subject to a first priority lien in favor of FLC and a second priority lien in favor of the Credit Parties.

“Licensed Merchandise Documents” means the Merchandising Agreement, the Merchandising Agreement Side Letter, the E-Commerce Agreement and any other document, agreement or instrument entered into by any Loan Party pursuant to the foregoing or in connection with any Licensed Merchandise.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Collateral Agent, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Revolving Loan or a Swing Line Loan (including, in each case, any Protective Advance); it being agreed that any ”Loan” made under (and as defined in) the Existing Agreement and outstanding on or after the Restatement Effective Date shall be deemed to be a Loan made and to be outstanding pursuant to the terms of this Agreement.

“Loan Account” has the meaning specified in Section 2.11(a).

“Loan Cap” means, at any time of determination, an amount equal to the lesser of (a) the Aggregate Commitments at such time and (b) the Borrowing Base at such time.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letters, all Borrowing Base Certificates, the Blocked Account Agreements, the Securities Account Control Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Merchandising Agreement Side Letter, the Facility Guaranty, the Confirmation Agreement, the Perfection Certificate, each Committed Loan Notice and Swing Line Loan Notice, any subordination and/or intercreditor agreement to which the Administrative Agent and/or the Collateral Agent and any Loan Party (including as an acknowledgement party) is a party relating to any now or hereafter arising Indebtedness of the Loan Parties or to which any such Indebtedness is otherwise subject, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement or the Existing Agreement and any other instrument or agreement now or hereafter executed and delivered in connection herewith, and including without limitation, each of the Existing Loan Documents, in each case, as amended and in effect from time to time.

“Loan Party” means each Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of any Loan Party or the Lead Borrower and the other Loan Parties taken as a whole; (b) impairment of the ability of any Loan Party to perform its material obligations under any material Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of the Agent or the Lenders under any material Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect may be deemed to have occurred if the cumulative effect of such event and all other then-existing events would result in a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $20,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.

“Material IP” means any intellectual property owned by the Borrower or any Subsidiary to the extent such intellectual property is material to the business of the Borrower and its Subsidiaries (taken as a whole).

“Material Storage Location” means any warehouse or other leased storage or distribution facility in which $10,000,000 or more of Inventory is or may be located from time to time.

“Material Store Acquisition” means the acquisition of more than 50 bookstore contracts or leases in a single transaction or series of related transactions, either through assumption or replacement of existing contracts or leases between third parties and the applicable college, university or other educational institution.

“Maturity Date ” means June 9, 2028; provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum DDA Balance” means, with respect to each DDA, an amount equal to (a) $1,000 times (b) the aggregate number of Stores that maintain deposits in such DDA.

“Maximum Rate” has the meaning specified in Section 10.09.

“MBS Entities” means, collectively, MBS Textbook Exchange, LLC, a Delaware limited liability company, MBS Direct, LLC, a Delaware limited liability company, TXTB.COM LLC, a Delaware limited liability company, TextbookCenter LLC, a Delaware limited liability company, MBS Internet, LLC, a Delaware limited liability company, MBS Automation LLC, a Delaware limited liability company, and MBS Service Company LLC, a Delaware limited liability company.

“Measurement Period” means, at any date of determination, the most recently completed twelve (12) consecutive Fiscal Months of the Lead Borrower for which financial statements have or should have been delivered in accordance with Section 6.01 hereof or of the Existing Agreement.

“Merchandising Agreement” means that certain Store Merchandising Agreement, dated as of December 20, 2020, among Lead Borrower, Barnes & Noble College Booksellers, LLC, and MBS Textbook Exchange, LLC, and FLC, as in effect (including as giving effect to the Merchandising Agreement Side Letter and that certain Side Letter Amending the Store Merchandising Agreement and Ecommerce Agreement dated as of April 16, 2024 by and among Lead Borrower, BNCB and MBS Textbook Exchange, LLC, FLC, and Fanatics) on the Restatement Effective Date (and as thereafter amended, restated, supplemented or otherwise modified from time to time thereafter in accordance herewith).

“Merchandising Agreement Monthly Settlement Date” means the date in each 4-5-4 retail calendar month under the Merchandising Agreement that the “Net Revenue Share” (as defined in the Merchandising Agreement as in effect as of the Restatement Effective Date or thereafter modified with the written consent of the Administrative Agent) for such period is paid or due and payable to FLC in accordance with Section 6.2 of the Merchandising Agreement.

“Merchandising Agreement Side Letter” means that certain Second Amended and Restated Proceeds Lien Release Letter Agreement, dated as of June 10, 2024, by and among Lead Borrower, BNCB and MBS Textbook Exchange, LLC, FLC, and Administrative Agent as in effect as of the Restatement Effective Date or as may thereafter be amended, restated, supplemented or otherwise modified from time to time, in each case, with the prior written consent of the Administrative Agent and otherwise in accordance with the terms thereof.

“Merchandise Sale Report ” as required pursuant to the terms of the Merchandising Agreement Side Letter, a daily report prepared by the Company and delivered to the Administrative Agent and FLC on each Business Day (to be in form and substance acceptable to the Administrative Agent) setting forth (i) the amount of all proceeds from the sale of any Licensed Merchandise since the date of the last such report and (ii) a calculation of the FLC Revenue Share Payment and FLC Revenue Share Payment Allocation for such period.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the LC Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all LC Obligations, (iii) with respect to any Secured Obligations under any Bank Product or Cash Management Services, such amount as may be agreed between the Loan Party and Lender or Affiliate of a Lender party to such Swap Contract constituting a Bank Product or to such Cash Management Services, as applicable, and (iv) otherwise, an amount determined by the Administrative Agent, the Collateral Agent and the LC Issuer, as the case may be, in their sole discretion.

“Monthly FLC Revenue Share” has the meaning specified in the definition of “Excluded Cash.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Orderly Liquidation Value” means the appraised orderly liquidation value of the Borrowers’ Inventory, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of the Borrowers’ Inventory as set forth in the Borrowers’ inventory stock ledger, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by (and which such appraisal shall be reasonably satisfactory to) the Administrative Agent.

“Net Proceeds” means (a) with respect to any Disposition, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)), (C) commercially reasonable amounts provided as a funded reserve against any liabilities under any indemnification obligations or purchase price adjustments associated with such Dispositions, and (D) all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, and (b) with respect to the sale or issuance of any Equity Interest by any Loan Party, or the incurrence or issuance of any Indebtedness by any Loan Party, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the sum of (x) the underwriting discounts and commissions or arrangement or commitment fees payable, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party in connection therewith and (y) all distributions and other payments required to be made to minority interest holders in such Person as a result of such sale.

“Non-Consenting Lender” has the meaning specified in Section 10.01.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means (a) a promissory note (including an amended and restated promissory note) made by the Borrowers in favor of a Revolving Lender evidencing Revolving Loans made or deemed made by such Revolving Lender pursuant hereto, substantially in the form of Exhibit C-1 (a “Revolving Loan Note”) and (b) the Swing Line Note (including an amended and restated promissory note), substantially in the form of Exhibit C-2, as each may be amended, supplemented or modified from time to time.

“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan (including any Protective Advance) or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs and expenses are allowed claims in such proceeding; provided, however, for the avoidance of doubt, “Obligations” shall not include Other Liabilities but shall include (without double counting of the dollar amounts of) any “Obligations” under (and as such term is defined in) the Existing Agreement to the extent outstanding on the Restatement Effective Date, all of which shall hereafter be deemed to be outstanding under and pursuant to this Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” has the meaning specified in the Recitals to this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Liabilities ” means any obligation of any Loan Party (a) arising under any document or agreement relating to or (b) on account of (i) any Cash Management Services and/or (ii) any Bank Product.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any LC Obligations on any date, the amount of such LC Obligations on such date after giving effect to (A) any LC Credit Extension occurring on such date, in each case, inclusive of (but without double counting the dollar amounts of) any such amounts extended pursuant to the Existing Agreement and deemed outstanding hereunder after the Restatement Effective Date, and (B) any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overadvance” means any event or condition (including a Credit Extension) resulting in Availability at such time being less than (x) $0 or (y) if greater, the amount required to be maintained pursuant to Section 7.15(a) at such time.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Patriot Act” shall have the meaning specified in Section 4.01(g).

“Payment Conditions” means, with respect to any transaction, payment, distribution or other event conditioned on the satisfaction of “Payment Conditions” (each a “Subject Transaction”), the satisfaction of each of the following conditions after giving pro forma effect to such Subject Transaction:

(a) at least two years have elapsed from and after the Restatement Effective Date, it being acknowledged that in no event may the Payment Conditions be met or satisfied prior to such date; provided, however, that upon the Loan Parties’ delivery of financial statements pursuant to Section 6.01(a), (b) or (c) and a Compliance Certificate pursuant to Section 6.02(a) for the period ending December 31, 2024 or later demonstrating compliance with the covenants set forth in Sections 7.15(a), (b) and (c) (whether or not such covenants are then required to be tested) (the “Compliance Condition”), the two year period specified above in this clause (a) shall, solely in the case of Investments otherwise permitted hereunder or Permitted Acquisitions, in each case, otherwise subject to the Payment Conditions (any such Investment or Permitted Acquisition being a “Specified Transaction”), be deemed satisfied upon the delivery of such financial statements and Compliance Certificate.

(b) both immediately before and after giving effect to such Subject Transaction, no Default exists or would result therefrom;

(c) after giving effect to such Subject Transaction, (x) Availability as of the date of such Subject Transaction, (y) Pro Forma Excess Availability preceding the date of such Subject Transaction and (z) Projected Excess Availability following the date of the proposed consummation of such Subject Transaction shall, in each case, equal or exceed the greater of (i) 20% of the Loan Cap at such time and (ii) $52,500,000;

(d) the pro forma Consolidated Fixed Charge Coverage Ratio as determined as of the last day of the Measurement Period ending as of the last day of the then most-recent month preceding the Subject Transaction for which financial statements pursuant to Section 6.01(a), (b) or (c) and a Compliance Certificate pursuant to Section 6.02(a) have been delivered by the Lead Borrower to the Administrative Agent, as adjusted to give effect to any proposed or completed Subject Transactions during such period as if such Subject Transactions occurred on the first day of such Measurement Period, shall be not less than 1.10:1.00; provided, however, that, solely in the case of any Specified Transaction, (i) upon satisfaction of the Compliance Condition and (ii) so long as (x) Availability as of the date of such Specified Transaction, (y) Pro Forma Excess Availability preceding the date of such Specified Transaction and (z) Projected Excess Availability following the date of the proposed consummation of such Specified Transaction shall, in each case, equal or exceed the greater of (i) 25% of the Loan Cap at such time and (ii) $65,000,000, the Borrowers shall not be required to demonstrate compliance with the requirements of this clause (d) for such Specified Transaction.

(e) the Administrative Agent shall have received from the Lead Borrower a written certificate at least two (2) Business Days prior to such Subject Transaction (which shall be deemed recertified on and as of the date of the proposed Subject Transaction) certifying the satisfaction of (and setting forth, in reasonable detail, the calculations of) the conditions set forth in clauses (b), (c) and (d) above.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a Multiple Employer Plan, has made contributions at any time during the immediately preceding three plan years.

“Perfection Certificate” means that certain Perfection Certificate, dated as of the Restatement Effective Date and executed by the Lead Borrower and delivered to the Collateral Agent.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a) the Payment Conditions shall be satisfied with respect thereto;

(b) (i) if such Acquisition will be funded in whole or in part by proceeds of Loans, such Acquisition is not hostile and (ii) any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business substantially the same as one or more line or lines of Business;

(c) the Lead Borrower shall have furnished the Administrative Agent with at least seven (7) days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of each such intended Acquisition, including confirmation that all conditions to such intended Acquisition under this definition have been satisfied or will be satisfied in accordance with the terms hereof;

(d) if as of the notice date determined in accordance with the foregoing clause (c) with respect to such proposed Acquisition (in a single or series of related transactions) (i) Availability is less than or equal to fifty percent (50.0%) of the Loan Cap as of such date and (ii) the aggregate consideration (whether in cash, tangible property, notes or other property) is equal to or in excess of $30,000,000, the Lead Borrower promptly (and in any event, no less than seven (7) Business Days prior to the consummation of such Acquisition or such shorter period as may otherwise be agreed by the Administrative Agent in its reasonable discretion) shall furnish to the Administrative Agent and any such documentation, if any, that the Administrative Agent may reasonably request, which may include a current draft of the documents, agreements and instruments contemplated to be executed in connection therewith (and final copies thereof as and when executed), and a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition in the form prepared by the Loan Parties for their internal purposes.

“Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable business judgment, determined in a manner consistent with its credit procedures for asset-based lending transactions in the retail industry and otherwise in similar circumstances.

“Permitted Disposition” has the meaning specified in Section 7.05.

“Permitted Encumbrances” has the meaning specified in Section 7.01.

“Permitted Holder” means (i) Leonard Riggio, his spouse, his lineal descendants, and trusts for the exclusive benefit of any such individuals or the executor or administrator of the estate or the legal representative of any of such individuals or any entity controlled by them), (ii) Immersion and/or one or more of its affiliated entities controlled by or under common control with Immersion, (iii) Toplids Lendco, LLP and/or one or more of its affiliated entities controlled by or under common control with Toplids Lendco, LLP, and (iv) Vital Fundco, LLC and/or one or more of its affiliated entities controlled by or under common control with Vital Fundco, LLC.

“Permitted Indebtedness” has the meaning specified in Section 7.03.

“Permitted Investments” has the meaning specified in Section 7.02.

“Permitted Refinancing” means, with respect to any Indebtedness, any refinancing, refunding, renewal or extension of such Indebtedness, so long as (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (ii) such extension, renewal or replacement shall not result in an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are not materially less favorable, taken as a whole, to the Credit Parties than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended or are otherwise market terms.

“Permitted Self-Insurance Program” means a self-insurance program of the Lead Borrower and the other Loan Parties (a)(i) that is permitted under applicable Laws, (ii) of an amount and type customarily carried by Persons engaged in the same or similar business and operating in the same or similar locations, (iii) with respect to which the Lead Borrower has provided the Administrative Agent notice of activation of such program at least 30 days prior to such program becoming effective, and (iv) that otherwise satisfies the requirements set forth in Section 6.07; provided, however, that no self-insurance program may directly insure all or any portion of the Collateral unless (x) such self-insurance program satisfies the foregoing requirements and (y) the Collateral Agent (in consultation with the Lead Lenders) consents in writing (such consent not to be unreasonably withheld or delayed) to the form and substance of such self-insurance program; and (b) with respect to worker’s compensation that is permitted under applicable Laws and of an amount and type customarily carried by Persons engaged in the same or similar business and operating in the same or similar locations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrowers or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pro Forma Excess Availability” means, for any date of calculation, the pro forma average Availability for each Fiscal Month for the three Fiscal Month period then most recently ended prior to such date of calculation determined as if the applicable transaction or payment had been consummated at the beginning of such three Fiscal Month period.

“Pro Rata” means, with respect to any Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined (i) while the Aggregate Commitments are outstanding, by dividing the amount of such Lender’s Commitment by the amount of the Aggregate Commitments; and (ii) at any other time, by dividing the Outstanding Amount of such Lender’s Loans and LC Obligations by the aggregate Outstanding Amount of all Loans and LC Obligations.

“Projected Excess Availability” means, for any date of calculation, the projected average Availability for each Fiscal Month during the Six Month Period immediately following such date of calculation).

“Protective Advance” means any extension of credit hereunder (whether in the form of a Credit Extension or an advance made by the Administrative Agent) that is made (or deemed to exist) by the Administrative Agent, in its reasonable discretion (unless the Required Lenders direct the Administrative Agent not to make or to discontinue making Protective Advances), which:

(a) is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b) is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(c) is made to pay any other amount chargeable to any Loan Party hereunder; and

(d) together with all other Protective Advances then outstanding, shall not (i) exceed ten percent (10.0%) of the Loan Cap at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree.

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lender’s obligations with respect to Letters of Credit, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Protective Advance) for Unintentional Overadvances and such Unintentional Overadvances shall not reduce the amount of Protective Advances allowed hereunder, and further provided that in no event shall the Administrative Agent make Protective Advances, if after giving effect thereto, the principal amount of the Total Outstandings would exceed the Aggregate Commitments (as in effect prior to any termination of the Aggregate Commitments pursuant to Section 8.02 hereof).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning specified in Section 11.14(c).

“QFC Credit Support” has the meaning specified in Section 11.14.

“Real Estate” means (i) all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights of a Loan Party or in favor of a Loan Party relating thereto and all leases, tenancies, and occupancies thereof and (ii) all Leases.

“Real Property” means “real property” as such term is used in the UCC.

“Receivables Reserves” mean such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the collectability in the ordinary course of Eligible Accounts Receivables, including, without limitation, reserves for dilution.

“Recipient” means the Administrative Agent, the Collateral Agent, any Lender, any LC Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws, if and to the extent such Registered Public Accounting Firm is nationally recognized, and shall be independent of the Lead Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person (including, with respect to the Administrative Agent, the Administrative Agent Consultant) and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning specified in Section 9.12(b).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Committed Loan Notice, (b) with respect to a conversion or continuation of Revolving Loans, a Committed Loan Notice, (c) with respect to an LC Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50.0% of the sum of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the LC Issuer to make LC Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50.0% of the sum of the Total Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in LC Obligations and Swing Line Loans being deemed “held” by such

Revolving Lender for purposes of this definition); provided, that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders (provided, that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Lender that is the Swing Line Lender or applicable LC Issuer, as the case may be, in making such determination).

“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).

“Reserves” means all Inventory Reserves, Availability Reserves and Receivables Reserves.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer or vice president or director of finance of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder, provided, that for the purposes of any Committed Loan Notice, Letter of Credit Application and Swing Line Loan Notice, Responsible Officer shall also include any officer, director or manager of the treasury department of the Lead Borrower who is duly authorized to bind the Lead Borrower and with respect to whom the Administrative Agent has received an incumbency certificate (or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent), and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means the first date upon which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01, which for purposes of this Agreement is acknowledged to be June 10, 2024.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Revolving Commitment Fee” has the meaning specified in Section 2.09(a).

“Revolving Credit Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in LC Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name with respect to the Revolving Credit Facility on Schedule 2.01 or in any Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be reduced from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the collective reference to the Revolving Credit Commitments of the Revolving Lenders, including obligations to purchase participations in Swing Line Loans and LC Obligations.

“Revolving Lender” means each Lender indicated on Schedule 2.01 as a Revolving Lender of Revolving Loans and any other Person that becomes a “Revolving Lender” pursuant to an Assignment and Assumption.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Settlement Date” has the meaning specified in Section 2.14(a).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means all Obligations, all Guaranteed Obligations and all Other Liabilities, provided, that the “Secured Obligations” shall exclude any Excluded Swap Obligations, but shall include (without double counting the dollar amounts of) any “Secured Obligations” under (and as such term is defined in) the Existing Agreement to the extent outstanding on the Restatement Effective Date, all of which shall hereafter be deemed to be outstanding under and pursuant to this Agreement.

“Securities Account Control Agreement” means with respect to a securities account established by a Loan Party, an agreement in form and substance reasonably satisfactory to the Collateral Agent, establishing Control (as defined in the Security Agreement) of such account by the Collateral Agent and whereby the applicable securities intermediary agrees, during the Cash

Dominion Trigger Period, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party; it being acknowledged and agreed that the term “Securities Account Control Agreement” shall be deemed to include, without limitation, any such agreement executed and delivered to the Collateral Agent pursuant to the Existing Agreement and the Existing Loan Documents which is in effect as of the Restatement Effective Date.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Securities Purchase and Debt Conversion Agreement” means that certain Standby, Securities Purchase and Debt Conversion Agreement dated as of April 16, 2024 among the Lead Borrower, Toro 18 Holdings, TopLids LendCo, LLC, Vital Fundco, LLC, Outerbridge Capital Management, LLC, a Delaware limited liability company, and Selz Family 2011 Trust.

“Security Agreement” means the Amended and Restated Security Agreement dated as of the Restatement Effective Date among the Loan Parties and the Collateral Agent.

“Security Documents” means the Security Agreement, the Blocked Account Agreements, the Securities Account Control Agreements, the DDA Notifications, the Credit Card Notifications and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document (including the Existing Agreement and the Existing Loan Documents and ratified, reaffirmed and confirmed by the Loan Parties pursuant to the Confirmation Agreement) granting a Lien to secure any of the Secured Obligations (including, without limitation, any Lien that may be granted from time to time upon all or any portion of the Excluded Assets in accordance with Section 6.12(e)).

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Six Month Period” means any period of six (6) consecutive Fiscal Months taken as one accounting period.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10% (10.0 basis points); and with respect to Term SOFR means 0.10% (10.0 basis points).

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, the value of all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified Default ” means any event or condition that constitutes, or with the passage of time would constitute, an Event of Default under any of clauses (a), (b) (solely with respect to Section 7.15), (f), (g), (k), or (l) of Section 8.01.

“Specified Store Collection Accounts” has the meaning specified in Section 6.13(b).

“Specified Transaction” has the meaning specified in the definition of “Payment Condition.”

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Store” means any retail store (which may include any Real Property, Real Estate, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subject Transaction” has the meaning specified in the definition of “Payment Condition.”

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Super-Majority Required Lenders” means, as of any date of determination, Revolving Lenders holding more than 66.67% of the Aggregate Commitments or, if the Commitment of each Revolving Lender to make Revolving Loans and the obligation of the LC Issuer to make LC Credit Extensions have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than 66.67% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided, that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super-Majority Required Lenders (provided, that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or applicable LC Issuer, as the case may be, in making such determination).

“Supported QFC” has the meaning specified in Section 11.14.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Borrower or Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B, or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” means the promissory note (including an amended and restated promissory note) of the Borrowers substantially in the form of Exhibit C-2, payable to the order of the Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, and “Tax” shall mean any such Taxes.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 2.50% per annum, Term SOFR shall be deemed 2.50% per annum for purposes of this Agreement.

“Term SOFR Loan” means a Revolving Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII or (iii) the termination of the Commitments in accordance with Section 2.06 hereof.

“Toro 18 Holdings” means Toro 18 Holdings LLC, a Delaware limited liability company.

“Total Outstandings” means, the aggregate Outstanding Amount of all Loans and LC Obligations.

“Trading With the Enemy Act” has the meaning specified in Section 10.18.

“Transactions” means collectively, (a) the consummation of the transactions contemplated by the Loan Documents, (b) the consummation of the Immersion Acquisition and the other securities offerings and purchases contemplated by and consummated in accordance with the Securities Purchase and Debt Conversion Agreement and (c) consummation of the 2L Conversion in accordance with the Securities Purchase and Debt Conversion Agreement.

“Type” means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UFCA” has the meaning specified in Section 10.21(d).

“UFTA” has the meaning specified in Section 10.21(d).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Credit Parties, including, without limitation, (a) a reduction in the appraised value of property or assets included in the Borrowing Base, (b) components of the Borrowing Base on any date thereafter being deemed ineligible, (c) the imposition of, or increase in, any Reserve or a reduction in advance rates after the funding of any Loan or advance or the issuance, renewal or amendment of a Letter of Credit, (d) the return of uncollected checks or other items of payment applied to the reduction of Loans or other similar involuntary or unintentional actions, or (e) any misrepresentation by the Loan Parties.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Updated Borrowing Base Requirement” has the meaning specified in Section 6.02(b).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Weekly Reporting Period” means any period commencing on a Weekly Reporting Trigger Event and continuing to (a) if such Weekly Reporting Trigger Event arises as a result of an Event of Default, the date that such Event of Default is waived in accordance with this Agreement (and no other Event of Default then exists), or (b) if such Weekly Reporting Trigger Event arises as a result of clause (b) of the definition of Weekly Reporting Trigger Event, the date upon which Availability (as calculated without giving effect to the Borrowing Base Block during the Availability Block Period) has equaled or exceeded the greater of (x) seventeen and one-half percent (17.5%) of the Loan Cap and (y) $45,000,000 for a period of thirty (30) consecutive calendar days.

“Weekly Reporting Trigger Event” means (a) the occurrence of an Event of Default or (b) Availability (as calculated without giving effect to the Borrowing Base Block during the Availability Block Period) at any time is less than the greater of (x) seventeen and one-half percent (17.5%) of the Loan Cap and (y) $45,000,000 and such shortfall shall continue for a period of three (3) or more consecutive Business Days.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) except to the extent otherwise set forth in this Agreement, the word “ promptly” when used with respect to any action or delivery by any Loan Party shall mean as soon as reasonably possible, but no later than five (5) Business Days.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements for the Fiscal Year ended April 29, 2023, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for the Fiscal Year ended April 29, 2023 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Interest Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or by the terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

1.07 Ratio Adjustments for Acquisitions and Dispositions.

(a) Ratio Acquisition Adjustments. Except as otherwise expressly provided herein, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period (or a portion of a period) that includes the date of the consummation of any Permitted Acquisition, references to “Lead Borrower and the other Loan Parties” shall include each acquired Person (if such Person becomes a Loan Party during such period of measurement), or lines of business, as applicable, and the Consolidated EBITDA and each other component of Consolidated Fixed Charge Coverage Ratio of such acquired Person (if such Person becomes a Loan Party during such period of measurement) or line of business (such Consolidated EBITDA and other components to be formulated on the basis of the definitions set forth herein), as if the Acquisition had been consummated on the first day of any such period of measurement.

(b) Ratio Disposition Adjustments. Except as otherwise expressly provided herein, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period (or a portion of a period) that includes the date of any Disposition of a Loan Party or line of business, as applicable, Consolidated EBITDA and each other component of Consolidated Fixed Charge Coverage Ratio shall be determined on a historical pro forma basis to exclude the results of operations of such Loan Party or line of business, as applicable so Disposed.

1.08 [Reserved].

1.09 Notices Generally. Unless otherwise expressly provided herein, any notice required to be provided by the Loan Parties shall be substantially in the form of notice attached as Exhibit M hereto.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Revolving Loans; Reserves.

(a) Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate outstanding amount not to exceed at any time the lesser of (x) the amount of such Revolving Lender’s Revolving Credit Commitment, or (y) such Revolving Lender’s Applicable Percentage of the Borrowing Base, subject in each case to the following limitations:

(i) after giving effect to any Committed Borrowing under this Section 2.01, the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all LC Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans, plus such Revolving Lender’s Applicable Percentage of Protective Advances shall not exceed such Lender’s Revolving Credit Commitment,

(ii) the Outstanding Amount of all LC Obligations shall not at any time exceed the Letter of Credit Sublimit,

(iii) after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the Loan Cap or result in an Overadvance.

Within the limits of each Revolving Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein. It is acknowledged and agreed that Revolving Loans made pursuant to the Existing Agreement and outstanding on the Restatement Effective Date shall be deemed to be Loans and Revolving Loans made hereunder, and from and after the Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.

(b) The Administrative Agent shall have the right, at any time and from time to time upon not less than two (2) Business Days’ prior notice, in its Permitted Discretion to establish, and modify or eliminate, Reserves; provided, that during such notice period, solely for purposes of any determination of the Borrowing Base in connection with a Request for Credit Extension, the Borrowing Base shall be calculated after giving effect to such Reserves; provided, further, that that no such prior notice shall be required (a) for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized, (b) for changes to Reserves or establishment of additional Reserves if a Material Adverse Effect has occurred or it could be reasonably likely that a Material Adverse Effect could occur were such Reserve not changed or established prior to the expiration of such two (2) Business Day period, or (c) if an Event of Default shall have occurred and be continuing.

2.02 Borrowings, Conversions and Continuations of Revolving Loans.

(a) Revolving Loans (other than Swing Line Loans) shall be either Base Rate Loans or Term SOFR Loans as the Lead Borrower may request subject to and in accordance with this Section 2.02. All Swing Line Loans shall be only Base Rate Loans. Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

(b) Each Committed Borrowing of Revolving Loans (other than those made prior to the Restatement Effective Date and deemed to be made hereunder), each conversion of Revolving Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c) and Section 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Notwithstanding the foregoing, but subject to the remaining terms and conditions of this Agreement (including without limitation the conditions precedent to the Lenders’ obligation to honor any request for a Committed Borrowing of Revolving Loans) if any Committed Borrowing of Revolving Loans in any of the foregoing minimum amounts with respect to Base Rate Loans would cause an Overadvance to exist or occur after giving effect to such Committed Borrowing, such Committed Borrowing may be made in such lesser amount as is necessary to avoid the existence or occurrence of such an Overadvance immediately after giving effect to such Committed Borrowing. Each Committed Loan Notice shall specify (i) whether the Lead Borrower is requesting a Committed Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type (if any) of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Lead Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(c) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Applicable Percentage of the applicable Revolving Loans, and if no timely notice of conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding section. In the case of a Committed Borrowing, each applicable Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01, the Administrative Agent shall make all funds so received available to the Borrowers in as received by the Administrative Agent either by (i) crediting the account of the Lead Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower;

provided, however, that if, on the date the Committed Loan Notice with respect to any such Borrowing of Revolving Loans is given by the Lead Borrower, there are LC Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such LC Borrowings, and second, shall be made available to the Borrowers as provided above.

(d) The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge, Credit Party Expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby, provided, that no such charge shall increase the time that any Protective Advance may remain outstanding. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05(c), Section 2.05(d) or Section 2.05(e). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(e) Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the Consent of the Required Lenders.

(f) The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(g) After giving effect to all Committed Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than seven (7) Interest Periods total in effect with respect to Revolving Loans.

(h) The Administrative Agent, the Lenders, the Swing Line Lender and the LC Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance exists or would result; provided that the Administrative Agent may, in its reasonable discretion, make Protective Advances without the consent of the Lenders, the Swing Line Lender and the LC Issuer (and notwithstanding the failure of any condition set forth in Section 4.02 to be then satisfied) and each Lender shall be bound thereby; provided, further, however, that the Administrative Agent shall cease making Protective Advances if so directed by the Required Lenders. Any Protective Advance may be in the form of a Swing Line Loan or a Letter of Credit. A Protective Advance is for the account of the Borrowers and shall constitute a Revolving Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(c). The making of any such Protective Advance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Protective Advance on any other occasion or to permit such Protective Advance to remain outstanding. The making by the Administrative Agent of a Protective Advance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans. The Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s). Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage of such Protective Advance. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Revolving Lender, such Revolving Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request that the Revolving Lenders make a Revolving Loans to repay a Protective Advance. At any other time, the Administrative Agent may require the Revolving Lenders to fund their risk participations in such Protective Advances. No funding of a Protective Advance shall constitute a waiver by the Administrative Agent or the Lenders of any Default or Event of Default relating thereto. No Loan Party shall be a beneficiary of this Section nor authorized to enforce any of its terms.

(i) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Lead Borrower, the Administrative Agent, and such Lender.

(j) With respect to SOFR or Term SOFR, the Administrative Agent will have the right in consultation with the Lead Borrower to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the LC Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Effective Date until the Termination Date (or the date of termination of the Commitments, if earlier), to issue Letters of Credit for the account of the Borrowers, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided, that after giving effect to any LC Credit Extension with respect to any Letter of Credit, (x) no Overadvance shall result or exist after giving effect to the issuance, extension or amendment of any such Letter of Credit, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all LC Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans and Protective Advances shall not exceed such Revolving Lender’s Revolving Credit Commitment and (z) the Outstanding Amount of the LC Obligations shall not exceed the Letter of Credit Sublimit (or, with respect to Letters of Credit issued by JPMorgan Chase Bank, N.A., the sublimit for JPMorgan Chase Bank, N.A. as described in the definition of “LC Issuer”). Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the LC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Any LC Issuer (other than Bank of America or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such LC Issuer, provided, that (A) until the Administrative Agent advises any such LC Issuer that the provisions of Section 4.02 are not satisfied, or (B) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and the LC Issuer, such LC Issuer shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such LC Issuer during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such LC Issuer may agree. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto on the Restatement Effective Date, and from and after the Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii) The LC Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of a requested Standby Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the LC Issuer and the Administrative Agent each consent, in their sole discretion, to a later expiry date; or

(B) the expiry date of a requested Commercial Letter of Credit would occur more than 180 days after the date of issuance or last extension, unless the LC Issuer and the Administrative Agent each consent, in their sole discretion, to a later expiry date; or

(C) the expiry date of any requested Letter of Credit would occur after the fifth day prior to the Letter of Credit Expiration Date, unless such Letter of Credit is required to be (and at the applicable time is) Cash Collateralized on or prior to the thirtieth day prior to the Letter of Credit Expiration Date.

(iii) The LC Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the LC Issuer from issuing such Letter of Credit, or any Law applicable to the LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the LC Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which the LC Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the LC Issuer applicable to letters of credit generally;

(C) such Letter of Credit is to be denominated in a currency other than Dollars; provided, that if the LC Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated;

(D) such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(E) a default with respect to any Revolving Lender’s reimbursement or funding obligations under Section 2.03(c) exists or any Revolving Lender is at such time a Defaulting Lender, unless the LC Issuer has entered into arrangements satisfactory to the LC Issuer (in its sole discretion) with the Borrowers or such Revolving Lender to eliminate the LC Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which the LC Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The LC Issuer shall not amend any Letter of Credit if the LC Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) The LC Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the LC Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the LC Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the LC Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the LC Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the LC Issuer (with a copy to the Administrative Agent) or online, consistent with past practice, in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the LC Issuer, by personal delivery or by any other means acceptable to the LC Issuer. Such Letter of Credit Application must be received by the LC Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such other date and time as the Administrative Agent and the LC Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the LC Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; thereunder; (G) the purpose and nature of the requested Letter of Credit and (H) such other matters as the LC Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the LC Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the LC Issuer may require. Additionally, the Lead Borrower shall furnish to the LC Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the LC Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the LC Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, the LC Issuer will provide the Administrative Agent with a copy thereof. Unless the LC Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the LC Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the LC Issuer’s usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Revolving Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the LC Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit. Upon any change in the Revolving Credit Commitments under this Agreement, it is hereby agreed that with respect to all LC Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Revolving Lenders.

(iii) If the Lead Borrower so requests in any applicable Letter of Credit Application, the LC Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that any such Auto-Extension Letter of Credit must permit the LC Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the LC Issuer, the Lead Borrower shall not be required to make a specific request to the LC Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the LC Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than twelve months following the Letter of Credit Expiration Date; provided, however, that the LC Issuer shall not permit any such extension if (A) the LC Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the LC Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the LC Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the LC Issuer shall notify the Lead Borrower and the Administrative Agent thereof; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the LC Issuer and the Revolving Lenders with respect to any such payment. Not later than 11:00 a.m. on the Business Day following the date of any payment by the LC Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the LC Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the LC Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the LC Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the LC Issuer at the Administrative Agent’s Office in an amount in Dollars equal to its Applicable Percentage of the Dollar equivalent (as determined in good faith by the applicable LC Issuer) of the Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the LC Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the LC Issuer an LC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate (determined for Loans). In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the LC Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such LC Borrowing and shall constitute an LC Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Revolving Loan or LC Advance pursuant to this Section 2.03(c) to reimburse the LC Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the LC Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Loans or LC Advances to reimburse the LC Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the LC Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan Notice). No such making of an LC Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the LC Issuer for the amount of any payment made by the LC Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the LC Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the LC Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the LC Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the LC Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the LC Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Committed Borrowing or LC Advance in respect of the relevant LC Borrowing, as the case may be. A certificate of the LC Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the LC Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s LC Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the LC Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s LC Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the LC Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the LC Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the LC Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Secured Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the LC Issuer for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the LC Issuer of any requirement that exists for the LC Issuer’s protection and not the protection of the Borrowers or any waiver by the LC Issuer which does not in fact materially prejudice the Borrowers;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the LC Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or

(ix) the fact that any Event of Default shall have occurred and be continuing.

The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the LC Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the LC Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of LC Issuer. Each Revolving Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the LC Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the LC Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the LC Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Issuer shall be liable or responsible for any of the matters described in clauses

(i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the LC Issuer, and the LC Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the LC Issuer’s willful misconduct or gross negligence, bad faith or the LC Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the LC Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and except as expressly stated above, the LC Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The LC Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) [Reserved].

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the LC Issuer and the Lead Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the LC Issuer shall not be responsible to the Borrowers for, and the LC Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the LC Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the LC Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.17, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Term SOFR Loans times the maximum daily amount available to be drawn under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first calendar day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all Letter of Credit Fees shall accrue at the Default Rate (determined for Loans) and thereafter such Letter of Credit Fees shall accrue at such Default Rate to the fullest extent permitted by applicable Laws.

(j) Fronting Fee and Documentary and Processing Charges Payable to LC Issuer. The Borrowers shall pay directly to the LC Issuer for its own account a fronting fee (each, a “Fronting Fee”) (i) with respect to each commercial Letter of Credit, one-eighth of one percent (0.125%), computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Lead Borrower and the LC Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment and (iii) with respect to each Standby Letter of Credit, one-eighth of one percent (0.125%) per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears and payable on the first calendar day of each January, April, July and October in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the LC Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the LC Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its sole discretion and in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Lead Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and LC Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) no Overadvance exists or would result after giving effect to such Swing Line Loan, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender (other than the Swing Line Lender) at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all LC Obligations at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Revolving Lender’s Revolving Credit Commitment, and provided, further, that without limitation of the foregoing, the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure; and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender (other than the Swing Line Lender) shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided, that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent at the request of the Required Lenders prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Lead Borrower at its office by crediting the account of the Lead Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) Subject to the provisions of Section 2.14, the Swing Line Lender at any time in its sole and absolute discretion may request, and no less frequently than weekly shall request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Revolving Lender make a Base Rate Loan in the form of a Revolving Loan in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan in the form of a Revolving Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its reasonable discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Secured Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Voluntary Prepayments of Revolving Loans.

(i) The Borrowers may, upon notice to the Administrative Agent and delivery to the Administrative Agent of a prepayment notice in form and substance reasonably satisfactory to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided, that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of Term SOFR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Revolving Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. The Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Loan, any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentages of the Revolving Credit Facility.

(ii) [Reserved].

(b) Voluntary Prepayments of Swing Line Loans. The Borrowers may, upon notice to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a prepayment notice in form and substance reasonably satisfactory to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) Mandatory Prepayments; Excess Loan Amounts.

(i) If for any reason any Overadvance shall occur or exist (it being agreed that any such Overadvance shall at all times constitute part of the Secured Obligations), the Borrowers shall immediately prepay Revolving Loans, Swing Line Loans and LC Borrowings and/or Cash Collateralize the LC Obligations (other than LC Borrowings) in an aggregate amount sufficient to eliminate such Overadvance; provided, however, that the Borrowers shall not be required to Cash Collateralize the LC Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans an Overadvance shall continue to exist.

(ii) [Reserved].

(d) Cash Dominion. During a Cash Dominion Trigger Period, the Borrowers shall prepay the Loans in accordance with the provisions of Section 6.13 and, if an Event of Default shall have occurred and be continuing, Cash Collateralize the LC Obligations in accordance with the provisions of Section 2.16.

(e) Dispositions. If after any Disposition of any Inventory or Accounts (other than Dispositions of Inventory in the ordinary course of business), any Overadvance shall occur or exist (as, determined after giving pro forma effect to such Disposition), promptly upon receipt of Net Proceeds of such Disposition the Borrowers shall (i) apply such Net Proceeds to prepay Revolving Loans, Swing Line Loans, and LC Borrowings and (ii) if, after giving effect to such prepayment of Revolving Loans, Swing Line Loans, and LC Borrowings such Overadvance is not eliminated, Cash Collateralize the LC Obligations (other than LC Borrowings) in an aggregate amount equal to such excess. The application of such amount to the prepayment of Loans and Cash Collateralization of the LC Obligations in accordance with this Section 2.05(e) shall not reduce the Revolving Credit Commitments.

(f) Application of Prepayments. Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05 (other than clause (i) of Section 2.05(c)), first, shall be applied to any outstanding Protective Advances, second, shall be applied ratably to the LC Borrowings and the Swing Line Loans, third, shall be applied ratably to the outstanding Revolving Loans that are Base Rate Loans, fourth, shall be applied ratably to the outstanding Revolving Loans that are Term SOFR Loans, fifth, if an Event of Default shall have occurred and be continuing, shall be used to Cash Collateralize the remaining LC Obligations; and sixth, the amount remaining, if any, may be retained by the Borrowers for use in the ordinary course of their business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the LC Issuer or the Lenders, as applicable.

(g) [Reserved].

2.06 Termination or Reduction of Commitments.

(a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided, that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments or an Overadvance exists or would result therefrom, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of LC Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit.

(b) If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(c) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit, or the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Revolving Credit Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees (including, without limitation, commitment fees and Letter of Credit Fees) and interest in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) [Reserved].

(b) Generally. On the Termination Date, the Borrowers shall cause all Secured Obligations to be Fully Satisfied.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)

(i) If any amount payable by the Loan Parties under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clause (b)(i) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that immediately upon the occurrence of an Event of Default pursuant to Section 8.01(f), all amounts shall automatically bear interest at a fluctuating interest rate per annum at all times thereafter equal to the Default Rate, without any request, demand or notice from the Required Lenders to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Except as provided in Section 2.08(b)(iii), interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Revolving Credit Facility Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender, in accordance with its Applicable Percentage of the Revolving Credit Facility, a commitment fee (the “Revolving Commitment Fee”), payable quarterly in arrears on the first calendar day of each calendar quarter, commencing with the first such date to occur after the Restatement Effective Date and on the last day of the Availability Period, equal to the Applicable Commitment Fee Percentage times the average daily amount by which the Aggregate Commitments exceeded the Average Usage, in each case calculated on a per annum basis for the actual number of days elapsed in the applicable calendar quarter ending on the day immediately preceding the related payment date (or, if applicable, the actual number of days in the applicable calendar quarter to and including last day of the Availability Period), and subject to adjustment as provided in Section 2.17. The Revolving Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards Average Usage for purposes of determining the Revolving Commitment Fee.

(b) [Reserved].

(c) Other Fees. The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made (or deemed made) by each Lender hereunder shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Any failure to so attach or endorse, or any error in doing so, shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note with appropriate indemnification provisions in form and substance reasonably satisfactory to the Borrowers and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage of the Revolving Credit Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall, at the option of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Funding by Lenders; Presumption by Administrative Agent.

(i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or the LC Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the LC Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the applicable Lenders or the LC Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the applicable Lenders or the LC Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such applicable Lender or the LC Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent promptly shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Revolving Lenders hereunder to make Revolving Loans and to fund participations in Letters of Credit, Swing Line Loans and Protective Advances are several and not joint. The obligations of the Lenders hereunder to make payments pursuant to Section 10.04(c) and Section 9.14 are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 10.04(c) or Section 9.14 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 10.04(c) or Section 9.14.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unreimbursed Amounts, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Unreimbursed Amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unreimbursed Amounts then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its Pro Rata share thereof as provided herein (including in contravention of the priorities of payment set forth in Section 2.05(f) or Section 8.03, as applicable), then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably and in the priorities set forth in Section 2.05(f) or Section 8.03, as applicable, provided, that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in LC Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Settlement Among Lenders.

(a) The amount of each Revolving Lender’s Applicable Percentage of outstanding Revolving Loans (including outstanding Swing Line Loans and Protective Advances), shall be computed weekly (or more frequently in the Administrative Agent’s reasonable discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swing Line Loans and Protective Advances) and repayments of Loans (including Swing Line Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Revolving Settlement Date”) following the end of the period specified by the Administrative Agent.

(b) The Administrative Agent shall deliver to each of the Revolving Lenders promptly after a Revolving Settlement Date a summary statement of the amount of outstanding Revolving Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Revolving Lender its Applicable Percentage of repayments, and (ii) each Revolving Lender shall transfer to the

Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Revolving Lender shall be equal to such Lender’s Applicable Percentage of all Revolving Loans outstanding as of such Revolving Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Revolving Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

2.15 [Reserved].

2.16 Cash Collateral.

(a) Certain Credit Support Events. If (i) the LC Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LC Borrowing, (ii) as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(a)(iii), or (iv) there shall exist a Defaulting Lender that is a Revolving Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Collateral Agent, the Administrative Agent or the LC Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(b) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Collateral Agent, for the benefit of the Administrative Agent, the LC Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent or the Collateral Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Collateral Agent or the LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent or the Collateral Agent, pay or provide to the Collateral Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America except that, other than during the continuance of an Event of Default, Permitted Investments of the type listed in Section 7.02(b) may be made at the request of the Lead Borrower at the option and in the reasonable discretion of the Collateral Agent (and at the Borrowers’ risk and expense) and interest or profits, if any, on such investments shall accumulate in such account. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Section 2.03, Section 2.05, Section 2.17 or Section 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent, the Collateral Agent and the LC Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the LC Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Super-Majority Required Lenders”, and Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the pro rata payment of any amounts owing by such Defaulting Lender to the Agents hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Lead Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, [reserved]; sixth, if so determined by the Administrative Agent and the Lead Borrower, to be held in a deposit account and released pro rata in order (x) to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) to Cash Collateralize the LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; seventh, to the payment of any amounts owing to the Lenders, the LC Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and last, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans or LC Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.17(b) below, (y) pay to the LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(b) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate outstanding principal amount of Revolving Loans and participation in LC Obligations and Swing Line Loan of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.13 hereof, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(c) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the LC Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(d) Defaulting Lender Cure. If the Lead Borrower, the Administrative Agent, the Collateral Agent, the Swing Line Lender and the LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(b)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY;

APPOINTMENT OF LEAD BORROWER

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by such Loan Party or the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of Section 3.01(a), each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each Loan Party shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the LC Issuer, shall be conclusive absent manifest error. Each Loan Party shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the LC Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the LC Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the LC Issuer (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and each Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and each Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the LC Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the LC Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the LC Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority as provided in this Section 3.01, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit N-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Lead Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Lead Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date under (and as defined in) the Existing Agreement, the Borrowers and the Administrative Agent shall not treat (and the Lenders hereby authorize the Administrative Agent to treat) the Existing Agreement or this Agreement as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the LC Issuer, or have any obligation to pay to any Lender or the LC Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the LC Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that the Borrowers, upon the request of the Recipient, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrowers pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the LC Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Lead Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Lead Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right in consultation with the Lead Borrower to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Lead Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the LC Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the LC Issuer any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Term SOFR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the LC Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the LC Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the LC Issuer, the Borrowers will pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the LC Issuer determines that any Change in Law affecting such Lender or the LC Issuer or any Lending Office of such Lender or such Lender’s or the LC Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the LC Issuer’s capital or on the capital of such Lender’s or the LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the LC Issuer, to a level below that which such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the LC Issuer’s policies and the policies of such Lender’s or the LC Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the LC Issuer setting forth the amount or amounts necessary to compensate such Lender or the LC Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Lead Borrower shall be presumptively correct absent manifest error. The Borrowers shall pay such Lender or the LC Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the LC Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation, provided, that the Borrowers shall not be required to compensate a Lender or the LC Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the LC Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 days period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower; or

(c) any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrowers through any Lending Office, provided, that the exercise of this option shall not affect the obligation of the Borrowers to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any Indemnified Taxes or additional amount to any Lender, or LC Issuer or any Governmental Authority for the account of any Lender or LC Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or LC Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or LC Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or LC Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or LC Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or LC Issuer, as the case may be, in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Secured Obligations hereunder and resignation of the Administrative Agent.

3.08 Designation of Lead Borrower as Borrowers’ Agent.

(a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower shall have joint and several liability in respect of all Secured Obligations, without regard to any defense (other than the defense of payment), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Credit Parties, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and such Secured Obligations of the Borrowers shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against any Borrower or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. Each Borrower hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a Request for Credit Extension) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Credit Extensions made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Credit Extensions, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agents, the LC Issuer or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other Person under any other guarantee of, or security for, any of such amounts owing hereunder.

(c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions to Effectiveness. The effectiveness of this Agreement, the amendment and restatement of the Existing Agreement on the Restatement Effective Date, and the obligation of the LC Issuer and each Lender to make or continue any Credit Extension hereunder are, in each case, subject to satisfaction or due waiver in accordance with Section 10.01 of each of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated (unless otherwise specified below) as of the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance satisfactory to the Administrative Agent and the Required Lenders:

(i) executed counterparts of this Agreement (to be accompanied by all Exhibits and Schedules hereto) in sufficient number for distribution to the Administrative Agent, each Lender and the Lead Borrower;

(ii) executed counterparts of the Confirmation Agreement;

(iii) executed counterparts of the Fee Letter;

(iv) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(v) the Security Documents set forth on Schedule 1.01A hereto (the List of Closing Documents), each duly executed by the applicable Loan Parties;

(vi) a Perfection Certificate and a Borrowing Base Certificate, in each case, dated as of the Restatement Effective Date and duly executed by a Responsible Officer of the Lead Borrower;

(vii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(viii) copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(ix) a favorable opinion of Paul Hastings LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and as to such matters concerning the Loan Parties, this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, as the Administrative Agent may reasonably request (including, without limitation, with respect to enforceability, due authorization and perfection of the Liens in favor of the Collateral Agent);

(x) a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in clauses (a), (b) and (c) of Section 4.02 are satisfied (after giving effect to the consummation of the Transactions contemplated under this Agreement, the other Loan Documents, the Securities Purchase and Debt Conversion Agreement and the instruments, documents and agreements relating thereto, in each case, on the Restatement Effective Date), (B) that there has been no event or circumstance since the last day of the Fiscal Year most recently then ended prior to the Restatement Effective Date for which Audited Financial Statements have been delivered to the Administrative Agent that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect and (D) setting forth in a table attached thereto the revised capital structure and capitalization of the Lead Borrower and its Subsidiaries after giving effect to the Transactions;

(xi) evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Collateral Agent required under the Loan Documents have been obtained and are in effect;

(xii) a certificate from the chief financial officer of the Lead Borrower, satisfactory in form and substance to the Administrative Agent, attesting to the Solvency of the Loan Parties on a consolidated basis as of the Restatement Effective Date after giving effect to the Transactions;

(xiii) (x) an executed payoff letter with respect to the Subordinated Term Loan Obligations (as such term was defined in the Existing Agreement immediately prior to the Restatement Effective Date), reflecting the termination of (i) the Subordinated Term Loan Agreement (as such term was defined in the Existing Agreement immediately prior to the Restatement Effective Date) and all Loan Documents (as defined in the Subordinated Term Loan Agreement) and (ii) all commitments and Liens under or pursuant to such Subordinated Term Loan Agreement and related Loan Documents, (y) any and all lien release documentation (or evidence that such release documentation has been filed or recorded, as applicable) necessary to terminate such Liens, and (z) evidence in connection with the documents referred to in clause (x) hereof, that all of the Subordinated Term Loan Obligations have been converted into common Equity Interests of the Lead Borrower in accordance with the Securities Purchase and Debt Conversion Agreement (the transactions contemplated by subclauses (x), (y) and (z) of this clause (xiii) being collectively, the “2L Conversion”);

(xiv) all other Loan Documents, each duly executed by the applicable Loan Parties;

(xv) a fully-executed copy of a letter agreement between the Lead Borrower and the Administrative Agent relating to the engagement of B. Riley;

(xvi) a fully-executed copy of the Merchandising Agreement Side Letter;

(xvii) UCC, tax lien and judgment searches and intellectual property search results from such jurisdictions as the Administrative Agent reasonably determines to be appropriate evidencing the absence of Liens (other than Permitted Encumbrances) on the Collateral;

(xviii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent and the Arrangers to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded, in each case, to the reasonable satisfaction of the Collateral Agent and the Arrangers; and

(xix) all such other instruments, documents or agreement as may be requested or required by the Administrative Agent or the Required Lenders, including those set forth on Schedule 1.01A hereto (the List of Closing Documents).

(b) the Administrative Agent shall have received (x) the Approved 2025 Budget to be in form and substance satisfactory to it and (y) the Approved Budget.

(c) The Administrative Agent shall have received the Initial Cap Table, and there have been no material changes in the capital structure and capitalization of the Lead Borrower and its Subsidiaries from that set forth therein.

(d) the Administrative Agent shall have received final executed copies of each of (i) the Securities Purchase and Debt Conversion Agreement and all other material instruments, documents and agreements executed and/or delivered in connection therewith, and (ii) the Licensed Merchandise Documents (including all amendments thereto through the Restatement Effective Date), in each of the cases in clauses (i) and (ii) above, to be in form and substance satisfactory to the Administrative Agent, and as attached to and as certified in writing as being true and correct copies thereof by, a certificate signed by a Responsible Officer of the Lead Borrower;

(e) the Immersion Acquisition and the other offerings and purchases of Equity Interests of the Lead Borrower contemplated therein shall have been consummated (or will be consummated concurrently with the Restatement Effective Date) in all material respects in accordance with the terms of the Securities Purchase and Debt Conversion Agreement (without giving effect to any modifications, amendments, consents or waivers thereto or to any other material instrument, document or agreement to be executed and/or delivered in connection therewith, other than those modifications, amendments, waivers or consents by the parties thereto that (i) are not adverse to the Administrative Agent or the other Credit Parties or (ii) are consented to by the Administrative Agent in writing), and pursuant to which the Lead Borrower shall have (i) received gross proceeds (prior to deduction of amounts permitted pursuant to clause (b) of the definition of Net Proceeds, if any) therefrom of not less than $90,000,000, in cash, on or prior to the Restatement Effective Date and (ii) remitted such Net Proceeds therefrom, in cash, to the Administrative Agent, as payment on account of the outstanding Secured Obligations owing under the Existing Agreement on the Restatement Effective Date (such that no Overadvance would exist as of the Restatement Effective Date after giving effect to the Transactions and the Total Outstandings as of the Restatement Effective Date will not exceed the aggregate amount of the Revolving Credit Commitments hereunder);

(f) the 2L Conversion shall have been consummated (or will be consummated concurrently with the Restatement Effective Date) in all material respects in accordance with the terms of the Securities Purchase and Debt Conversion Agreement, without giving effect to any modifications, amendments, consents or waivers thereto or to any other material instrument, document or agreement to be executed and/or delivered in connection therewith, other than those modifications, amendments, waivers or consents by the parties thereto that (i) are not adverse to the Administrative Agent or the other Credit Parties or (ii) are consented to by the Administrative Agent;

(g) The Administrative Agent and each Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), including an updated Beneficial Ownership Certification;

(h) All fees required to be paid to the Agents or the Arrangers on or before the Restatement Effective Date (including pursuant to the Existing Agreement and the Existing Loan Documents) shall have been paid in full, and all fees required to be paid to the Lenders on or before the Restatement Effective Date shall have been paid in full; and

(i) the Administrative Agent shall have received payment of all accrued and unpaid reasonable and documented third-party Credit Party Expenses incurred or arising in connection with the Transactions, including fees and expense of counsel and the Administrative Agent Consultant, to the extent invoiced no later than two (2) Business Days prior to the Restatement Effective Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Term SOFR Loans) and of each LC Issuer to issue each Letter of Credit is subject to the following conditions precedent:

(a) The representations and warranties of the Lead Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (i) which are qualified by materiality shall be true and correct, and (ii) which are not qualified by materiality shall be true and correct in all material respects, in each case, on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent consolidated statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) After giving effect to such Credit Extension, (i) the Total Outstandings will not exceed the Loan Cap and (ii) no Overadvance exists or would result therefrom.

(d) The Administrative Agent and, if applicable, the LC Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(e) With respect to a Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Term SOFR Loans), (i) the Borrower and its Subsidiaries shall be in compliance with Section 7.15 after giving pro forma effect to such proposed Credit Extension and (ii) at the time of such proposed Credit Extension, before and after giving effect thereto (as determined after giving effect to the proposed use thereof), the Loan Parties shall not have any Excess Cash.

(f) To the extent requested by the Administrative Agent at any time during a Cash Dominion Trigger Period, the Loan Parties shall deliver to the Administrative Agent a reasonably detailed description of all disbursements to be made by the Loan Parties from the proceeds of such proposed Credit Extension.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Lead Borrower shall be deemed to be a representation and warranty by the Borrowers that each of the conditions specified in Section 4.02(a), (b), (c), and (e) have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Administrative Agent to cease making Revolving Loans, the Lenders will fund their Applicable Percentage of all Loans, and LC Advances and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of clauses (a), (b), (d) or (e) of this Article IV are agreed to by the Administrative Agent; provided, however, that, if the Administrative Agent has actual knowledge that any Specified Default or any Event of Default under Section 6.13 shall have occurred and be continuing, the Administrative Agent shall cease making Revolving Loans unless the Required Lenders otherwise direct in writing; provided, further, that the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights of the Credit Parties as a result of any such failure to comply.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

5.01 Existence, Qualification and Power. Each Loan Party (a) is a corporation, limited liability company, partnership or limited partnership, duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own, lease or operate its assets and carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the Transactions, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Restatement Effective Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, and the consummation of the Transactions, have been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Permitted Encumbrances); or (d) violate any Law.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or to consummate the Transactions, except for (a) the filings made or to be made pursuant to the Security Documents for the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof to the extent specified in the Security Agreement) or (b) such as have been obtained, taken or made and are in full force and effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, now, heretofore or when hereafter delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document now, heretofore or when hereafter so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; provided, that the application of Write-Down and Conversion Powers by any EEA Resolution Authority (or the public announcement of the impending application of such powers) with respect to any liabilities of a Loan Party under any Loan Document shall be deemed a breach of this representation.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements and the financial statements most recently delivered to the Administrative Agent pursuant to Section 4.01 and/or Section 6.01(a), (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Lead Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited Consolidated balance sheet of the Lead Borrower and its Subsidiaries most recently delivered in accordance with Section 6.01(b) and/or Section 6.01(c), and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter or Fiscal Month ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the last day of the Fiscal Year then most recently ended prior to the Restatement Effective Date for which Audited Financial Statements shall have been delivered to the Administrative Agent, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The financial projections that have been furnished to the Administrative Agent and the Lenders on or prior to the Restatement Effective Date and the Consolidated balance sheet and statements of income and cash flows of the Lead Borrower and its Subsidiaries delivered from time to time pursuant to Section 6.01(d) were, in each case, prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ reasonable estimate of its future financial performance (it being understood that such forecasted financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular forecasts will be realized, that results may differ and that such differences may be material).

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. No Default has occurred and is continuing or would result from the consummation of the Transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each of the Loan Parties has good record and marketable title in fee simple to or valid leasehold interests in or other rights to use or operate, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09 [Reserved].

5.10 Insurance. The properties (including, without limitation, all Collateral) of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties (other than any Permitted Self-Insurance Program), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Restatement Effective Date. As of the Restatement Effective Date, each insurance policy listed on Schedule 5.10, and, thereafter, each insurance policy reflected on an Accord Certificate or other evidence of insurance most recently delivered to the Administrative Agent in accordance herewith is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11 Taxes. The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no material Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party that would, if made, be reasonably expected to have a Material Adverse Effect. No Loan Party is a party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code is pending or in effect with respect to any Plan, except to the extent any failure to make such contribution would not reasonably be expected to have a Material Adverse Effect.

(b) There are no pending or, to the best knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) (i) Except as set forth in Schedule 5.12, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except in each case to the extent the occurrence of any event described in the foregoing clauses (i) through (iv) could not reasonably be expect to have a Material Adverse Effect.

5.13 Subsidiaries; Equity Interests. As of the Restatement Effective Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. As of the Restatement Effective Date, (a) all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens, (b) except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary and (c) the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.

5.14 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrowers only or of the Borrowers and their Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The reports, financial statements, certificates and other written information furnished and prepared by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular forecasts will be realized, that actual results may differ and that such differences may be material). As of the Restatement Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.16 Compliance with Laws. Each of the Loan Parties is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect, (a) the Loan Parties own, or possess the right to use, all the Intellectual Property that is reasonably necessary for the operation of their respective businesses, and (b) to the knowledge of any Responsible Officer, no Loan Party has infringed upon any Intellectual Property rights held by any other Person.

5.18 Labor Matters. There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened that could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law, except as could not reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party, except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.18, as of the Restatement Effective Date, no Loan Party is a party to or bound by any collective bargaining agreement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition in each case which could individually or in the aggregate be reasonably expected to result in a Material Adverse Effect. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound except as could not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

5.19 Security Documents. The Security Documents create in favor of the Collateral Agent, for the benefit of the Credit Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in the Perfection Certificate. Upon such filings and/or the obtaining of “control,” the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person, except in the case of Liens permitted under clauses (c), (d), (f), (h), or (m) of Section 7.01 hereof.

5.20 Solvency. After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a consolidated basis, are, and will be, Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21 Deposit and Securities Accounts; Credit Card Arrangements.

(a) Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Restatement Effective Date, which Schedule includes, with respect to each DDA (i) the name and address of and contact person at the depository; (ii) the account number(s) maintained with such depository; and (iii) the identification of each Blocked Account Bank.

(b) Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Restatement Effective Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges for sales made by such Loan Party.

(c) Annexed hereto as Schedule 5.21(c) is a list describing each securities account of the Loan Parties as of the Restatement Effective Date, which schedule includes, with respect to each securities account, (i) the name and address of the applicable securities intermediary, (ii) a description and value of all property held therein and (iii) the account numbers and name of such accounts.

5.22 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23 Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any modification or change in the business relationship of any Loan Party with any supplier which could reasonably be expected to have a Material Adverse Effect.

5.24 Storage Locations. Subject to Section 6.12(b), there are no warehouse or other storage or distribution facilities leased by the Loan Parties (excluding Stores) in which, in the aggregate, more than $10,000,000 of Inventory is or may be located from time to time and with respect to which the Loan Parties have not caused to be delivered to the Administrative Agent a Collateral Access Agreement.

5.25 OFAC. No Loan Party, nor any of its Subsidiaries, nor, to the knowledge of any Loan Party its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is majority owned or controlled by any individual or entity that is (i) currently the target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with all applicable Sanctions instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

5.26 Anti-Corruption Laws. None of the Loan Parties or their Subsidiaries have breached the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or any other applicable anti-corruption legislation in other jurisdictions the effect of which breach is or could reasonably be expected to be material to the Loan Parties, taken as a whole, and the Loan Parties and their Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.27 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

5.28 Covered Entity. No Loan Party is a Covered Entity.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Obligation hereunder (other than contingent indemnification obligations as to which no claim has been asserted) shall not be Fully Satisfied, the Loan Parties shall:

6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Lead Borrower (plus, if requested by Lead Borrower in writing on or prior to such date, up to an additional five (5) Business Days thereafter), a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Lead Borrower (plus, if requested by Lead Borrower in writing on or prior to such date, up to an additional five (5) Business Days thereafter), a balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Quarter of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event within 30 days after the end of each Fiscal Month of each Fiscal Year (plus, if requested by Lead Borrower in writing on or prior to such date, up to an additional two (2) Business Days thereafter), a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Month of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(d) as soon as available, but in any event not more than 60 days after the end of each Fiscal Year of the Lead Borrower (plus, if requested by Lead Borrower in writing on or prior to such date, up to an additional five (5) Business Days thereafter), forecasts prepared by management of the Lead Borrower, in form reasonably satisfactory to the Administrative Agent, of Consolidated balance sheets and statements of income or operations and cash flows of the Lead Borrower and its Subsidiaries, as well as projected Availability and Borrowing Base, on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.

The Administrative Agent and the Lenders acknowledge and agree that notwithstanding the allotted time periods for monthly delivery of financial statements and Compliance Certificates set forth in Section 6.01(c) and Section 6.02(a), the time periods for delivering such financial statements and Compliance Certificates for the months of April and May of each Fiscal Year shall be extended by 30 days for April and 15 days for May (each an “Extension Period”); provided, that no prepayment of Indebtedness, Acquisition, Restricted Payment, Investment or other transaction or payment permitted hereunder based upon a calculation of Consolidated Fixed Charge Coverage Ratio shall be permitted during any Extension Period if the applicable financial statements and Compliance Certificates for such periods have not been delivered.

6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in each of Section 6.01(a), Section 6.01(b) and Section 6.01(c), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, (ii) a certificate setting forth any change in generally accepted accounting principles used in the preparation of such financial statements, (iii) a copy of management’s discussion and analysis with respect to such financial statements, and (iv) a certification as to the Borrowers’ compliance with each of the covenants in Section 7.15 at all times since the date of the last Compliance Certificate delivered pursuant hereto or, in the case of the first Compliance Certificate delivered after the Restatement Effective Date, the Restatement Effective Date;

(b) (i) on or before (w) the 22nd day of the last Fiscal Month in each Fiscal Year of the Lead Borrower, (x) the 15th day of each other Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), (y) during any Weekly Reporting Period, the third Business Day of each week, or (z) in each case, such later Business Day as the Administrative Agent may agree in its reasonable discretion (not to exceed five additional calendar days or, during any Weekly Reporting Period, one additional calendar day), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month (or, during any Weekly Reporting Period, as of the close of business as of the last day of the immediately preceding week), each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; it being agreed that for the period from the Restatement Effective Date through the week ending August 7, 2024, the Lead Borrower shall provide the Administrative Agent with weekly Borrowing Base Certificates to be prepared and delivered in accordance with clause (y) above, together with a monthly Borrowing Base Certificate to be prepared and delivered in accordance with clause (x) above (provided that each such monthly Borrowing Base Certificate delivered during such period shall be provided for informational purposes only, it being understood and agreed that the Administrative Agent may account for variances between such monthly Borrowing Base Certificates and such weekly Borrowing Base Certificates pursuant to Availability Reserves or other adjustments to the Borrowing Base); (ii) on or prior to the consummation of any transaction or series of related transactions (whether by transfer, investment or other Disposition) which results in a reduction in the Borrowing Base of $5,000,000 or more (other than sales of Inventory in the ordinary course of business), the Lead Borrower shall furnish an updated Borrowing Base Certificate reflecting the Borrowing Base after giving effect to such transaction demonstrating that no Default shall have occurred and be continuing under this Agreement (the requirement under this clause (ii) being the “Updated Borrowing Base Requirement”), (iii) concurrently with the delivery of each Borrowing Base Certificate, additional information (which shall not adjust the Borrowing Base) regarding the Borrower’s Eligible Inventory and inventory sales dates as Administrative Agent (including through the Administrative Agent Consultant) may request to the extent such information is reasonably available, (iv) on any Business Day promptly upon the Administrative Agent’s written request therefor or (y) on and for each Business Day after the occurrence and during the continuance of any Cash Dominion Trigger Period, a Merchandising Sales Report relating to such day, and (v) no later than the 15th Day of each Fiscal Month (or, following delivery by the Loan Parties to the Administrative Agent of the Audited Financial Statements pursuant to Section 6.01(a) for the Fiscal Year ending on or about April 30, 2025, together with the related Compliance Certificate required pursuant to Section 6.02(a), by no later than the 30th day of each Fiscal Quarter) (or, in either case, if such day is not a Business Day, on the next succeeding Business Day), (1) an Approved Budget Update, provided that the initial Approved Budget Update occurring after the Restatement Effective Date (and the related Approved Budget Variance Report) shall be delivered on July 8, 2024, and (2) an Approved Budget Variance Report;

(c) no more than ten (10) Business Days after receipt thereof, copies of any detailed audit reports, final management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event and, promptly, after request by the Administrative Agent therefor, updates on the status of any remediation of any such Internal Control Event;

(d) promptly upon the filing thereof, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) upon the renewal of any insurance policy of the Loan Parties, evidence of insurance reasonably satisfactory to the Collateral Agent, summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party, and as soon as available, but in any event within 30 days after such renewal, a certificate of such insurance coverage;

(f) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g) promptly, and in any event within one (1) Business Day after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice of termination or cancellation of (i) any material bookstore services contract or (ii) any material publisher/textbook supply contract;

(h) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(i) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b), Section 6.01(c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf at www.sec.gov or otherwise on an Internet or intranet website, if any, in each case to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the LC Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates or the respective securities or any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that (w) all Borrower Materials that are to be made available to the Public Lenders shall either have been identified as being previously or contemporaneously filed with the SEC or be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by identifying Borrower Materials as being filed with the SEC or marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arranger, the LC Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials identified as being filed with the SEC or marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not either identified as being filed with the SEC or marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly (but in any event within two (2) Business Days), unless expressly indicated otherwise, notify (including notice by e-mail) the Administrative Agent:

(a) of the occurrence of any Default;

(b) [reserved];

(c) immediately upon obtaining actual knowledge thereof, any Cash Dominion Trigger Event described in clause (b) of the definition thereof, of any Diligence Trigger Event described in clause (b) of the definition thereof, and of any Weekly Reporting Trigger Event described in clause (b) of the definition thereof;

(d) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (to the extent each of the following has resulted or could reasonably be expected to result in a Material Adverse Effect): (i) breach or non-performance of, or any default with respect to Material Indebtedness of any Loan Party; (ii) any material dispute, litigation, investigation, proceeding or suspension between any Loan Party and any Governmental Authority; or (iii) the commencement of, or any material development in, any material litigation or proceeding affecting any Loan Party;

(e) of the occurrence of any ERISA Event;

(f) of any Disposition of Collateral that could reasonably be expected to give rise to a mandatory prepayment under Section 2.05(e) or issuance of any Equity Interests to any Person (other than an Affiliate of such Person);

(g) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(h) of the Lead Borrower’s Registered Public Accounting Firm’s determination (in connection with its preparation of its report under Section 6.01(a)) or the Lead Borrower’s determination of the occurrence or existence of any Internal Control Event;

(i) of the formation or acquisition of any Subsidiary;

(j) of any change in the name, corporate form or state of organization of any Loan Party or any change in the name or names under which any Loan Party’s Business is transacted;

(k) immediately upon receipt of notice thereof, of the filing of any Lien against any Loan Party for unpaid Taxes against any material portion of the Collateral;

(l) of the occurrence of any breach or default under any Licensed Merchandise Document or the Merchandising Agreement Side Letter by any party thereto or any exercise of remedies thereunder; and

(m) of any casualty or other insured damage to any Collateral in excess of $250,000 or the commencement of any action or proceeding for the taking of any interest in Collateral in excess of $250,000 under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property (other than Permitted Encumbrances); except, in each case, where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (iv) no Lien (other than Permitted Encumbrances) has been filed with respect thereto and (iv) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent with respect to establishing Reserves pursuant to this Agreement.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in any material respect in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) take all reasonable action to maintain all existing registrations of its Intellectual Property, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect or such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.

6.06 Maintenance of Properties. (a) Maintain (except for any maintenance required to be performed by the landlord, lessor or other property owner under any applicable Lease), preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) make all necessary repairs thereto and renewals and replacements thereof (except for any repairs, renewals or replacements required to be made by the landlord, lessor or other property owner under any applicable Lease), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Loan Parties (other than any Permitted Self-Insurance Program), reasonably acceptable to the Administrative Agent, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.

(a) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent (and the Collateral Agent agrees, unless a Cash Dominion Trigger Event is then continuing, to deliver such insurance proceeds as the Lead Borrower may direct), (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Restatement Effective Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent (and the Collateral Agent agrees, unless a Cash Dominion Trigger Event is then continuing, to deliver such insurance proceeds as the Lead Borrower may direct), (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Each such policy referred to in this Section 6.07(a) shall also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Lead Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence reasonably satisfactory to the Collateral Agent of payment of the premium therefor.

(b) None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

(c) Maintain for themselves, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.

(d) [Reserved].

(e) Subject to the limitations on inspections contained elsewhere in this Agreement, permit any representatives that are designated by the Collateral Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby, all at the Loan Parties’ expense.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws; and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records; Accountants; Corporate Separateness.

(a) (i) Maintain and cause each Subsidiary thereof to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b) At all times, retain a Registered Public Accounting Firm and permit such Registered Public Accounting Firm to discuss, with respect to each Loan Party and each Subsidiary thereof, such Person’s financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent, provided, that the Lead Borrower shall be given reasonable opportunity to be present and at participate in any such discussions between the Administrative Agent and the Registered Public Accounting Firm.

6.10 Inspection Rights.

(a) With respect to each Loan Party, permit and cause its Subsidiaries to permit at the expense of the Loan Parties, representatives and independent contractors of the Administrative Agent to visit and inspect any of its or any of its Subsidiaries’ properties, to examine its or any of its Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its or any of its Subsidiaries’ affairs, finances and accounts with its or its Subsidiaries’ directors, officers, and Registered Public Accounting Firm (not to exceed one time in any 12-month period, in each case, at the Administrative Agent’s reasonable discretion), all at the expense of the Loan Parties and at such reasonable times during normal business hours, upon reasonable advance notice to the Lead Borrower; provided, however, that (x) during or after the occurrence of a Diligence Trigger Period that arose as a result of Diligence Trigger Event described in clause (b) of the definition thereof, the Administrative Agent (or any of its representative or independent contractors) shall be entitled, at the expense of the Loan Parties and during normal working hours, to do any of the foregoing one additional time during the one year period following the occurrence of such Diligence Trigger Event and (y) during a Diligence Trigger Period that arose as a result of a Diligence Trigger Event described in clause (a) of the definition thereof (i.e., a Default), the Administrative Agent (or any of its representative or independent contractors) shall be entitled, at the expense of the Loan Parties, to do any of the foregoing at any time or times during normal business hours and without advance notice.

(b) After reasonable prior notice from the Administrative Agent, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, appraisals, examinations and evaluations of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and (ii) the personal property included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. With respect to appraisals, examinations and evaluations under clauses (b)(i) and (ii) above, the Loan Parties shall pay the reasonable and documented fees and out-of-pocket expenses of the Administrative Agent or such professionals for not more than two (2) appraisals of the Loan Parties’ Inventory and two (2) commercial finance examinations during such calendar year. In addition to the foregoing, the Loan Parties shall pay the reasonable and documented fees and out-of-pocket expenses of the Administrative Agent or such professionals for (y) all other commercial finance examinations and appraisals with respect to the Collateral undertaken at any time at the request of the Administrative Agent if required by applicable Law, and (z) all commercial finance examinations and appraisals deemed necessary by the Administrative Agent and undertaken at the request of the Administrative Agent (in each case, to be at the expense of the Loan Parties) (1) following the occurrence of a Diligence Trigger Event described in clause (b) of the definition thereof, on one additional occasion at any time during the one year period following the occurrence of such Diligence Trigger Event or (2) during any Diligence Trigger Period arising as a result of a Diligence Trigger Event described in clause (a) of the definition thereof (i.e., a Default), at any time or times during such Diligence Trigger Period.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to finance the acquisition of working capital assets of the Borrowers, including Permitted Acquisitions and the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrowers, and (c) for general corporate purposes of the Loan Parties, in each case to the extent permitted under applicable Law and the Loan Documents.

6.12 Additional Loan Parties: Additional Collateral; Further Assurances.

(a) Each Loan Party shall cause each of its Domestic Subsidiaries (other than any FSHSCO, or Subsidiary of a CFC) formed or acquired after the Restatement Effective Date in accordance with the terms of this Agreement, to either become a Guarantor or, subject to the terms hereof, a Borrower (an “Additional Borrower”) within thirty (30) days thereafter (or such longer period as shall be consented to in writing by the Administrative Agent) by executing a Joinder Agreement and simultaneously therewith grant Liens to the Collateral Agent, for the benefit of the Credit Parties in any property (subject to any limitations set forth in the Security Agreement) of such new Guarantor or Additional Borrower which would constitute Collateral if such new Guarantor or Additional Borrower were already a Borrower party hereto, on such terms as may be required pursuant to the terms of the Security Documents; provided, that no joinder of any new Guarantor or Additional Borrower shall become effective until such Additional Borrower provides all documentation and other information that the Administrative Agent or any Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. No Collateral of any Additional Borrower shall be considered for inclusion in the Borrowing Base until completion of a field examination and appraisal with results reasonably satisfactory to the Administrative Agent.

(b) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary that is a Loan Party to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent or the Required Lenders may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Loan Parties, it being agreed that no Collateral Access Agreements shall be required to be furnished with respect to leased Real Estate used as retail stores; provided however, that with respect to any warehouse or other storage or distribution facilities leased by any Acquired Company (excluding retail stores) in which, in the aggregate, more than $10,000,000 of Inventory is or may be located from time to time, such Inventory will be excluded from the Borrowing Base until such time as Collateral Access Agreements with respect thereto are provided.

(c) Subject to the limitations set forth or referred to in this Section 6.12, if any material personal property of the type constituting Collateral hereunder or under the Security Documents is acquired by any Loan Party after the Restatement Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien in favor of the Agent upon acquisition thereof), the Lead Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Lead Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties, such actions as shall be necessary or reasonably requested by Administrative Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section, all at the expense of the Loan Parties (provided, that the cost of perfecting such Lien is not unreasonable in relation to the benefits to the Lenders of the security afforded thereby in the Administrative Agent’s reasonable business judgment after consultation with the Lead Borrower).

(d) [Reserved].

(e) Notwithstanding anything to the contrary contained herein, the Loan Parties shall not be required to include as Collateral any Excluded Assets unless such Excluded Assets are granted to the holders of any other Material Indebtedness, in which case the Loan Parties shall grant to the Collateral Agent, for the benefit of the Credit Parties, a first priority Lien in and to the Excluded Assets pursuant to an intercreditor agreement and/or Security Documents acceptable to the Agents and the Required Lenders.

(f) In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of either of the Borrowing Base.

6.13 Cash Management.

(a) Deliver to the Administrative Agent (to the extent not previously delivered pursuant to the Existing Agreement and remaining in effect as of and after the Restatement Effective Date):

(i) on or prior to the Restatement Effective Date, copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit J which have been executed on behalf of such Loan Party with respect to each depository institution listed on Schedule 5.21(a);

(ii) on or prior to the Restatement Effective Date, copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit K which have been executed on behalf of such Loan Party with respect to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b);

(iii) on or prior to the Restatement Effective Date, a fully executed Blocked Account Agreement with respect to the Concentration Account designated on Schedule 5.21(a); and

(iv) on or prior to the Restatement Effective Date, fully executed Blocked Account Agreements or Securities Account Control Agreements satisfactory in form and substance to the Agents with each Blocked Account Bank designated on Schedule 5.21(a) and applicable securities intermediary designated on Schedule 5.21(a) (collectively, and together with any DDAs or Securities Accounts subject to a Blocked Account Agreement or Securities Account Control Agreement pursuant to Section 3.2(b) of the Security Agreement, the “Blocked Accounts” and each a “Blocked Account”).

Each DDA Notification and Credit Card Notification shall be held by the Administrative Agent until the occurrence of a Cash Dominion Trigger Event. After the occurrence and during the continuance of a Cash Dominion Trigger Event, the Administrative Agent may (and, at the request of the Required Lenders, shall) deliver each such DDA Notification and Credit Card Notification to the applicable depository institution and credit card processor.

The Loan Parties shall transfer by ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Secured Obligations) to a Blocked Account all amounts on deposit in each such DDA (provided, that such covenant shall not apply to (i) minimum balances as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained, (ii) if greater, any amounts maintained by the Loan Parties in such DDAs (and other DDAs, with the consent of the Collateral Agent, not to be unreasonably withheld) in the ordinary course of business consistent with the past practice, or (iii) any amounts held in Excluded Accounts) and all payments due from credit card processors.

(b) Except with respect to amounts constituting Excluded Cash or as may otherwise be agreed to by the Administrative Agent in writing, during any Cash Dominion Trigger Period each Loan Party covenants that it shall cause, and each Blocked Account Agreement and Securities Account Control Agreement shall require the transfer by ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Secured Obligations) to one of the concentration accounts designated by the Administrative Agent (collectively, the “Concentration Accounts” and each a “Concentration Account”), of all cash receipts and collections, including, without limitation, the following:

(i) all available cash receipts from the sale of Inventory and other Collateral;

(ii) all proceeds of collections of Accounts;

(iii) all Net Proceeds, and all other cash payments and payment items (including checks) received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, any sale, Disposition, transaction or other event giving rise to a required prepayment hereunder;

(iv) the proceeds of all credit card charges;

(v) the then contents of each DDA (net of any minimum balance, not to exceed the Maximum DDA Balance, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained);

provided, however, with respect to the Loan Parties’ Store collections accounts (i.e., accounts maintained for in-store cash collections by individual Stores) (each such account, a “Specified Store Collection Account”), the Loan parties shall transfer by ACH or wire transfer no less frequently than once every two (2) weeks (or more frequently as shall be required to ensure that amounts on deposit therein do not at any time exceed $500,000 in the aggregate among all such Specified Store Collection Accounts) all cash on deposit in such Specified Store Collection Accounts to a Concentration Account.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) The Concentration Accounts shall at all times be under the sole dominion and control of the Collateral Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Secured Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as otherwise provided in this Agreement. In the event that, if notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections (other than as expressly permitted by this Section 6.13), such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan

Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent. During the continuation of a Cash Dominion Trigger Event and subject to the terms of any applicable intercreditor agreement, the amounts deposited into the Concentration Account shall be applied to the prepayment of the Obligations then outstanding; provided, that except as otherwise provided in Section 8.03, upon payment in full of such outstanding Obligations, any remaining amounts will be released and transferred to a deposit account of the Loan Parties as the Lead Borrower shall direct and the existence of a Cash Dominion Trigger Event described in clause (b) of the definition thereof shall not, in and of itself, impair the right of the Borrowers to Revolving Loans in accordance with the terms hereof.

(h) Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.14 Information Regarding the Collateral. Furnish to the Administrative Agent (a) at least seven (7) days prior written notice (unless such period is waived or shortened as may be agreed to by the Administrative Agent in its reasonable discretion) of any change after the Restatement Effective Date in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iii) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization and (b) no later than five (5) days after any such change (unless such period is waived or extended as may be agreed to by the Administrative Agent in its reasonable discretion) of any change in the location of any Loan Party’s chief executive office, its principal place of business, and any office in which it maintains a material portion of its books or records relating to Collateral owned by it.

6.15 Physical Inventories.

(a) Prior to an Event of Default, cause one (1) physical inventory to be undertaken in each twelve month period at the Loan Parties’ Stores, at the expense of the Loan Parties, and periodic cycle counts at the Loan Parties’ distribution centers, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Collateral Agent in its Permitted Discretion and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Collateral Agent. The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party at any Material Storage Location and up to eight (8) Stores reasonably selected by the Collateral Agent. The Lead Borrower, within forty-five (45) days (or such longer period as may be agreed to by the Collateral Agent in its reasonable discretion) following the Fiscal Month in which completion of such inventory occurs, shall provide the Collateral Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b) The Collateral Agent, in its reasonable discretion, if any Default exists, may cause additional such inventories to be taken as the Collateral Agent reasonably determines (each, at the expense of the Loan Parties) on behalf of the Lenders.

6.16 Licensed Merchandise Account. The Borrowers shall cause amounts equal to the estimated FLC Revenue Share Payment Allocation required to be deposited into the Licensed Merchandise Account in accordance with the terms of the Merchandising Agreement Side Letter to be so deposited at such times and in such manner as are so specified in the Merchandising Agreement Side Letter.

6.17 Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Pension Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Pension Plan subject to Section 412 of the Code.

6.18 Anti-Corruption Laws; Sanctions. Conduct its businesses in all material respects in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Obligation (other than contingent indemnification obligations for which no claim has been asserted) hereunder shall not be Fully Satisfied, no Loan Party shall:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party as debtor or sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement, other than the following (each of the following, a “Permitted Encumbrance”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Restatement Effective Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided, that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted by Section 7.03(b);

(c) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04;

(e) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(f) Landlords’ and lessors’ Liens in respect of obligations not in default;

(g) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) Liens relating to Real Estate consisting of easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property and interests of tenants, subtenants, licensees and other occupants, only as tenants, subtenants, licensees or other occupants, as applicable, under any lease, sublease, license agreement, or other occupancy agreement, in each case, imposed by law or arising in the ordinary course of business that do not secure any Indebtedness and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(i) Liens in respect of judgments for the payment of money that would not constitute an Event of Default under Section 8.01(h);

(j) Liens on fixed or capital assets acquired by any Loan Party which are permitted under Section 7.03(e) so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred twenty (120) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(k) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Restatement Effective Date and Permitted Investments, provided, that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l) subject in all respects to the terms and conditions of the Merchandising Agreement Side Letter, Liens in favor of FLC on the Licensed Merchandise and proceeds thereof in accordance with the Merchandising Agreement and, subject to the terms and conditions of the Merchandising Agreement Side Letter (including the requirement of release of liens on proceeds of Licensed Merchandise in accordance therewith), a first priority Lien in favor of FLC with respect to the Licensed Merchandise Account pursuant to a deposit account control agreement in form and substance reasonably acceptable to the Administrative Agent in its Permitted Discretion;

(m) banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(n) Liens arising from precautionary UCC filings;

(o) Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Loan Party in existence at the time such Loan Party is acquired pursuant to a Permitted Acquisition; provided, that (x) such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party, (y) such Liens do not secure Indebtedness not otherwise permitted hereunder or in excess of $25,000,000, in aggregate when combined with the amount of Indebtedness secured pursuant to clause (p) below, at any time outstanding, and (z) the Borrowers shall use commercially reasonable efforts to remove any such Liens described in this clause (o) which are involuntary;

(p) Liens on property of non-Loan Parties securing Indebtedness of not more than $25,000,000, in aggregate when combined with the amount of Indebtedness secured pursuant to clause (o) above, at any time outstanding;

(q) Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(r) [reserved];

(s) Liens consisting of cash deposits in an amount not to exceed $10,000,000 securing the obligations of the Borrowers under Bank Products permitted under Section 7.03(d);

(t) in connection with the sale or transfer of all of the Equity Interests of a Subsidiary in a transaction permitted by Section 7.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(u) in the case of a Subsidiary that is not a wholly-owned Subsidiary, any put and call arrangements related to its Equity Interests set forth in its Organization Documents or any related joint venture or similar agreement; and

(v) Second priority Liens on the Collateral securing other Permitted Indebtedness under Section 7.03(k) that does not exceed $40,000,000 in the aggregate in addition to those Liens permitted by Section 7.01(a) through (u), provided, that the holder of such Lien first enters into an intercreditor agreement reasonably satisfactory to Administrative Agent providing for the subordination of debt payments (other than permitted subordinated debt payments as may be agreed in the sole discretion of the Administrative Agent) to payment in full of the Secured Obligations and subordination of such Liens to the Administrative Agent’s Lien;

provided, however, to the extent applicable and without limiting the requirements of Section 6.02(b), the provisions of this Section shall in all cases be subject to the satisfaction of the Updated Borrowing Base Requirement.

7.02 Investments. Make any Investments, except for the following (each a “Permitted Investment”):

(a) Investments existing on the Restatement Effective Date and set forth on Schedule 7.02 or any continuation or roll-over of any such Investment, so long as the amount thereof is not increased;

(b) To the extent held in an account subject to the Administrative Agent’s first priority lien and subject to the Administrative Agent’s control as set forth in Section 6.13, Investments by the Lead Borrower and the other Loan Parties in the form of (i) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided, that the full faith and credit of the United States of America is pledged in support thereof; (ii) notes, bonds or other obligations of states, counties, and municipalities of the United States that are rated not less than MIG1 or VMIG1; (iii) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank or trust company that (1) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, or (C) is a Foreign Lender that has an agency, branch or representative bank with a domestic U.S. license and (2) issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P and (D) has combined capital and surplus of at least $40,000,000,000 (or $50,000,000,000 in the case of any such Foreign Lender), in each case with maturities of not more than 180 days from the date of acquisition thereof; (iv) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof; (v) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (iii) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into; (vi) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (i) through (v) above;

(c) advances to officers, directors and employees of the Lead Borrower and the other Loan Parties in an aggregate amount not to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes.

(d) (i) Investments by any Loan Party in their respective Subsidiaries outstanding on the Restatement Effective Date, and (ii) additional Investments by any Loan Party in Loan Parties;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Guarantees constituting Permitted Indebtedness;

(g) Investments constituting Permitted Acquisitions;

(h) Investments in Permitted Self-Insurance Programs not to exceed $25,000,000 in the aggregate;

(i) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j) Investments by any Loan Party in Swap Contracts permitted hereunder;

(k) without duplication of Investments permitted pursuant to clauses (a) through (j) above, other Investments, provided, that the Payment Conditions are satisfied; and

(l) other Investments not to exceed $7,500,000 at any time outstanding.

provided, however, that notwithstanding the foregoing, (i) after the occurrence and during the continuance of a Cash Dominion Trigger Event, no such Investments specified in clause (b) shall be permitted unless either (A) no Loans are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a Term SOFR Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, (ii) such Investments shall be pledged to the Collateral Agent as collateral for the Secured Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent, and (iii) to the extent applicable and without limiting the requirements of Section 6.02(b), the provisions of this Section shall in all cases be subject to the satisfaction of the Updated Borrowing Base Requirement.

7.03 Indebtedness; Disqualified Stock. Issue Disqualified Stock or create, incur, assume, guarantee, suffer to exist, issue or otherwise become or remain liable with respect to, any Indebtedness, except the following (“Permitted Indebtedness”):

(a) the Secured Obligations;

(b) Indebtedness outstanding on the Restatement Effective Date and listed on Schedule 7.03 and any Permitted Refinancings thereof;

(c) Indebtedness of any Loan Party to any other Loan Party and guaranties by any Loan Party of any Indebtedness of any other Loan Party otherwise permitted hereunder;

(d) obligations (contingent or otherwise) of any Loan Party existing or arising under any Swap Contract, provided, that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; provided, that the aggregate notional amount of all such Swap Contracts shall not exceed $25,000,000 at any time outstanding;

(e) without duplication of Indebtedness described in clause (g) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing thereof, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $60,000,000 at any time outstanding and provided, further, that, if requested by the Collateral Agent with respect to any Material Storage Location, the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

(f) contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;

(g) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided, that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Secured Obligations on terms reasonably acceptable to the Administrative Agent;

(h) Indebtedness of any Loan Party that exists at the time such Person becomes a Subsidiary of a Loan Party pursuant to a Permitted Acquisition (other than Indebtedness incurred in contemplation of such Person’s becoming a Subsidiary of a Loan Party) and any Permitted Refinancing thereof as long as, in the case of any sale-leaseback transaction permitted hereunder with respect to any Material Storage Location, the Collateral Agent shall have received from such purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Collateral Agent;

(i) [reserved];

(j) [reserved];

(k) other Indebtedness in an aggregate principal amount not to exceed $40,000,000 at any time outstanding, provided that the holders of any such Indebtedness first enters into an intercreditor agreement reasonably satisfactory to Administrative Agent providing for the subordination of debt payments (other than permitted subordinated debt payments as may be agreed in the sole discretion of the Administrative Agent) to payment in full of the Secured Obligations;

(l) Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty insurance or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case, incurred in the ordinary course of business; and

(m) Indebtedness owed in respect of any overdrafts and related liabilities arising from Cash Management Services or any other treasury, depositary and cash management services or in connection with any ACH transfer of funds.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person (including, in each case, pursuant to a Division), or agree to do any of the foregoing, except that, so long as no Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) any Loan Party other than the Lead Borrower may merge, dissolve, liquidate or consolidate with or into another Loan Party; provided that if a Borrower is a party thereto, a Borrower shall be the surviving Person (it being agreed that any assets acquired by such Borrower in any such merger or consolidation (other than from another Borrower) shall not be entitled to be included in the Borrowing Base until completion of a field examination and appraisal with respect thereto with results reasonably satisfactory to the Administrative Agent); and

(b) in connection with a Permitted Acquisition, any Loan Party (other than the Lead Borrower) may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that (i) such Loan Party is the surviving Person and (ii) if a Borrower is a party thereto, a Borrower shall be the surviving Person (it being agreed that any assets acquired by such Borrower in any such merger or consolidation (other than from another Borrower) shall not be entitled to be included in the Borrowing Base until completion of a field examination and appraisal with respect thereto with results reasonably satisfactory to the Administrative Agent);

provided, however, to the extent applicable and without limiting the requirements of Section 6.02(b), the provisions of this Section shall in all cases be subject to the satisfaction of the Updated Borrowing Base Requirement.

7.05 Dispositions. Make any Disposition, except the following (each a “Permitted Disposition”):

(a) Dispositions of equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business and is not replaced with similar property having at least equivalent value;

(b) Dispositions of Inventory in the ordinary course of business;

(c) subject to the satisfaction of the Updated Borrowing Base Requirement, Store closings (including the termination or non-renewal of any applicable Lease or contract), bulk sales or other dispositions of the Inventory of a Loan Party conducted in orderly fashion in accordance with the applicable Store contract or otherwise and otherwise typical for the college bookseller industry, together with related Inventory (“Customary Dispositions”), provided, that any other Store closures and related Inventory dispositions that are not Customary Dispositions shall be permitted hereunder so long as such closures and dispositions shall not exceed (i) in any Fiscal Year of the Lead Borrower, ten percent (10.0%) of the number of the Loan Parties’ Store contracts as of the beginning of such Fiscal Year (net of new Store openings) and (ii) in the aggregate from and after the Restatement Effective Date, twenty-five percent (25.0%) of the number of such Loan Parties’ Store contracts in existence as of the Restatement Effective Date (net of new Store openings);

(d) Dispositions of Inventory constituting Licensed Merchandise in accordance with the Merchandising Agreement and the E-Commerce Agreement;

(e) non-exclusive licenses of Intellectual Property of a Loan Party in the ordinary course of business;

(f) sales, transfers and dispositions by any Loan Party to a Borrower;

(g) as long as no Default exists or would arise therefrom, Dispositions of Immaterial Subsidiaries, so long as (x) such Subsidiary has no (i) assets of the type included in the Borrowing Base or (ii) Intellectual Property and (y) to the extent such Disposition gives rise to a mandatory prepayment obligation under Section 2.05(c) or (e), such Net Proceeds thereof are so received and applied in accordance with the terms of Section 2.05(c) or (e) and Section 2.05(f).

(h) [reserved];

(i) [reserved];

(j) any Disposition of Real Estate to a Governmental Authority as a result of the condemnation of such Real Estate;

(k) termination or non-renewal of a Lease and granting a lease, sublease, license or other occupancy interest with respect to any owned Real Estate or any real property subject to a Lease, in each case, so long as such action could not reasonably be expected to result in Material Adverse Effect; and

(l) as long as no Default exists or would arise therefrom and without duplication of Dispositions permitted pursuant to clauses (a) through (k) above, other Dispositions (other than of assets of the type included in the Borrowing Base or any Intellectual Property or of the Equity Interests of any Subsidiary that owns any such assets), provided, that the aggregate fair market value of all assets Disposed of in reliance upon this paragraph (l) shall not exceed $35,000,000 during any Fiscal Year of the Lead Borrower and if such Disposition gives rise to a mandatory prepayment obligation under Section 2.05(c) or (e), Net Proceeds thereof are applied in accordance with the terms of Section 2.05(c) or (e) and Section 2.05(f);

provided, however, to the extent applicable and without limiting the requirements of Section 6.02(b), the provisions of this Section shall in all cases be subject to the satisfaction of the Updated Borrowing Base Requirement.

In addition and notwithstanding anything to the contrary contained herein, no Material IP shall be permitted to be transferred (including by way of an exclusive license, investment, Disposition or otherwise), or come to be owned by, any Subsidiary that is not a Loan Party.

7.06 Restricted Payments. Make, directly or indirectly, any Restricted Payment, except that, so long as no Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom, including no Event of Default arising as a result of a breach of Section 7.15 (calculating the Consolidated Fixed Charge Coverage Ratio on a pro forma basis):

(a) each Loan Party may make Restricted Payments to any Loan Party;

(b) the Loan Parties may declare and make dividend payments or other distributions payable solely in the common stock or other Equity Interests (other than Disqualified Stock) of such Person;

(c) [reserved]; and

(d) so long as immediately after giving effect to any transaction contemplated by this clause (d), the Payment Conditions would be satisfied, the Lead Borrower may pay other cash dividends on its Equity Interests (excluding Disqualified Stock) and repurchase, redeem or otherwise acquire Equity Interests issued by it.

7.07 Payments of Indebtedness. Pay, redeem, purchase, defease or otherwise satisfy, in each case any Indebtedness for borrowed money (other than Indebtedness under the Loan Documents), except that, so long as no Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom, including no Event of Default arising as a result of a breach of Section 7.15 (calculating the Consolidated Fixed Charge Coverage Ratio on a pro forma basis):

(a) regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than any such Indebtedness that is subordinate in Lien or payment priority to the Secured Obligations);

(b) payments of regularly scheduled principal and/or interest of any such Indebtedness that is subordinate in Lien or payment priority to the Secured Obligations subject to the conditions and solely to the extent such payment is permitted and is made under and in accordance with the relevant subordination provisions and restrictions governing such Indebtedness;

(c) in addition, the Lead Borrower may voluntarily prepay, redeem, purchase, defease or otherwise satisfy, in each case, prior to the scheduled maturity thereof in any manner any Indebtedness for borrowed money if, after giving effect to such payment, the Payment Conditions would be satisfied; and

(d) Permitted Refinancings of certain Permitted Indebtedness in accordance with and to the extent permitted by Section 7.03.

7.08 Change in Nature of Business. Engage in any line of business substantially different from the Business.

7.09 Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties as would be obtainable by the Loan Parties at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

7.10 Burdensome Agreements. Enter into, permit any Subsidiary to enter into, or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Secured Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under and in accordance with clauses (e) (solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness) or (h) (solely to the extent any such negative pledge relates to property of the Subsidiary of the type described in clause (e) of Section 7.03 which was acquired pursuant to a Permitted Acquisition) of Section 7.03; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, that (x) the foregoing shall not apply to restrictions and conditions imposed by applicable Law, (y) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary permitted hereunder pending such sale, provided, that such restrictions and conditions apply only to the Subsidiary that is to be sold and (z) clause (a)(iv) of this Section shall not apply to customary provisions in leases restricting the assignment thereof or the granting of a leasehold mortgage thereon.

7.11 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

7.12 Amendment of Organizational Documents, Material Indebtedness or Certain Contracts.

(a) Amend, modify or waive (i) its Organization Documents in a manner materially adverse to the Credit Parties, (ii) amend, modify or otherwise supplement the definition of “Licensed Merchandise” under any Licensed Merchandise Document or (iii) any other provisions of any Licensed Merchandise Document (other than the Merchandising Agreement Side Letter, the amendment or modification of which is governed by the terms of such agreement) or the provisions of or any Loan Party’s rights under any Material Indebtedness, in each case under this clause (iii), to the extent that such amendment, modification or waiver (x) would violate, or compliance with which could reasonably be expected to result in the violation of, any Loan Document, (y) otherwise could reasonably be expected to be materially adverse to the interests of the Credit Parties, taken as a whole, or (z) could be reasonably expected to have a Material Adverse Effect.

(b) [Reserved].

(c) Amend, modify or otherwise supplement the Securities Purchase and Debt Conversion Agreement, or the other instruments, documents or agreements related thereto in any manner adverse to the Loan Parties, the Administrative Agent, the Lenders or the LC Issuers.

7.13 Corporate Name; Fiscal Year.

(a) Change the Fiscal Year of any Loan Party, or the material accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

(b) Effect or permit any change referred to in Section 6.14 unless (i) the Collateral Agent’s written acknowledgement that all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties, and (ii) after giving effect to any change to the location of the Collateral, all Collateral shall be located within the United States.

7.14 Deposit Accounts; Credit Card Processors. Open new DDAs or Blocked Accounts, or enter into agreements with any credit card processors, unless the Loan Parties shall have delivered to the Collateral Agent appropriate Blocked Account Agreements, Securities Account Control Agreements, DDA Notifications or Credit Card Notifications, as appropriate, consistent with the provisions of Section 6.13 and otherwise reasonably satisfactory to the Administrative Agent; provided, that the Borrowers shall be permitted to open new DDAs to the extent that such DDAs are sub-accounts of any DDA at a depository institution for which a DDA notification has already been delivered. Except as permitted hereby, no Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof. No Loan Party shall deposit or permit to be deposited into the Licensed Merchandise Account any amount other than proceeds of the sale of Licensed Merchandise under the Merchandising Agreement equal to no more than 100% of the Monthly FLC Revenue Share as of the next occurring Merchandising Agreement Monthly Settlement Date, and subject to the terms and conditions of the Merchandising Agreement Side Letter (including, without limitation, provisions regarding any Surplus (as defined in the Merchandising Agreement Side Letter) that may be maintained in the Licensed Merchandise Account from time to time), the Loan Parties shall cause any amount payable to the Loan Parties from the amounts on deposit in the Licensed Merchandise Account on each Merchandising Agreement Monthly Settlement Date to be transferred to a Blocked Account of the Loan Parties immediately after payment of the all amounts in the Licensed Merchandise Account owing to FLC as of such date. Notwithstanding anything herein or in any other Loan Document to the contrary, no DDA, Blocked Account Agreement or Securities Account Control Agreement entered into in connection herewith shall be amended, restated, supplemented or otherwise modified in any manner whatsoever without the express written consent of the Administrative Agent in its sole and absolute discretion.

7.15 Financial Covenants.

(a) Permit Availability, at any time after the Availability Block Period, to be less than (x) prior to (but excluding) the date that is thirty (30) months following the Restatement Effective Date, $25,000,000 and (y) from and after the date that is thirty (30) months following the Restatement Effective Date, $30,000,000.

(b) Commencing with the Measurement Period ending on the last day of the Fiscal Month ending on or about May 31, 2025 and continuing for each of the Measurement Periods ending on the last day of each Fiscal Month ending thereafter, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.10 to 1.00.

(c) Commencing on the last day of the Fiscal Quarter ending on or about October 31, 2024, and continuing as of the last day of each Fiscal Quarter ending thereafter, in each case, for the corresponding period then ending as of such date (as specified below), permit Consolidated EBITDA to be less than the corresponding amount set forth below for such date and period:

Last Day of the Following Fiscal Quarters Ending for the Specified Preceding Period then Ending:	Minimum Consolidated EBITDA for such Specified Preceding Period:

On or about October 31, 2024 (for the immediately preceding six (6) Fiscal Month period ending on such date)	80% of budgeted Consolidated EBITDA for such period set forth in the Approved 2025 Budget

On or about January 31, 2025 (for the immediately preceding nine (9) Fiscal Month period ending on such date)	80% of budgeted Consolidated EBITDA for such period set forth in the Approved 2025 Budget

On or about April 30, 2025 (for the Measurement Period ending on such date)	80% of budgeted Consolidated EBITDA for such period set forth in the Approved 2025 Budget

On or about July 31, 2025 (for the Measurement Period ending on such date)	$37,500,000

On or about October 31, 2025 (for the Measurement Period ending on such date)	$40,000,000

On or about January 31, 2026 (for the Measurement Period ending on such date)	$42,500,000

Each Fiscal Quarter ending on or after the Fiscal Quarter ending on or about April 30, 2026 (in each case, for the respective Measurement Period ending on such date)	$45,000,000

7.16 [Reserved].

7.17 Sanctions. Directly or, to the knowledge of any Loan Party, indirectly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Collateral Agent, LC Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.18 Anti-Corruption Laws. Directly or, to the knowledge of any Loan Party, indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the events referred to in the below clauses of this Section 8.01 shall constitute an Event of Default (an “Event of Default”):

(a) Non-Payment. The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any LC Obligation (including by deposit of funds as Cash Collateral in respect of LC Obligations), or (ii) any interest on any Loan or on any LC Obligation, or any fee due hereunder, or (iii) within three (3) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, Section 6.02, Section 6.03, Section 6.05, Section 6.07, Section 6.10, Section 6.11, Section 6.12, Section 6.13 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party as a result thereof is greater than $15,000,000; or

(f) Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 60 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding, or any Loan Party shall take any action to institute or effect any of the foregoing, or any Loan Party becomes subject to a Bail-In Action; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably likely result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, it being understood that the application of Write-Down and Conversion Powers by any EEA Resolution Authority (or the public announcement of the impending application of such powers) with respect to any liabilities of a Loan Party under any Loan Document shall be deemed an Event of Default under this clause; or

(k) Change of Control. There occurs any Change of Control; or

(l) Cessation of Business. The Loan Parties, taken as a whole, shall take any action to suspend all or substantially all operations of their Business or liquidate all or a material portion of their assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business.

8.02 Remedies Upon Event of Default.

(a) If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(i) declare the Commitments of each Lender to make Loans and any obligation of the LC Issuer to make LC Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(iii) require that the Loan Parties Cash Collateralize the LC Obligations (in an amount equal to 105% of the then Outstanding Amount thereof); and

(iv) whether or not the maturity of any of the Secured Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Secured Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the occurrence of any Event of Default under Section 8.01(f) or Section 8.1(g), the obligation of each Lender to make Loans and any obligation of the LC Issuer to make LC Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the LC Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03 Application of Proceeds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the LC Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall, subject to the provisions of Section 2.16 and Section 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Administrative Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Protective Advances;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Revolving Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans, LC Borrowings and other Obligations, and fees (including Letter of Credit Fees and the Revolving Commitment Fees) (in each case, as payable to the Revolving Lenders or the LC Issuer), ratably among the Revolving Lenders and the LC Issuer in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to the extent that Swing Line Loans have not been refinanced by a Revolving Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans and LC Borrowings, ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the Administrative Agent for the account of the LC Issuer, to Cash Collateralize that portion of LC Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Ninth, to payment of all other Obligations (including without limitation the Cash Collateralization of unliquidated indemnification obligations as provided in Section 10.04), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;

Tenth, to payment or Cash Collateralization (if agreed by the applicable Loan Parties and any Credit Party that is a provider of any Cash Management Services) of that portion of the Secured Obligations arising from Cash Management Services, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment or Cash Collateralization (if agreed by the parties to any Swap Contract) of all other Secured Obligations arising from Bank Products, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law;

provided, that Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

Subject to Section 2.03(c) and Section 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.

Amounts distributed with respect to any Secured Obligations attributable to Other Liabilities shall be equal to the lesser of (a) the applicable amount of such Other Liabilities last reported to the Administrative Agent or (b) the actual amount of such Other Liabilities as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any such Other Liabilities, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Lender or its Affiliate providing such Bank Products or Cash Management Services. In the absence of such notice, the Administrative Agent may assume the amount to be distributed is the amount of such obligations last reported to it.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the LC Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the LC Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

(b) Each of the Lenders (in its capacities as a Lender), Swing Line Lender and the LC Issuer hereby irrevocably appoints Bank of America as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender and the LC Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c) Each provider of Cash Management Services and/or Bank Products that is an Affiliate of a Lender but not a party to this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of this Article IX for itself and its Affiliates as if a “Lender” party hereto.

(d) It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02 Rights as a Lender. The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any LC Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

No Agent shall be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agents shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties, a Lender or the LC Issuer. In the event that the Agents obtain such actual knowledge or receive such a notice, the Agents shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Event of Default as they, or either of them, shall deem advisable in the best interest of the Credit Parties. In no event shall the Agents be required to comply with any such directions to the extent that any Agent believes that its compliance with such directions would be unlawful.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

9.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or the LC Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct or breach in bad faith in the selection of such sub-agents.

9.06 Resignation of Agents. Either Agent may at any time give written notice of its resignation to the Lenders, the LC Issuer and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and, so long as no Event of Default has occurred and is continuing, shall be reasonably acceptable to the Lead Borrower. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed to by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders and the LC Issuer (and so long as no Event of Default has occurred and is continuing, with the written consent of the Lead Borrower, not to be unreasonably withheld or delayed) appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above (provided, that in no event shall any such successor Agent be a Defaulting Lender); provided, that whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Lead Borrower and such Person remove such Person as Administrative Agent (and so long as no Event of Default has occurred and is continuing, with the written consent of the Lead Borrower, not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders or the LC Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the LC Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring (or removed) Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring (or removed) Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring (or removed) Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent hereunder.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as LC Issuer and Swing Line Lender. If Bank of America resigns as an LC Issuer, it shall retain all the rights, powers, privileges and duties of the LC Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor LC Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer or Swing Line Lender, as applicable, (b) the retiring LC Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the LC Issuer expressly acknowledges that none of the Administrative Agent, Collateral Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent, Collateral Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or the LC Issuer as to any matter, including whether the Administrative Agent, the Collateral Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the LC Issuer represents to the Administrative Agent, the Collateral Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the LC Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the LC Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or LC Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or LC Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the LC Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the LC Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such LC Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Bookrunners, Arrangers, Co-Syndication Agents or Co-Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender or the LC Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuer, the Agents and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuer, the Agents, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the LC Issuer, the Agents and such Credit Parties under Section 2.03(i), Section 2.03(j) and Section 2.03(k) and, as applicable, Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the LC Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the LC Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the LC Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, the Credit Parties irrevocably authorize the Agents,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) becoming Fully Satisfied and the expiration or termination of all Letters of Credit or the Cash Collateralization of any LC Obligations, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) with respect to any Lien upon any Excluded Asset, in accordance with the terms and conditions of any intercreditor agreement and Security Documents applicable thereto, (iv) with respect to any Liens on property constituting less than all or substantially all of the Collateral, if approved, authorized or ratified in writing by the Required Lenders or (v) in connection with any release effected pursuant to Section 9.10(c) or Section 11.12 to the extent such Lien was granted by the Loan Party being released;

(b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (j) of Section 7.01; and

(c) subject to the limitations set forth in Section 11.12, as applicable, to release or confirm the release of any Loan Party from its obligations hereunder, under the Facility Guaranty, and each other applicable Loan Document if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by any Agent at any time, the applicable Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty and each other applicable Loan Document pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty and each other applicable Loan Document, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Notice of Transfer. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Secured Obligations for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 10.06.

9.12 Reports and Financial Statements. By signing this Agreement, each Lender:

(a) agrees to furnish the Administrative Agent during any Cash Dominion Trigger Period (and thereafter at such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent has received written notice thereof from such Lender;

(b) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”);

(c) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who obtain all or part of any Report through the indemnifying Lender.

9.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

9.14 Indemnification of Agents. The Lenders shall indemnify the Agents (and any sub-agent thereof), and each Related Party of any of the foregoing acting for the Agents (or any sub-agent thereof) (each such Person being called an “Agent Indemnitee”) (to the extent not reimbursed by the Loan Parties and without limiting the obligations of the Loan Parties hereunder), ratably according to their respective Applicable Percentage, against, and hold each Agent Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Agent Indemnitee), incurred by any Agent Indemnitee or asserted against any Agent Indemnitee by any third party or by any Lender, Borrower or any other Loan Party arising out of, in connection with, or as a result of (and whether arising, incurred or asserted prior to or on or after the Restatement Effective Date) (i) the execution or delivery of the Existing Agreement, the Existing Loan Documents, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of the Existing Agreement, the Existing Loan Documents, this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or securities intermediary or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Lender, Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Agent Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Agent Indemnitee; provided, that such indemnity shall not, as to any Agent Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Indemnitee. The obligations of the Lenders under this Section 9.14 are subject to the provisions of Section 2.12(d).

9.15 Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

9.16 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Credit Party, whether or not in respect of a Secured Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such

Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

9.17 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.18 Appointment for Perfection. Administrative Agent hereby appoints each Lender at which a Loan Party maintains a DDA other than an Excluded Account (and each such Lender hereby accepts and agrees to such appointment) as its agent for the purpose of perfecting a Lien against each such DDA for the benefit of the Credit Parties to secured the Secured Obligations.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. Subject to Section 3.03, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent, with the Consent of the Required Lenders), and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 with respect to any Credit Extension without the written Consent of each Lender;

(b) extend or, increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02 or otherwise) without the written Consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any of the other Loan Documents without the written Consent of each Lender directly and adversely affected thereby, or (ii) any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written Consent of each Lender directly and adversely affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or LC Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written Consent of each Lender directly and adversely affected thereby; provided, however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest in respect of Loans or Letter of Credit Fees at the Default Rate;

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing or order of application of payments required thereby without the written Consent of each Lender;

(f) change any provision of this Section 10.01 or the definition of “Required Lenders”, “Super-Majority Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender that is included in such definition or subject to such provision;

(g) release all or substantially all of the Guarantors from their respective obligations under the Facility Guaranty (except as otherwise permitted herein or in the other Loan Documents as in effect on the Restatement Effective Date), without the written Consent of each Lender;

(h) except for Permitted Dispositions and as otherwise expressly permitted in Section 9.10 as in effect as of Restatement Effective Date, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

(i) increase the advance rates set forth in the definition of the term “Borrowing Base” without the written Consent of each Revolving Lender, without limitation of clause (j) below;

(j) modify (i) any component (other than advance rates or Reserves) of the Borrowing Base, including eligibility criteria, in any manner that would increase availability thereunder or (ii) the discretion of the Administrative Agent to change, establish or eliminate any Reserves, in each case, without the consent of the Super-Majority Required Lenders;

(k) modify the definition of “Protective Advance” so as to increase the amounts permitted thereby or, except as provided in such definition, the time periods for a Protective Advance without the written Consent of each Lender; or

(l) except as otherwise expressly permitted herein or in any other Loan Document as in effect as of the Restatement Effective Date, subordinate the Secured Obligations hereunder to any other Indebtedness, and except as otherwise expressly permitted herein or in any other Loan Document, subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien without the written Consent of each Lender;

and, provided, further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the LC Issuer in addition to the Lenders required above, affect the rights or duties of the LC Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the

Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document, and (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (x) no Credit Party that is not a Lender, LC Issuer or Agent under this Agreement and (y) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder (and any amendment, waiver or Consent which by its terms requires the Consent of all Lenders or each affected Lender may be effected with the Consent of the applicable Lenders other than Defaulting Lenders), except that (x) no Commitment of any Defaulting Lender may be increased or extended without the Consent of such Lender and (y) any waiver, amendment or modification requiring the Consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the Consent of such Defaulting Lender.

If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided, that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).

10.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, or electronic communication (subject to clause (b) below) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Loan Parties, the Agents, the LC Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to any Loan Party, any Lender, the LC Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or breach in bad faith of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the LC Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Loan Parties, the Agents, the LC Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Agents, the LC Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Agents, LC Issuer and Lenders. The Agents, the LC Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agents, the LC Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities (whether arising or incurred before or on or after the Restatement Effective Date) resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties, except to the extent resulting from the gross negligence, willful misconduct or breach in bad faith of such Person as determined by a final and nonappealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with, as applicable, Section 8.02, the Security Agreement and the other Loan Documents for the benefit of all the Credit Parties; provided, however, that the foregoing shall not prohibit (a) each of the Administrative Agent and the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent) under the Existing Agreement, hereunder and/or under the other Loan Documents, (b) the LC Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as LC Issuer or Swing Line Lender, as the case may be) under the Existing Agreement, hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent or Collateral Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as the case may be, pursuant to Section 8.02, the Security Agreement or the other Loan Documents and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Subject to certain terms contained in the Fee Letters with respect to the parties to such Fee Letters, the Borrowers shall pay all Credit Party Expenses.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and disbursements of one primary counsel to the Administrative Agent, one primary counsel to the other Indemnitees taken as a whole, and if necessary, one local counsel in each relevant jurisdiction, one specialty counsel for each relevant specialty and one or more additional counsel if one or more conflicts of interest, or perceived conflicts of interest, arise (which shall be limited to one counsel for each group of similar affected Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (and whether arising or accruing prior to or on or after the Restatement Effective Date) (i) the execution or delivery of the Existing Agreement, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit (including any Existing Letter of Credit) or the use or proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Letter of Credit (including any Existing Letter of Credit) if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or securities intermediary or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from either (A) the gross negligence or willful misconduct of such Indemnitee or breach in bad faith by such Indemnitee of its obligations under the Existing Agreement, this Agreement or any other Loan Document (as applicable) or (B) a dispute solely among Indemnitees (other than any claims against any Indemnitee in its capacity as the Administrative Agent or any similar role under the Loan Documents) and not arising out of any act or omission of the Lead Borrower or any of its Subsidiaries or Affiliates. Without limitation of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) Reimbursement by Lenders. Without limiting the Lenders’ obligations under Section 9.14, hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to any Agent (or any sub-agent thereof), the LC Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the LC Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage of the Revolving Credit Facility (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the LC Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or LC Issuer or Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Existing Agreement, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit (including any Existing Letter of Credit) or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with the Existing Agreement, this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct or breach in bad faith of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 10.04 shall be payable no later than three (3) Business Days after demand therefor.

(f) Survival. The agreements in this Section 10.04 shall survive the resignation of any Agent, the Swing Line Lender, and the LC Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Secured Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party (whether before, on or after the Restatement Effective Date), or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the LC Issuer severally agrees to pay to the Agents upon demand its Pro Rata share of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the LC Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Secured Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in LC Obligations and in Swing Line Loans) at the time owing to it; provided, that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that the Lead Borrower shall in all events be notified of an assignment (regardless of whether a Default or an Event of Default has occurred); and

(C) after giving effect to any such assignment, the aggregate amount of the remaining Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans by the assigning Lender shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent to an assignment by a Lender shall be required for any assignment except to the extent required by subsection (b)(i)(B) and (b)(i)(C) of this Section and, in addition:

(A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender which is engaged in the ordinary course of its business in extending commercial loans; provided, however, that the Lead Borrower shall be deemed to have consented if it has not responded within five (5) Business Days following any written request for such consent given pursuant to Section 10.02; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender or an Affiliate of such Lender; and

(C) the consent of the LC Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Credit Commitment; and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Credit Commitment unless such assignment is to a Revolving Lender or an Affiliate of a Revolving Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any of the Borrowers’ Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Lead Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the LC Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage of the Revolving Credit Facility. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, a Defaulting Lender or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Obligations and/or Swing Line Loans) owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Lenders and the LC Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Loan Parties agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant (A) agrees to be subject to the provisions of Section 3.06 and Section 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Lead Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, any central bank or any other funding source; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, provided, that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(g) Resignation as LC Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Lead Borrower and the Lenders, resign as LC Issuer and/or (ii) upon 30 days’ notice to the Lead Borrower, resign as Swing Line Lender. In the event of any such resignation as LC Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Bank of America as LC Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as LC Issuer, it shall retain all the rights, powers, privileges and duties of the LC Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor LC Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer or Swing Line Lender, as the case may be, and (b) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it (including any Federal Reserve Bank, any central bank or any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided, that if lawful and practicable to do so under the circumstances, the Lead Borrower is given (with reasonable promptness) prior written notice of the request for production of such Information, except for Information provided to regulators in the ordinary course of bank regulatory oversight, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Lead Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Lead Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided, that in the case of information received from any Loan Party or any Subsidiary after the Original Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the LC Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding deposits in Excluded Accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the LC Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Secured Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the LC Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the LC Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the LC Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the LC Issuer or their respective Affiliates may have. Each Lender and the LC Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness; Electronic Signatures. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents (including the Existing Loan Documents) constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and when the Agents shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. This Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties, the Agents and each of the Credit Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agents and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Agents, the LC Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agents, the LC Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or Credit Party without further verification and (b) upon the request of the Agents or any Lender, any Electronic Signature shall be promptly followed by such manually executed (wet ink signature) counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Neither the Agents, the LC Issuer nor the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Agents’, the LC Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Agents, the LC Issuer and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of the Existing Agreement, this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of the Existing Agreement, this Agreement, any other Loan Document and/or any Existing Loan Document based solely on the lack of paper original copies of the Existing Agreement, this Agreement, such other Loan Document and/or such Existing Loan Document, and (ii) waives any claim against each Agent, each Credit Party and each Related Party for any liabilities arising solely from any Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.11 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Secured Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Section 3.01, Section 3.04, Section 3.05 and Section 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Secured Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to or under Section 10.04 hereof.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the LC Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, or if any other circumstance exists hereunder that expressly gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 and Section 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LC Advances, accrued interest thereon, accrued fees (other than for the avoidance of doubt, prepayment premiums) and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts));

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE EXISTING AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH LOAN PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE EXISTING AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.14(b). EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THE EXISTING AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE EXISTING AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facilities provided for under the Existing Agreement and hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, except as otherwise agreed by the Lead Borrower and any Credit Party in writing, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) unless otherwise agreed by the Lead Borrower and any Credit Party in writing, none of the Credit Parties has assumed or will assume an advisory responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan

Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) no Credit Party has assumed or will assume an agency responsibility (except as may otherwise be agreed in writing by the Lead Borrower and any Credit Party) or fiduciary responsibility in any Loan Party’s or its Affiliates’ favor with respect to any of the transactions contemplated hereby (including with respect to any amendment, waiver or other modification hereof or of any other Loan Document) or the process leading thereto (irrespective of whether any Credit Party has advised or is currently advising you or your affiliates on other matters); (v) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (vi) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency (except for any agency responsibilities otherwise agreed by the Lead Borrower and any Credit Party in writing) or fiduciary duty.

10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

10.18 Foreign Assets Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Patriot Act. Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19 Time of the Essence. Time is of the essence of the Loan Documents.

10.20 Press Releases. Subject to prior notification and consent by the Lead Borrower (which consent shall not be unreasonably withheld) to the form of advertising materials to be used from time to time, the Administrative Agent and any Lender shall be permitted to use a Loan Party’s name, product photographs, logo or trademark in any advertising material relating to the financing transactions contemplated by this Agreement. The Administrative Agent or such Lender shall provide a draft of any advertising material to the Lead Borrower for review and comment reasonably prior to the initial publication thereof. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.21 Additional Waivers; Keepwell.

(a) The Secured Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable Law, the Secured Obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

(b) The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Secured Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Secured Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Secured Obligations after the termination of the Commitments).

(c) To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Secured Obligations and the termination of the Commitments. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Secured Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Each Borrower is obligated to repay the Secured Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Secured Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Secured Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Secured Obligations constituting Revolving Loans made to another Borrower hereunder or other Secured Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e) Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

(f) Each Loan Party that is a Qualified ECP Guarantor (as defined below) at the time the Guarantee or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party (as defined below), becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.21(f) voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.21(f).

10.22 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.23 Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.24 Copies and Facsimiles. This Agreement and all other documents (including, without limitation, the Loan Documents) which have been or may be hereinafter furnished by any Loan Party to any Agent or any Lender may be reproduced by such Agent or such Lender by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

10.25 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or LC Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or LC Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or LC Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.26 Amendment and Restatement; Release.

(a) This Agreement is an amendment and restatement of the Existing Agreement, it being acknowledged and agreed that as of the Restatement Effective Date all obligations outstanding under or in connection with the Existing Agreement and any of the other Existing Loan Documents (such obligations, collectively, the “Existing Obligations”) constitute obligations under this Agreement. This Agreement is in no way intended to constitute a novation of the Existing Agreement or the Existing Obligations or a repayment or surrender of the Existing Obligations. With respect to (i) any date or time period occurring and ending prior to the Restatement Effective Date, the Existing Agreement and the other Loan Documents shall govern the respective rights and obligations of any party or parties hereto also party thereto and shall for such purposes remain in full force and effect; and (ii) any date or time period occurring or ending on or after the Restatement Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the exhibits and schedules hereto) and the other Loan Documents. From and after the Restatement Effective Date, any reference to the Existing Agreement in any of the other Loan Documents executed or issued by and/or delivered to any one or more parties hereto pursuant to or in connection therewith shall be deemed to be a reference to this Agreement, and the provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Existing Agreement.

(b) In consideration of the agreements of the Administrative Agent and the Lenders contained herein and in the other Loan Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each Loan Party and all such other Persons being hereinafter referred to collectively as the “Releasors ” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent, and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, consultants, advisors, employees, agents and other representatives (the Administrative Agent and each other Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set -off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, in any way related to or in connection with the Existing Agreement or any of the other Existing Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

ARTICLE XI

GUARANTY

11.01 Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, as a primary obligor and not merely as a surety, and absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (whether arising before or on or after the Restatement Effective Date, collectively the “Guaranteed Obligations”, provided, that “Guaranteed Obligations” shall exclude any Excluded Swap Obligations). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

11.02 Guaranty of Payment. This Facility Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require any Agent, any LC Issuer or any Lender to sue any Borrower, any Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations. No Discharge or Diminishment of Facility Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Guaranteed Obligations being Fully Satisfied), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, any Agent, the LC Issuer, any Lender, or any other Person, whether in connection herewith, with the Existing Agreement or in any unrelated transactions.

(b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or Regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent, any LC Issuer or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of each Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Agent, any LC Issuer or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the Secured Obligations being Fully Satisfied).

11.04 Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Guarantor, other than the Guaranteed Obligations being Fully Satisfied. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Facility Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.

11.05 Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Guarantors have fully performed all their obligations to the Agents, the LC Issuers and the Lenders. Notwithstanding anything to the contrary contained in this Facility Guaranty or any other Loan Document, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed to seek recourse against or with respect to any property or asset of, any other Guarantor (any such Guarantor, a “Foreclosed Guarantor”) or any Subsidiary of any Foreclosed Guarantor, including after the Termination Date, if all or any portion of the Guaranteed Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of any such Foreclosed Guarantor which Equity Interests constitutes Collateral, whether pursuant to the Loan Documents or otherwise.

11.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Guarantor’s obligations under this Facility Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.

11.07 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Facility Guaranty, and agrees that none of the Agents, any LC Issuer or any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

11.08 [Reserved].

11.09 Maximum Liability. The provisions of this Facility Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Facility Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Facility Guaranty, then, notwithstanding any other provision of this Facility Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 11.09 with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Facility Guaranty or affecting the rights and remedies of the Lenders hereunder, provided, that nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability. Notwithstanding the foregoing, nothing contained in this Agreement (including any provisions of this Article XI to the contrary) shall limit the liability of the Borrowers in respect of all of the Secured Obligations.

11.10 Contribution. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Facility Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Facility Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article XI, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any Borrower after the Original Closing Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from any Borrower after the Original Closing Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Facility Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Guaranteed Obligations being Fully Satisfied. This provision is for the benefit of all of the Agents, the LC Issuer, the Lenders, the Borrowers and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

11.11 Liability Cumulative. The liability of each Loan Party as a Guarantor under this Article XI is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the LC Issuer and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

11.12 Release of Guarantors. In connection with any permitted Disposition of any Guarantor, upon the request of the Lead Borrower, the Administrative Agent shall, at the Loan Parties’ expense, and subject to the Administrative Agent’s receipt of amounts required as prepayments hereunder arising therefrom, execute and deliver documentation reasonably requested by the Loan Parties to effect the release of such Guarantor from its Obligations hereunder and under the other Loan Documents and to release the Liens on such Subsidiaries’ assets securing such Obligations.

11.13 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or LC Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or LC Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or LC Issuer that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.14 Acknowledgement Regarding Any Supported QFCs.

(a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street

Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c) As used in this Section 11.14, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

LEAD BORROWER:

BARNES & NOBLE EDUCATION, INC., a Delaware corporation

By:
Name:	Kevin F. Watson
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Amended and Restated Credit Agreement]

OTHER BORROWERS:

B&N EDUCATION, LLC, a Delaware limited liability company

BARNES & NOBLE COLLEGE BOOKSELLERS, LLC, a Delaware limited liability company

BNED DIGITAL HOLDINGS, LLC, a Delaware limited liability company

BNED LOUDCLOUD, LLC, a Delaware limited liability company

BNED MBS HOLDINGS, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC)

MBS AUTOMATION LLC, a Delaware limited liability company

MBS DIRECT, LLC, a Delaware limited liability company

MBS INTERNET, LLC, a Delaware limited liability company

MBS SERVICE COMPANY LLC, a Delaware limited liability company

MBS TEXTBOOK EXCHANGE, LLC, a Delaware limited liability company

TEXTBOOKCENTER LLC, a Delaware limited liability company

TXTB.COM, LLC, a Delaware limited liability company

By:
Name:	kevin F. Watson
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Amended and Restated Credit Agreement]

GUARANTOR:

BNED (TEXAS), LLC, a Texas limited liability company

By:
Name:	Kevin F. Watson
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Amended and Restated Credit Agreement]

AGENTS AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent

By:
Name:	Matthew Potter
Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, LC Issuer and Swing Line Lender

By:
Name:	Matthew Potter
Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Co-Syndication Agent

By:
Name:	Dillon Klahn
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and LC Issuer

By:
Name:	Dillon Klahn
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent

By:
Name:	Katelyn Murray
Title:	Authorized Signer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:	Katelyn Murray
Title:	Authorized Signer

[Signature Page to Amended and Restated Credit Agreement]

TRUIST BANK, as Co-Syndication Agent
By:
Name:	Kathryn Rachor
Title:	Vice President

TRUIST BANK, as a Lender

By:
Name:	Kathryn Rachor
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

CITIZENS BANK, N.A., as Co-Documentation Agent

By:
Name:	Monirah J. Masud
Title:	Senior Vice President

CITIZENS BANK, N.A., as a Lender

By:
Name:	Monirah J. Masud
Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

REGIONS BANK, as Co-Documentation Agent

By:
Name:	Alberto Casasus
Title:	Director

REGIONS BANK, as a Lender

By:
Name:	Alberto Casasus
Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as successor to CAPITAL ONE BUSINESS CREDIT CORP., as a Lender

By:
Name: Julianne Low
Title: Senior Director

[Signature Page to Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:	Paul L. Starman
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:
Name:	Bryan R. DeBroka
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

Schedules to Credit Agreement

See attached.

SCHEDULE 1.01

Borrowers

SCHEDULE 1.01A

List of Closing Documents

SCHEDULE 1.03

Pre-Restatement Effective Date Debt Service Charges

[See attached.]

SCHEDULE 1.04

Existing Letters of Credit

SCHEDULE 1.05

Initial Capitalization Table

SCHEDULE 2.01

Commitments and Applicable Percentages

SCHEDULE 5.01

Loan Parties’ Organizational Information

SCHEDULE 5.06

Litigation

SCHEDULE 5.10

Insurance

SCHEDULE 5.12

ERISA Events

SCHEDULE 5.13

Subsidiaries; Equity Interests

SCHEDULE 5.18

Collective Bargaining Agreements

SCHEDULE 5.21(a)

DDAs 1

SCHEDULE 5.21(b)

Credit Card Arrangements

SCHEDULE 5.21(c)

Securities Accounts

SCHEDULE 7.01

Other Permitted Liens

SCHEDULE 7.02

Other Permitted Investments

SCHEDULE 7.03

Other Permitted Indebtedness

SCHEDULE 10.02

Administrative Agent’s Office; Certain Addresses for Notices

EXHIBIT A-1

Form of Committed Loan Notice

COMMITTED LOAN NOTICE

Date:      , 20

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 10, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The Lead Borrower hereby requests a [Committed Borrowing][Conversion of [Term SOFR][Base Rate] Loans][continuation of Term SOFR Loans]:

1.	On (a Business Day)[1]

2.	In the principal amount of $ [2]

3.	Comprised of (Type of Revolving Loan)[3]

4.	[For Term SOFR Loans: With an Interest Period of ][4]

[1]

Each Committed Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans.

[2]

Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.02(b) of the Credit Agreement, Section 2.03(c) of the Credit Agreement and Section 2.04(c) of the Credit Agreement, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a multiple of $100,000 in excess thereof.

[3]

If the Lead Borrower fails to specify a Type of Revolving Loan, or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans.

[4]

Pursuant to the definition of “Interest Period” in the Credit Agreement, and subject to limitations specified in the Credit Agreement, the Lead Borrower may request a Committed Borrowing of Term SOFR Loans with an Interest Period of one, three, or six months (in each case, subject to availability). If the Lead Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans, but fails to specify an Interest Period, then it will be deemed to have specified an Interest Period of one month.

A-1-1

The Lead Borrower hereby represents and warrants that (a) the request herein complies with the provisions of Sections 2.01(a)(i) – 2.01(a)(iii) of the Credit Agreement and (b) the conditions specified in Section 4.02 of the Credit Agreement have been satisfied on and as of the date of the requested [Committed Borrowing][Conversion of [Term SOFR][Base Rate] Loans][continuation of Term SOFR Loans]. This Committed Loan Notice shall be deemed to constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.

BARNES & NOBLE EDUCATION, INC., as Lead Borrower

By:
Name:
Title:	[Responsible Officer]

A-1-2

EXHIBIT A-2

[Reserved]

A-2-1

EXHIBIT B

Form of Swing Line Loan Notice

SWING LINE LOAN NOTICE

Date:      , 20

To:   Bank of America, N.A., as Administrative Agent

Bank of America, N.A., as Swing Line Lender

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 10, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The Lead Borrower hereby requests a Swing Line Borrowing1:

1.	On (a Business Day)[2]

2.	In the principal amount of $ [3]

The Lead Borrower hereby represents and warrants that the conditions specified in Sections 4.02 of the Credit Agreement have been satisfied on and as of the date of the applicable Swing Line Borrowing. This Swing Line Loan Notice shall be deemed to constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.

BARNES & NOBLE EDUCATION, INC., as Lead Borrower

By:
Name:
Title:	[Responsible Officer]

[1]	All Swing Line Borrowings shall bear interest based on the Base Rate.
[2]	Each Swing Line Loan Notice must be received by the Administrative Agent not later than 3:00 p.m. on the date of the requested Swing Line Borrowing.
[3]	Each Swing Line Borrowing shall be in a minimum principal amount of $100,000.

B-1

EXHIBIT C-1

Form of Revolving Loan Note

PROMISSORY NOTE

(Revolving Loan)

[     ], 20

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of     (hereinafter, with any subsequent holders, the “Revolving Lender”), c/o Bank of America, N.A., 100 Federal Street, 4th Floor, Boston, Massachusetts 02110, the aggregate unpaid principal amount of Revolving Loans made or deemed made by the Revolving Lender to or for the account of any Borrower pursuant to the Amended and Restated Credit Agreement dated as of June 10, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Barnes & Noble Education, Inc., as Lead Borrower, (ii) the other Borrowers, (iii) the Guarantors from time to time party thereto, (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), including, without limitation, the Revolving Lender, (v) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents, with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Revolving Loan Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Revolving Loans, the accrual of interest thereon, and the repayment of such Revolving Loans, shall be prima facie evidence of the indebtedness to the Revolving Lender hereunder, absent manifest error.

No delay or omission by any Agent or the Revolving Lender in exercising or enforcing any of such Agent’s or the Revolving Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default, nor as a continuing waiver of any such Default or Event of Default.

Each Borrower, and each endorser and guarantor of this Revolving Loan Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Revolving Lender with respect to this Revolving Loan Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Revolving Loan Note.

This Revolving Loan Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors and assigns, and shall inure to the benefit of the Revolving Lender and its successors, endorsees, and assigns.

C-1-1

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Loan Note, are joint and several, provided, however, the release by any Agent or the Revolving Lender of any one or more such Persons shall not release any other Person obligated on account of this Revolving Loan Note. Each reference in this Revolving Loan Note to any Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.

THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein, and each Borrower makes the waivers set forth therein and herein knowingly, voluntarily, and intentionally, and understands that the Agents and the Lenders, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Loan Note, are each relying thereon.

This Revolving Loan Note shall be deemed to constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.

[Remainder of page left blank intentionally; signature page follows.]

C-1-2

IN WITNESS WHEREOF, the Borrowers have each caused this Revolving Loan Note to be duly executed as of the date set forth above.

LEAD BORROWER:

BARNES & NOBLE EDUCATION, INC., a Delaware corporation

By:
Name:
Title:

BORROWERS:

B&N EDUCATION, LLC, a Delaware limited liability company
BARNES & NOBLE COLLEGE BOOKSELLERS, LLC, a Delaware limited liability company
BNED DIGITAL HOLDINGS, LLC, a Delaware limited liability company
BNED LOUDCLOUD, LLC, a Delaware limited liability company
BNED MBS HOLDINGS, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC)
MBS AUTOMATION LLC, a Delaware limited liability company
MBS DIRECT, LLC, a Delaware limited liability company
MBS INTERNET, LLC, a Delaware limited liability company
MBS SERVICE COMPANY LLC, a Delaware limited liability company
MBS TEXTBOOK EXCHANGE, LLC, a Delaware limited liability company
TEXTBOOKCENTER LLC, a Delaware limited liability company
TXTB.COM, LLC, a Delaware limited liability company

By:
Name:
Title:

C-1-3

EXHIBIT C-2

Form of Swing Line Note

PROMISSORY NOTE

(Swing Line)

[     ], 2015

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of Bank of America, N.A., a national banking association with offices at 100 Federal Street, 4th Floor, Boston, Massachusetts 02110 (hereinafter, with any subsequent holders, the “Swing Line Lender”), the aggregate unpaid principal amount of Swing Line Loans made or deemed made by the Swing Line Lender to or for the account of any Borrower pursuant to the Amended and Restated Credit Agreement dated as of June 10, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Barnes & Noble Education, Inc., as Lead Borrower, (ii) the other Borrowers, (iii) the Guarantors from time to time party thereto, (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (v) the Swing Line Lender, (vi) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (vii) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (viii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents, with interest at the rate and payable in the manner stated therein.

This is a “Swing Line Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swing Line Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Swing Line Loans, the accrual of interest thereon, and the repayment of such Swing Line Loans, shall be prima facie evidence of the indebtedness to the Swing Line Lender hereunder, absent manifest error.

No delay or omission by any Agent or the Swing Line Lender in exercising or enforcing any of such Agent’s or the Swing Line Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default, nor as a continuing waiver of any such Default or Event of Default.

Each Borrower, and each endorser and guarantor of this Swing Line Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Swing Line Lender with respect to this Swing Line Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Swing Line Note.

This Swing Line Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors and assigns, and shall inure to the benefit of the Swing Line Lender and its successors, endorsees, and assigns.

C-2-1

The liabilities of each Borrower, and of any endorser or guarantor of this Swing Line Note, are joint and several, provided, however, the release by any Agent or the Swing Line Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Swing Line Note to any Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.

THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein, and each Borrower makes the waivers set forth therein and herein knowingly, voluntarily, and intentionally, and understands that the Agents and the Swing Line Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Swing Line Note, are each relying thereon.

This Swing Line Note shall be deemed to constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.

[Remainder of page left blank intentionally; signature page follows.]

C-2-2

IN WITNESS WHEREOF, the Borrowers have each caused this Swing Line Note to be duly executed as of the date set forth above.

LEAD BORROWER:

BARNES & NOBLE EDUCATION, INC., a Delaware corporation

By:
Name:
Title:

BORROWERS:

B&N EDUCATION, LLC, a Delaware limited liability company
BARNES & NOBLE COLLEGE BOOKSELLERS, LLC, a Delaware limited liability company
BNED DIGITAL HOLDINGS, LLC, a Delaware limited liability company
BNED LOUDCLOUD, LLC, a Delaware limited liability company
BNED MBS HOLDINGS, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC)
MBS AUTOMATION LLC, a Delaware limited liability company
MBS DIRECT, LLC, a Delaware limited liability company
MBS INTERNET, LLC, a Delaware limited liability company
MBS SERVICE COMPANY LLC, a Delaware limited liability company
MBS TEXTBOOK EXCHANGE, LLC, a Delaware limited liability company
TEXTBOOKCENTER LLC, a Delaware limited liability company
TXTB.COM, LLC, a Delaware limited liability company

By:
Name:
Title:

C-2-3

EXHIBIT D

COMPLIANCE CERTIFICATE

Date of Certificate:     , 20

To: Bank of America, N.A., as Administrative

Agent Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement, dated as of June 10, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents. All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The undersigned, in [her][his] capacity as a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies on behalf of the Lead Borrower and each of the other Loan Parties as of the date hereof the following:

1.	No Defaults or Events of Default.

(a)

Since __________ (the date of the last Compliance Certificate delivered pursuant to Section 6.02 of the Credit Agreement, or, in the case of the first Compliance Certificate delivered after the Restatement Effective Date, the Restatement Effective Date), and except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

(b)

If a Default or Event of Default has occurred and is continuing since _________ (the date of the last Compliance Certificate delivered pursuant to Section 6.02 of the Credit Agreement, or, in the case of the first Compliance Certificate delivered after the Restatement Effective Date, the Restatement Effective Date), the Loan Parties have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.

2.	Financial Calculations and Covenant Compliance.

(a)

Since _______ __, _____ (the date of the last Compliance Certificate delivered pursuant to Section 6.02 of the Credit Agreement or, in the case of the first Compliance Certificate delivered after the last day of the Availability Block Period, the first day following the Availability Block Period), Availability has at all times equaled or exceeded (i) prior to (but excluding) the date that is thirty (30) months following the Restatement Effective Date, $25,000,000 and (y) from and after the date that is thirty (30) months following the Restatement Effective Date, $30,000,000.

[Use following paragraph commencing with the Measurement Period ending on the last day of the Fiscal Month on or about May 31, 2025 and continuing for each of the applicable Measurement Periods ending on the last day of each Fiscal Month ending thereafter]

(b)

As of the last day of the Measurement Period ending _______ __, _____, the Consolidated Fixed Charge Coverage Ratio equals or exceeds 1.10 to 1.00 for such period. Attached hereto as Appendix II is a calculation of the Consolidated Fixed Charge Coverage Ratio.

[Use following paragraph commencing on the last day of the Fiscal Quarter ending on or about October 31, 2024, and continuing as of the last day of each Fiscal Quarter ending thereafter, in each case, for the corresponding period then ending as of such date, as specified below]

(c)

As of the last day of each of the periods set forth below, Consolidated EBITDA equals or exceeds the corresponding amount set forth below for such date and period set forth below. Attached hereto as Appendix III is a calculation of Consolidated EBITDA.

Last Day of the Following Fiscal Quarters Ending for the Specified Preceding Period then Ending:	Minimum Consolidated EBITDA for such Specified Preceding Period:
On or about October 31, 2024 (for the immediately preceding six (6) Fiscal Month period ending on such date)	80% of budgeted Consolidated EBITDA for such period set forth in the Approved 2025 Budget

On or about January 31, 2025 (for the immediately preceding nine (9) Fiscal Month period ending on such date)	80% of budgeted Consolidated EBITDA for such period set forth in the Approved 2025 Budget

On or about April 30, 2025 (for the Measurement Period ending on such date)	80% of budgeted Consolidated EBITDA for such period set forth in the Approved 2025 Budget

On or about July 31, 2025 (for the Measurement Period ending on such date)	$37,500,000

On or about October 31, 2025 (for the Measurement Period ending on such date)	$40,000,000

On or about January 31, 2026 (for the Measurement Period ending on such date)	$42,500,000

Each Fiscal Quarter ending on or after the Fiscal Quarter ending on or about April 30, 2026 (in each case, for the respective Measurement Period ending on such date)	$45,000,000

3.	Financial Statements.

[Use following paragraph for Fiscal Year-end financial statements, to the extent required to be delivered pursuant to the Credit Agreement]

Attached hereto as Appendix IV is the Consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ending _______ ___, ____, together with the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, which such Consolidated statements have been audited and are accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion were prepared in accordance with generally accepted auditing standards and are not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

[Use following paragraph for Fiscal Quarter-end financial statements, to the extent required to be delivered pursuant to the Credit Agreement]

Attached hereto as Appendix IV is the Consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Quarter ending _______ ___, ____, together with the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (i) the corresponding Fiscal Quarter of the previous Fiscal Year (if available), and (ii) the corresponding portion of the previous Fiscal Year (if available).

[Use following paragraph for Fiscal Month-end financial statements, to the extent required to be delivered pursuant to the Credit Agreement]

Attached hereto as Appendix IV is the Consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Month ending _______ ___, ____, together with the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (i) the corresponding Fiscal Month of the previous Fiscal Year (if available), and (ii) the corresponding portion of the previous Fiscal Year (if available).

4.	No Material Accounting Changes, Etc.

(a)

The financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending _______ ___, ____ fairly present in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries, as of the end of the period(s) covered, and were prepared in accordance with GAAP, subject only to, with respect to the quarterly and monthly financial statements, normal year end audit adjustments and the absence of footnotes.

(b)

Except as set forth in Appendix V, there has been no change in generally accepted accounting principles used in the preparation of the financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending _______ ___, ____. If any such change has occurred, a statement of reconciliation conforming such financial statements to GAAP is attached hereto in Appendix IV.

5.	Management Discussion. Attached hereto as Appendix VI is a discussion and analysis prepared by management of the Lead Borrower with respect to the financial statements delivered herewith.

6.

Immaterial Subsidiaries. Attached hereto as Appendix VII is a list of each Immaterial Subsidiary and its jurisdiction of formation as of the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending _______ ___, ____. As of the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) of the Credit Agreement (1) the total assets of all Immaterial Subsidiaries, is less than five percent (5.0%) of the Consolidated total assets of the Lead Borrower and its Subsidiaries, (2) no Immaterial Subsidiary owns any (i) assets included in the Borrowing Base or (ii) any Intellectual Property, and (3) the gross revenues of all Immaterial Subsidiaries for the Measurement Period is less than five percent (5.0%) of the Consolidated gross revenues of the Lead Borrower and its Subsidiaries for such Measurement Period, in each case as determined in accordance with GAAP.

[Remainder of page left blank intentionally; signature page follows.]

IN WITNESS WHEREOF, a duly authorized and acting Responsible Officer of the Lead Borrower, on behalf of the Lead Borrower and each of the other Loan Parties, has duly executed this Compliance Certificate as of _____________, 202__.

LEAD BORROWER:
BARNES & NOBLE EDUCATION, INC.

By:
Name:
Title:

APPENDIX I

Except as set forth below, no Default or Event of Default has occurred and is continuing. [If a Default or Event of Default has occurred and is continuing, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

APPENDIX II

(Consolidated Fixed Charge Coverage Ratio)

§ 7.15 – Consolidated Fixed Charge Coverage Ratio

Consolidated EBITDA:

1.	Consolidated Net Income of the Lead Borrower and the other Loan Parties from continuing operations on a Consolidated basis for the most recently completed Measurement Period:	$____________________

Plus the following (to the extent deducted in calculating such Consolidated Net Income):

2.	a. Consolidated Interest Charges:	$____________________

	b. the provision for Federal, state, local and foreign income Taxes (net of any tax credits):	$____________________

	c. depreciation and amortization expense:	$____________________

	d. other expenses or losses reducing such Consolidated Net Income which do not represent a cash item in such period (including LIFO reserves) or any future period:	$____________________

e.   expenses deducted in such period resulting from the issuance of Equity Interests permitted under the Credit Agreement, provided, that such expenses are and will be non-cash items in the period when taken and in all later fiscal periods:

$____________________

f.   restructuring costs and expenses, including (x) costs and expenses related to the Transactions incurred on or prior to the Restatement Effective Date (in any event not to exceed the actual amounts so incurred) and (y) in respect of any such amounts incurred during any period after the Restatement Effective Date, up to $5,000,000, in aggregate, of such costs and expenses in any Fiscal Year (or such lesser amount incurred during such Fiscal Year):

$____________________

	g. Sum of Lines 1 and 2(a) through (f):	$____________________

Minus the following to the extent included in calculating such Consolidated Net Income:

h.  All non-cash gains increasing Consolidated Net Income (in each case of or by the Lead Borrower and the other Loan Parties for such Measurement Period), all as determined on a consolidated basis in accordance with GAAP: [8]

$____________________

	i. Consolidated EBITDA [Line 2(g) minus Line 2(h)]:	$____________________

3.	Minus the sum of the following:	$____________________

	a. Capital Expenditures (other than those in connection with Permitted Acquisitions) made during such Measurement Period:	$____________________

Plus

	b. The aggregate amount of Federal, state, local and foreign income taxes paid in cash or required to be paid in cash during such Measurement Period:	$____________________

	c. The sum of Line 3(a) and Line 3(b):	$____________________

4.	Cash flow available for Fixed Charges [Line 2(i) minus Line 3(c)]:	$____________________

5.	Debt Service Charges during such Measurement Period: [9]	$____________________

[8]	“Consolidated EBITDA” shall be calculated to exclude all gains or income arising from the Disposition of any capital asset, subsidiary, division, business or line of business.
[9]

In each case (when calculating amounts in Sections 5(a) and 5(b)), utilizing derived Debt Service Charges set forth on Schedule 1.03 of the Credit Agreement for any relevant Pre-Restatement Effective Date period covered by such schedule and included in such calculation.

	a. Consolidated Interest Charges paid in cash or required to be paid in cash for such Measurement Period, determined on a consolidated basis in accordance with GAAP:	$____________________

Plus

b.  The principal payments (Other than Permitted Refinancings) made or required to be made on account of Indebtedness (excluding the Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, determined on a consolidated basis in accordance with GAAP:

$____________________

	c. Debt Service Charges [The sum of Line 5(a) and Line 5(b)]:	$____________________

6.	Plus the aggregate amount of all Restricted Payments made in cash of or by the Lead Borrower and the other Loan Parties for the most recently completed Measurement Period, determined on a consolidated basis in accordance with GAAP:	$____________________

7.	Fixed Charges [The sum of Line 5(c) and Line 6]:	$____________________

8.	Consolidated Fixed Charge Coverage Ratio [Line 4 divided by Line 7]:	[__] to [__]

Is the Ratio in Line 8 greater than or equal to 1.10 to 1.00?		[Yes – in compliance]

[No – not in compliance]

APPENDIX III

(Minimum Cumulative Consolidated EBITDA)

§ 7.15 – Consolidated Minimum EBITDA

Consolidated EBITDA:

1.	Consolidated Net Income of the Lead Borrower and the other Loan Parties from continuing operations on a Consolidated basis for the most recently completed Measurement Period:	$____________________

Plus the following (to the extent deducted in calculating such Consolidated Net Income):

2.	a. Consolidated Interest Charges:	$____________________

	b. the provision for Federal, state, local and foreign income Taxes (net of any tax credits):	$____________________

	c. depreciation and amortization expense:	$____________________

	d. other expenses or losses reducing such Consolidated Net Income which do not represent a cash item in such period (including LIFO reserves) or any future period:	$____________________

e.   expenses deducted in such period resulting from the issuance of Equity Interests permitted under the Credit Agreement, provided, that such expenses are and will be non-cash items in the period when taken and in all later fiscal periods:

$____________________

f.   restructuring costs and expenses, including (x) costs and expenses related to the Transactions incurred on or prior to the Restatement Effective Date (in any event not to exceed the actual amounts so incurred) and (y) in respect of any such amounts incurred during any period after the Restatement Effective Date, up to $5,000,000, in aggregate, of such costs and expenses in any Fiscal Year (or such lesser amount incurred during such Fiscal Year):

$____________________

	g. Sum of Lines 1 and 2(a) through (f):	$____________________

Minus the following to the extent included in calculating such Consolidated Net Income:

h.  All non-cash gains increasing Consolidated Net Income (in each case of or by the Lead Borrower and the other Loan Parties for such Measurement Period), all as determined on a consolidated basis in accordance with GAAP: [1][0]

$____________________

	i. Consolidated EBITDA [Line 2(g) minus Line 2(h)]:	$____________________

3.	Consolidated EBITDA required by Section 7.15 of the Credit Agreement:	$____________________

Is Line 2(i) greater than or equal to Line 3?		[Yes – in compliance]

[No – not in compliance]

[10]	“Consolidated EBITDA” shall be calculated to exclude all gains or income arising from the Disposition of any capital asset, subsidiary, division, business or line of business.

APPENDIX IV

(Financial Statements)

[see attached]

APPENDIX V

(GAAP)

[see attached]

APPENDIX VI

(MD&A)

[see attached]

APPENDIX VII

(Immaterial Subsidiaries)

EXHIBIT E

Form of Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] 3 hereunder are several and not joint.] 4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by [each, the] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, any participations in LC Obligations and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

3. Borrowers:	Barnes & Noble Education, Inc., a Delaware corporation, Barnes & Noble College Booksellers, LLC, a Delaware limited liability company, and B&N Education, LLC, a Delaware limited liability company, BNED Digital Holdings, LLC, a Delaware limited liability company, BNED LoudCloud, LLC, a Delaware limited liability company, BNED MBS Holdings, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC), MBS Automation LLC, a Delaware limited liability company, MBS Direct, LLC, a Delaware limited liability company, MBS Internet, LLC, a Delaware limited liability company, MBS Service Company LLC, a Delaware limited liability company, MBS Textbook Exchange, LLC, a Delaware limited liability company, TextbookCenter LLC, a Delaware limited liability company and TXTB.com, LLC, a Delaware limited liability company.

4. Administrative Agent:	Bank of America, N.A., as the Administrative Agent under the Credit Agreement.

5. Credit Agreement:	Amended and Restated Credit Agreement, dated as of June 10, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents, as the same may be amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time.

6. Assigned Interest[s]:

Assignor[s] [5]	Assignee[s][6]	Facility or Facilities Assigned[7]	Aggregate Amount of Commitment/ Loans for all Lenders[8]		Amount of Commitment/ Loans Assigned[9]		Percentage Assigned of Commitment/ Loans[1][0]
			$	__________	$	_________	_________	%

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Fill in the appropriate terminology for each applicable type of facility under the Credit Agreement that is being assigned under this Assignment.
[8]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments of Loans under the applicable type of facility made between the Trade Date and the Effective Date.

[9]

Subject to minimum amount requirements pursuant to Section 10.06(b)(i) of the Credit Agreement and subject to proportionate amount requirements pursuant to Section 10.06(b)(ii) of the Credit Agreement.

[10]	Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/Loans of all applicable Lenders thereunder.

[7. Trade Date:	][11]

Effective Date:      , 20  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE DATE OF DELIVERY OF THIS ASSIGNMENT AND ASSUMPTION FOR RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as
[Administrative Agent] [an LC Issuer] [Swing Line Lender]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as an LC Issuer

By:
Name:
Title:

[Consented to:][13]

BARNES & NOBLE EDUCATION, INC., as Lead Borrower

Name:
Title:
By:

[12]

To the extent that (i) the Administrative Agent’s consent is required under Sections 10.06(b)(i)(B) and 10.06(b)(iii)(B) of the Credit Agreement, (ii) the LC Issuer’s consent is required under Section 10.06(b)(iii)(C) of the Credit Agreement, or (iii) the Swing Line Lender’s consent is required under Section 10.06(b)(iii)(D) of the Credit Agreement.

[13]	To the extent required under Sections 10.06(b)(i)(B), 10.06(b)(iii)(A) or any other provision of the Credit Agreement.

ANNEX I TO ASSIGNMENT AND ASSUMPTION

Reference is made to the Amended and Restated Credit Agreement, dated as of June 10, 2024 by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co- Documentation Agents, as the same may be amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) or any other provision of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (except for the conflict of laws rules thereof, but including General Obligations Law Sections 5-1401 and 5-1402).

4. Fees. Unless waived by the Administrative Agent in accordance with Section 10.06(b)(iv) of the Credit Agreement, this Assignment and Assumption shall be delivered to the Administrative Agent with a processing and recordation fee of $3,500.

5. Delivery. If the Assignee is not a Lender, the Assignee shall deliver to the Administrative Agent an Administrative Questionnaire.

EXHIBIT F

Form of Borrowing Base Certificate

See attached.

F-1

Barnes & Noble College Booksellers, LLC

BNC Inventory, BNC CC Receivables, MBS Inventory, BNC & MBS A/R, BNC Centralized Contract Res. as of

($ 000’s)

Date:
Cert. No.

Cost
BNCB Beg. Inventory as of:
BNCB Ending inventory as of:

BNCB Net Eligible Inventory
BNCB Inventory Advance Rate:

BNCB Net Eligible Rental Inventory
BNCB Inventory Rental Advance Rate:

MBS Beg. Inventory as of:

MBS Ending inventory as of:

MBS Net Eligible Current Non-Rental Inventory
MBS Inventory Advance Rate:

MBS Net Eligible Non-Current Inventory
MBS Inventory Advance Rate:

MBS Net Eligible Rental Inventory
MBS Inventory Advance Rate:

Inventory Availability

BNCB Trade Accounts Receivable
MBS Trade Accounts Receivable

BNCB Net Trade Accounts Receivable
MBS Net Trade Retail Accounts Receivable
BNCB Trade Accounts Advance Rate

Trade Accounts Receivable Availability

BNCB Credit Card Accounts Receivable

BNCB Net Credit Card Accounts Receivable
BNCB Credit Card Accounts Receivable Advance Rate

Credit Card Accounts Receivable Availability

Barnes & Noble Education, Inc. Availability before Reserves

LESS	BNCB Centralized Contracts Reserve (A)
Wells Fargo Pcard program reserve
MBS Reserve via SpainPrice Field Exam
Borrowing Base Block (until six months after Restatement Effective Date)

Barnes & Noble Education, Inc. Availability (not to exceed $325 million)

Total Current Outstanding Principal Balance

ADD	Documentary Letters of Credit
Standby Letters of Credit

.	Total LCs Outstanding

Total Loan Balance Prior to Request

Net Availability Prior to Request

Advance Request
Paydown

Barnes & Noble Education, Inc. Net Availability After Request

The undersigned represents and warrants that (a) the information set forth above is true, complete and accurate, and has been prepared in accordance with the requirements of the Amended and Restated Credit Agreement between Barnes & Noble Education, Inc., as the Lead Borrower (the “Borrower”), Bank of America, N.A., as Administrative Agent, and the other parties from time to time party thereto (the “Credit Agreement”); (b) no Default (as defined in the Credit Agreement) is presently in existence; and (c) all or a portion of the advance requested hereby will be set aside by the Borrower to cover 100% of the Borrower’s obligation for sales tax on account of sales since the most recent borrowing under the Credit Agreement.

Authorized Signer:

Name:

Title:

Barnes & Noble College Booksellers, LLC

BNC Inventory, BNC CC Receivables, MBS Inventory, BNC & MBS A/R, BNC Centralized Contract Res. as of

($ 000’s)

Date:
Cert. No.

Cost

Beg. Inventory as of:

ADD	Purchases
Buyback
Freight

LESS	Returns (total)
Guide Transfers (Used)
Other
Cost of Sales

Ending inventory as of:

ADD	Merchandise received by store

LESS	Shrink (in excess of GL reserve)
Café
Digital
Inventory in Transit
MP Accrual > 90 days

Net Eligible Inventory after Weekly Reporting Variance Reserve
Inventory Advance Rate:

Net Eligible Rental Inventory
Inventory Rental Advance Rate:

Monthly Inventory NOLV:
Monthly Rental Inv. NOLV:

Inventory Availability

BNC Trade Accounts Receivable:

LESS	Unapplied Cash
Past Due >60 Days @ 100%
Past Due >90 Days @ 100%
Government Receivables
Cross Age
Past Due Credit Balances

Total Ineligible

Net Trade Accounts Receivable

Trade Accounts Advance Rate

Trade Accounts Receivable Availability

Credit Card Accounts Receivable

ADD	Cash Deposits In-Transit
Paypal Deposits In-Transit
Fees Payable on In-Transit Amounts

LESS	Amounts over 5 Days
Inelligible (Vantiv Invoice Merchant Billing Statement)
Inelligible (Discover Card Fees)
FLC Revenue Share 56%

Net Credit Card Accounts Receivable

Credit Card Accounts Receivable Advance Rate

Credit Card Accounts Receivable Availability

Barnes & Noble College Booksellers Availability before Reserves

LESS	Centralized Contracts Reserve (A)
Wells Fargo Pcard program reserve
MBS Reserve via SpainPrice Field Exam

Barnes & Noble College Booksellers Availability

Outstanding Principal Balance

ADD	Documentary Letters of Credit
Standby Letters of Credit
Total LCs Outstanding

Total Loan Balance Prior to Request

Net Availability Prior to Request

Advance Request
Paydown
Barnes & Noble College Booksellers Net Availability After Request
The undersigned represents and warrants that (a) the information set forth above is true, complete and accurate, and has been prepared in accordance with the requirements of the Amended and Restated Credit Agreement between Barnes & Noble Education, Inc., as the Lead Borrower (the “Borrower”), Bank of America, N.A., as Administrative Agent, and the other parties from time to time party thereto (the “Credit Agreement”); (b) no Default (as defined in the Credit Agreement) is presently in existence; and (c) all or a portion of the advance requested hereby will be set aside by the Borrower to cover 100% of the Borrower’s obligation for sales tax on account of sales since the most recent borrowing under the Credit Agreement.

Authorized Signer:
Name:
Title:

MBS

(Period ending: )

($ 000’s)

Date:
Cert. No.
Cost

Beg. Inventory as of:

ADD	Purchases
Buyback
Freight

LESS	Returns (total)
Guide Transfers (Used)
Cost of Sales

Ending inventory as of:

LESS	Digital
In-Transit Inventory
					Current Non-Rental	Non-Current	Rental
Net Eligible Inventory
Inventory Advance Rate:
	Current Non-Rental	Non-Current	Rental
Monthly Inventory NOLV:

Inventory Availability

Trade Retail Accounts Receivable:

LESS	Ineligible
Unapplied Cash
Past Due >60 Days @ 50%
Past Due >90 Days @ 100%
Government Receivables
Cross Age

Total Ineligible

Net Trade Retail Accounts Receivable

Trade Accounts Advance Rate

Trade Accounts Receivable Availability

MBS Availability

The undersigned represents and warrants that (a) the information set forth above is true, complete and accurate, and has been prepared in accordance with the requirements of the Amended and Restated Credit Agreement between Barnes & Noble Education, Inc., as the Lead Borrower (the “Borrower”), Bank of America, N.A., as Administrative Agent, and the other parties from time to time party thereto (the “Credit Agreement”); (b) no Default (as defined in the Credit Agreement) is presently in existence; and (c) all or a portion of the advance requested hereby will be set aside by the Borrower to cover 100% of the Borrower’s obligation for sales tax on account of sales since the most recent borrowing under the Credit Agreement.

Authorized Signer:

Name:

Title:

EXHIBIT G

Amended and Restated Security Agreement

See attached.

G-1

Execution Version

AMENDED AND RESTATED SECURITY AGREEMENT

by

BARNES & NOBLE EDUCATION, INC.,

as a Grantor and as the Lead Borrower

and

THE OTHER GRANTORS NAMED HEREIN

and

BANK OF AMERICA, N.A.

as the Collateral Agent

Dated as of June 10, 2024

-i-

TABLE OF CONTENTS

(continued)

-ii-

EXHIBIT A	Form of Joinder Agreement
EXHIBIT B	Form of Perfection Certificate
EXHIBIT C	Form of Securities Pledge Amendment

SCHEDULE 1	Intercompany Notes
SCHEDULE 2	Pledged Interests

-iii-

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT, dated as of June 10, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by each of BARNES & NOBLE EDUCATION, INC., a Delaware corporation (the “Lead Borrower”), and certain other Subsidiaries of the Lead Borrower signatory hereto as grantors (the Lead Borrower and such other grantors, together with any successors and any other Subsidiaries of the Lead Borrower that may join as a grantor from time to time, the “Grantors,” and each, a “Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent for the Credit Parties (as defined in the Credit Agreement defined below) pursuant to the Credit Agreement (as hereinafter defined), as grantee, assignee and secured party (in such capacities and together with any successors and assigns in such capacities, the “Collateral Agent”).

R E C I T A L S :

A. The Lead Borrower, the Grantors party thereto, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto, among others, are parties to that certain Credit Agreement dated as of August 3, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of the Credit Agreement referred to below, the “Existing Credit Agreement”).

B. The Lead Borrower, the Collateral Agent and the Grantors party thereto are parties to that certain Security Agreement, dated as of August 3, 2015, as joined by (i) BNED Digital Holdings, LLC and BNED LoudCloud, LLC, each a Delaware limited liability company, pursuant to that certain Joinder Agreement, dated as of July 21, 2016, (ii) MBS Textbook Exchange, LLC, MBS Direct, LLC, TXTB.COM LLC, TextbookCenter LLC, MBS Internet, LLC, MBS Automation LLC and MBS Service Company LLC, each a Delaware limited liability company, pursuant to that certain Joinder Agreement, dated as of February 27, 2017 and (iii) BNED (Texas), LLC, a Texas limited liability company, pursuant to that certain Joinder Agreement, dated as of August 14, 2023 (collectively, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of this Amended and Restated Security Agreement, the “Existing Security Agreement”), pursuant to which each Grantor granted in favor of the Collateral Agent, for its own benefit and the benefit of the other Credit Parties (as defined in the Existing Credit Agreement), a security interest in and to that certain Collateral (as defined in the Existing Security Agreement), as collateral security for the payment and performance in full of its respective Secured Obligations (as defined in the Existing Credit Agreement).

C. The Lead Borrower, the other Grantors, Bank of America, N.A., as Administrative Agent and the Lenders party thereto, among others, have agreed to amend and restate the Existing Credit Agreement pursuant to that certain Amended and Restated Credit Agreement, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by, among others, the Grantors, Bank of America, N.A., as the Administrative Agent and the Lenders party thereto.

D. Each Grantor will continue to receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement, the Facility Guaranty and the other Loan Documents and each is, therefore, willing to enter into this Agreement to amend and restate the Existing Security Agreement and effect the grant and re-grant, and otherwise evidence the liens and security interests provided for hereunder securing the Secured Obligations under the Credit Agreement and the other Loan Documents.

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E. Each Grantor is, or as to Collateral (as hereinafter defined) acquired by such Grantor after the date hereof, will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

F. It is a condition to the obligations of the Lenders to continue to make the Loans under the Credit Agreement and a condition to the obligation of each LC Issuer to continue to issue Letters of Credit under the Credit Agreement that each Grantor execute and deliver this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

(a) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(b) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein (including, unless otherwise specified, references to any “Letter of Credit”) that are defined in the UCC shall have the meanings assigned to them in the UCC.

(c) The following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such in the Preamble hereof.

“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

“Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Data” shall mean, with respect to Intellectual Property consisting of databases and data compilations, all facts and information stored or included in such data bases or data compilations arising from or with respect to all or any portion of the Collateral.

“Collateral License” shall have the meaning assigned to such term in Section 4.15 hereof.

“Contracts” shall mean, collectively, with respect to each Grantor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

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“Control” shall mean (i) in the case of each DDA, (i) “control,” as such term is defined in Section 9-104 of the UCC and (ii) in the case of any security entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common Law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, including, without limitation, the registrations and applications listed in Schedule 4.03 to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world, (v) rights to sue for past, present or future infringements, violations or misappropriations of any of the foregoing, and (vi) all rights corresponding to any of the foregoing throughout the world.

“Credit Agreement” shall have the meaning assigned to such term in Recital C hereof.

“Distributions” shall mean, collectively, with respect to each Grantor, all Restricted Payments from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Interests or Intercompany Notes.

“Excluded Assets” shall mean (a) Equity Interests held by the Lead Borrower and its Subsidiaries in any joint venture or similar arrangement, (b) any Real Property owned or leased by the Grantors, (c) Excluded Equity Interests, (d) any applications for any trademarks that have been filed with the United States Patent and Trademark Office on the basis of an “intent-to-use” with respect to such marks, unless and until a statement of use or amendment to allege use is filed and accepted by the United States Patent and Trademark Office or any other filing is made or circumstances otherwise change so that the interests of a Loan Party in such marks is no longer on an “intent-to-use” basis, at which time such marks shall automatically and without further action by the parties be subject to the security interests and liens granted by a Grantor to Collateral Agent hereunder, (e) Excluded Accounts, (f) Licensed Merchandise, and (g) those assets that the Administrative Agent has reasonably determined (in consultation with the Lead Borrower or as directed by the Required Lenders, as the case may be) that the costs of obtaining a perfected, first priority security interest therein are excessive in relation to the value of the security to be afforded thereby.

“Excluded Equity Interests” means any voting Equity Interest or group of Equity Interests issued by (i) the Lead Borrower and (ii) any CFC representing more than 65% of the total voting power of all outstanding “stock entitled to vote” within the meaning of Treasury Regulations §1.956-2(c)(2), solely to the extent that pledging more than 65% of the total outstanding voting Equity Interests of such CFC could reasonably be expected to cause the undistributed earnings of such CFC as determined for United States federal income tax purposes to be treated as a deemed dividend to such CFC United States parent, or could reasonably be expected to cause any material adverse tax consequences.

“Existing Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Existing Security Agreement” shall have the meaning assigned to such term in Recital B hereof.

3

“General Intangibles” shall mean, collectively, with respect to each Grantor, all “general intangibles,” as such term is defined in the UCC, of such Grantor and, in any event, shall include, without limitation, (i) all of such Grantor’s rights, title and interest in, to and under all insurance policies and Contracts (including, without limitation, the Licensed Merchandise Documents (as defined in the Credit Agreement)), (ii) all know-how and warranties, (iii) any and all other rights, claims, choses-in-action and causes of action of such Grantor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Grantor’s operations or any of such Grantor’s assets and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Grantor pertaining to any of its assets, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, (vii) all Payment Intangibles, and (viii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims, including, without limitation, Permitted Acquisitions, any tax refunds, Claims against any Governmental Authority for tax or other refunds.

“Goodwill” shall mean, collectively, with respect to each Grantor, the goodwill connected with such Grantor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any other Intellectual Property Collateral in which such Grantor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Grantor’s business.

“Grantor” shall have the meaning assigned to such term in the Preamble hereof.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

“Instruments” shall mean, collectively, with respect to each Grantor, all “instruments,” as such term is defined in Article 9 of the UCC, and shall include, without limitation, all promissory notes (including the Intercompany Notes), drafts, bills of exchange or acceptances.

“Intercompany Notes” shall mean, with respect to each Grantor, all intercompany notes payable to a Grantor and described on Schedule 1 hereto and each intercompany note hereafter acquired by such Grantor from another Loan Party and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent not prohibited by the terms of the Loan Documents.

“Joinder Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit A.

4

“Lead Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Licensed Assets” shall have the meaning assigned to such term in Section 4.15 hereof.

“Licenses” shall mean, collectively, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Intellectual Property, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Member’s Total Rights” means, with respect to any Grantor that is a member in a limited liability company, all of such Grantor’s right, title and interest in such limited liability company, including without limitation its “limited liability company interest” (as such term is defined in Section 18-101(8) of the Limited Liability Company Act of Delaware), the Grantor’s status as a “member” (as such term is defined in Section 18-101(11) of the Limited Liability Company Act of Delaware), and the Grantor’s right to participate in the management of the business and affairs of the limited liability company.

“Patents” shall mean, collectively, with respect to each Grantor, all patents issued or assigned to and all patent applications made by such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those patents, patent applications listed in Schedule 4.01 to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations (in whole or in part) thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements, violations or misappropriations of any of the foregoing thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements, violations or misappropriations of any of the foregoing.

“Perfection Certificate” shall mean a certificate substantially in the form annexed hereto as Exhibit B and each supplement (which shall be in form and substance reasonably acceptable to the Collateral Agent) thereto from time to time executed and delivered by the applicable Grantor contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.3.

“Pledged Interests” shall mean, collectively, with respect to each Grantor, all Equity Interests in any issuer owned by such Grantor now existing or hereafter acquired or formed, including, without limitation, all Equity Interests of such issuer described in Schedule 3.01 to the Perfection Certificate hereof and all Equity Interests owned by such Grantor in any successor corporation or interests or certificates of any successor limited liability company, partnership or other entity owned by such Grantor formed by or resulting from any consolidation or merger in which any Person listed in Schedule 3.01 to the Perfection Certificate is not the surviving entity, together with all rights, privileges, authority and powers of such Grantor relating to such Equity Interests issued by any such issuer or any such successor Person under the Organization Documents of any such issuer or any such successor Person (including, without limitation, Member’s Total Rights), and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and all other Investment Property owned by such Grantor; provided, however, that the Pledged Interests shall not include any Excluded Equity Interests.

5

“Restricted Collateral” shall mean all assets of the Grantors that would otherwise be included as Collateral but for the express terms of (a) any permit, lease, license, contract or other agreement or instrument constituting or applicable to such asset or (b) applicable Law (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity) that, in each case, prohibits the grant to the Collateral Agent of a security interest in and to such asset and, in the case of clause (a) would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, however, that such assets shall constitute “Restricted Collateral” only to the extent and for so long as such permit, lease, license, contract or other agreement or applicable Law validly prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (by written consent or in any other manner), such property shall cease to constitute “Restricted Collateral”; provided further, that “Restricted Collateral” shall not include the right to receive any proceeds arising therefrom, the right to receive any payment of money (including, without limitation, General Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC (or any successor provision or provisions) or any Proceeds, substitutions or replacements of any Restricted Collateral (unless such Proceeds, substitutions or replacements would otherwise constitute “Restricted Collateral”).

“Securities Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Collateral Agent with respect to any Securities Account of a Grantor.

“Securities Act” means the Securities Exchange Act of 1933, as amended and the applicable regulations promulgated by the Securities and Exchange Commission pursuant to such Act.

“Securities Collateral” shall mean, collectively, the Pledged Interests, the Intercompany Notes and the Distributions.

“Trademark License Agreement” shall mean that certain Trademark License Agreement, dated as of August 2, 2015, between the Lead Borrower and Barnes & Noble, Inc.

“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common Law and whether established or registered in the United States or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed in Schedule 4.02 of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements violations, dilutions or misappropriations of any of the foregoing.

SECTION 1.2 Interpretation. The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement. In the event of any direct conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

6

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1 Grant of Security Interest and Pledge. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby (a) grants and re-grants to the Collateral Agent for its benefit and for the benefit of the Credit Parties a lien on and security interest in and to, and (b) pledges, mortgages, hypothecates and re-pledges, re-mortgages and rehypothecates to the Collateral Agent for its benefit and the benefit of the Credit Parties, in each case, all of the right, title and interest of such Grantor in, to and under all of the following personal property and interests in property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Goods, including Equipment, Inventory and Fixtures;

(iii) all Investment Property and all Securities Collateral;

(iv) all Deposit Accounts (provided, notwithstanding anything herein to the contrary, for so long as the Merchandising Agreement is in effect, FLC will have a first priority lien on the Licensed Merchandise Account and the Secured Parties will have a second priority lien on the Licensed Merchandise Account) and all Securities Accounts;

(v) all Chattel Paper (whether tangible or electronic), Instruments, Letters of Credit and Letter-of-Credit Rights;

(vi) all General Intangibles, Documents (including, if applicable, electronic Documents), and Supporting Obligations;

(vii) all Intellectual Property Collateral;

(viii) all books and records relating to the Collateral;

(ix) all Commercial Tort Claims, including without limitation (a) those claims owned by Barnes & Noble College Booksellers, LLC, or any other Grantor, arising out of or related to the antitrust class actions involving claims that interchange fees for Visa and Mastercard branded credit and debt cards were set in violation of the antitrust laws described in the court filings for (i) 7-Eleven, Inc., et al. v. Visa Inc., et al., 1:13-cv-05746 (E.D.N.Y.) and (ii) In re Payment Card Interchange Fee and Merch. Discount Antitrust Litig., 1:05-md-01720-MKB-JO (E.D.N.Y.) and (b) any other claims described in Schedule 5.01 of the Perfection Certificate; and

(x) to the extent not covered by the foregoing clauses (i) - (ix), all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (x) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Assets or Restricted Collateral; provided, that all Accounts arising from and all Proceeds, substitutions or replacements of any Restricted Collateral (other than Excluded Assets and Restricted Collateral) shall constitute Collateral hereunder.

7

SECTION 2.2 Security Interest. Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to authenticate and file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) a description of the Collateral as “all assets of the Grantor, wherever located, whether now owned or hereafter acquired”, and (iii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request. Each Grantor hereby further authorizes (and reaffirms its prior authorization under the Existing Security Agreement for) the Collateral Agent to file filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office or any similar office in any other country) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder in any Intellectual Property Collateral, without the signature of such Grantor, and naming such Grantor, as debtor, and the Collateral Agent, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF COLLATERAL

SECTION 3.1 Delivery of Certificated Securities Collateral. Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the Restatement Effective Date have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a continuing and perfected first priority security interest therein. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Grantor after the date hereof, shall promptly (and in any event within ten (10) Business Days) upon receipt thereof by such Grantor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right with written notice to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.

SECTION 3.2 Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that the Collateral Agent has a continuing and perfected first priority security interest in all uncertificated Pledged Interests pledged by it hereunder that are in existence on the Restatement Effective Date. Each Grantor hereby agrees that if any of the Pledged Interests are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law and upon the request of the Collateral Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge, and shall otherwise comply with the provisions of Section 6.1 hereof, and give the Collateral Agent the right to transfer such Pledged Interests under the terms hereof and provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof. Each Grantor hereby represents and warrants that no uncertificated Pledged Interests is a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of the issuer of such Pledged Interests. Each Grantor agrees that it shall not opt to have any uncertificated Pledged Interests be treated as a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of the issuer of such Pledged Interests.

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SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Grantor represents and warrants that the filings, registrations and recordings necessary and appropriate in the United States to create, preserve, protect and perfect the security interest granted by each such Grantor to the Collateral Agent (for the benefit of the Credit Parties) pursuant to this Agreement in respect of the Collateral are listed in Schedule 1.04 to the Perfection Certificate. Each Grantor represents and warrants that all such filings, registrations and recordings have been delivered to the Collateral Agent in completed (and, to the extent necessary or appropriate, duly executed) form for filing in each governmental, municipal or other office specified in Schedule 1.04 to the Perfection Certificate. Each Grantor agrees that at the sole cost and expense of the Grantors, (i) such Grantor will take such actions as are necessary to maintain the security interest created by this Agreement in the Collateral as a continuing perfected first priority security interest and, subject to Permitted Encumbrances, shall take such commercially reasonable actions as are necessary to defend such security interest against the claims and demands of all Persons, (ii) such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, in each case as the Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Collateral Agent, such Grantor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including the Agreement) under the UCC (or other applicable Laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Blocked Account Agreements and/or Securities Account Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices wherever required by law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties (other than with respect to Permitted Encumbrances), with respect to the Collateral; provided, however, that no Grantor shall be required to make any filings or take any other action to create, record or perfect the Collateral Agent’s security interest on any Collateral outside of the United States or enter into security or pledge agreements governed by laws other than the laws of the United States, any state thereof or the District of Columbia.

SECTION 3.4 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, each Grantor represents, warrants and agrees, in each case at such Grantor’s own expense, with respect to the following Collateral that:

(a) Instruments and Tangible Chattel Paper. As of the date hereof no amount in excess of $3,000,000, individually or in the aggregate, payable under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper. If any amount in excess of $3,000,000, individually or in the aggregate, payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may reasonably request from time to time.

(b) Deposit and Securities Accounts. If any Grantor establishes any other Securities Account or DDA during the term of the Credit Agreement, such Grantor shall give prompt written notice

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thereof to the Collateral Agent and, no later than 30 days (or such longer period as the Collateral Agent may reasonably agree) after establishing such Securities Account or DDA, shall deliver to the Collateral Agent a fully executed Securities Account Control Agreement, Blocked Account Agreement or copy of a DDA Notification that has been delivered to the applicable depositary bank, as the case may be.

(c) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount in excess of $3,000,000, individually or in the aggregate, payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). If any amount in excess of $3,000,000, individually or in the aggregate, payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent Control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of Control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of Control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(d) Letter-of-Credit Rights. As of the date hereof, Schedule 5.02 to the Perfection Certificate lists all Letters of Credit under which a Grantor is a beneficiary with a face amount exceeding $3,000,000, individually or in the aggregate, constituting Collateral. If such Grantor is at any time a beneficiary under a Letter of Credit constituting Collateral now or hereafter issued in favor of such Grantor in a face amount exceeding $3,000,000, individually or in the aggregate, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, take such commercially reasonable actions as are necessary to either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

(e) Commercial Tort Claims. As of the date hereof it holds no Commercial Tort Claims other than those listed in Schedule 5.01 to the Perfection Certificate (if any). If any Grantor shall at any time hold or acquire such a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $3,000,000, individually or in the aggregate, or more, such Grantor shall promptly notify the Collateral Agent in a writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

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(f) Investment Property.

(i) As of the date hereof (A) it has no Securities Accounts nor Deposit Accounts other than those listed on Schedule 3.03 to the Perfection Certificate, (B) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than (x) (y) Pledged Interests with respect to which the Collateral Agent has a perfected first priority security interest in such Pledged Interests and (y) Excluded Equity, and (C) it has entered into a duly authorized, executed and delivered Securities Account Control Agreement or Blocked Account Agreement with respect to each Securities Account and Deposit Account listed in Schedule 3.03 to the Perfection Certificate (except with respect to Excluded Accounts), as applicable, pursuant to which the Collateral Agent has a continuing perfected first priority security interest in such Securities Accounts or such Deposit Accounts, by Control.

(ii) If any Grantor shall at any time hold or acquire any certificated Securities, other than Excluded Equity Interests, such Grantor shall promptly (a) notify the Collateral Agent thereof and endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (b) deliver such Securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Collateral Agent. If any Securities now owned or hereafter acquired by any Grantor, other than Excluded Equity Interests, are uncertificated, such Grantor shall promptly (and in any event within 10 Business Days) notify the Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) grant Control to the Collateral Agent and cause the issuer to agree to comply with instructions from the Collateral Agent as to such Securities, without further consent of any Grantor or such nominee, (b) cause a security entitlement with respect to such uncertificated Security to be held in a Securities Account with respect to which the Collateral Agent has Control or (c) arrange for the Collateral Agent to become the registered owner of the Securities. Grantor shall not hereafter establish and maintain any Securities Account with any Securities Intermediary unless (1) the applicable Grantor shall have given the Collateral Agent ten (10) Business Days’ prior written notice of its intention to establish such new Securities Account with such Securities Intermediary, (2) such Securities Intermediary shall be reasonably acceptable to the Collateral Agent, and (3) such Securities Intermediary and such Grantor shall have duly executed and delivered a Securities Account Control Agreement with respect to such Securities Account. Each Grantor shall accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Collateral Agent and promptly upon receipt thereof, deposit any cash received by it into an account with respect to which the Collateral Agent has Control, or with respect to any Investment Property or additional Securities, take such actions as required above with respect to such Securities as provided in Section 6.12 of the Credit Agreement. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any entitlement orders or instructions or directions to any issuer of uncertificated Securities or Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. No Grantor shall grant Control over any Pledged Interests to any Person other than the Collateral Agent.

(iii) As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Interests, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Interests, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this Section 3.4(f) shall release or relieve any Securities Intermediary of its duties and obligations to the Grantors or any other Person under any Control Agreement or under applicable Law. Each Grantor shall promptly pay all Claims and fees of whatever kind or nature

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with respect to the Pledged Interests. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this Section 3.4(f) and under Section 9.3 hereof.

SECTION 3.5 Joinder of Additional Grantors. The Grantors shall cause each direct or indirect Subsidiary of any Loan Party which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Credit Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent a Joinder Agreement (including supplements to the Perfection Certificate and the schedules to the Credit Agreement), in each case, as and when required under Section 6.12 of the Credit Agreement and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein, including, but not limited to, granting the Collateral Agent a security interest in all Collateral of such Subsidiary. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 3.6 Collateral Access Agreements. Schedule 2.03 to the Perfection Certificate lists all warehouse locations with respect to which the Grantors are required to deliver Collateral Access Agreements as of the Restatement Effective Date (including those previously delivered pursuant to the Existing Security Agreement). After the Restatement Effective Date, upon the lease or other acquisition of any other Material Storage Location or any other warehouse or other leased storage or distribution facility in which $10,000,000 or more of Inventory is or is reasonably expected to be located from time to time, and otherwise at any time after the occurrence and during the continuation of an Event of Default, each Grantor shall deliver Collateral Access Agreements as and to the extent is or was required under Section 7.03(e) or Section 7.05(h) of the Credit Agreement or the Existing Credit Agreement and otherwise shall take such further actions, and execute and deliver to the Collateral Agent such Collateral Access Agreements or additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate.

SECTION 3.7 Further Assurances. At any time upon Collateral Agent’s reasonable request, each Grantor shall take such further actions, and execute and deliver to the Collateral Agent such Collateral Access Agreements or additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary, appropriate, or required by law, in order to continue to perfect, preserve and protect the security interest in the Collateral as provided herein (or pursuant to the Existing Security Agreement) and the rights and interests granted to the Collateral Agent hereunder (or pursuant to the Existing Security Agreement), to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, at any time after the occurrence and during the continuation of an Event of Default, each Grantor shall make, execute, endorse, acknowledge, file or re-file and/or deliver to the Collateral Agent from time to time upon reasonable request of the Collateral Agent such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, control agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors. The Grantors and the Collateral Agent acknowledge that this Agreement is intended to grant, reaffirm and re-grant to the Collateral Agent for the benefit of the Credit Parties a security interest in and Lien upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants as follows:

SECTION 4.1 Title. Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and under the Existing Security Agreement. No financing statement or other public notice authorized by a Grantor of any Lien or security interest with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or the Existing Security Agreement or as are permitted by the Credit Agreement. No Person other than the Collateral Agent has control or possession of all or any part of the Collateral, except as not prohibited by the Credit Agreement.

SECTION 4.2 Limitation on Liens; Defense of Claims. Each Grantor was as of the date of the Existing Security Agreement and is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, such Grantor will be, the sole direct and beneficial owner of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Liens and security interest created by this Agreement or the Existing Security Agreement and Permitted Encumbrances. Each Grantor shall, at its own cost and expense, take such commercially reasonable actions as are necessary to defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Credit Party other than Permitted Encumbrances.

SECTION 4.3 Validity and Priority of Security Interest. The security interest granted under the Existing Security Agreement and hereunder constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings described in Section 3.3 above, a perfected security interest in all of the Collateral, to the extent that perfection of such security interest can be achieved by filings or recordings in the relevant jurisdiction. The security interest granted under the Existing Security Agreement and hereunder is and shall be prior to any other Lien on any of the Collateral other than as permitted under the Credit Agreement.

SECTION 4.4 Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a) The exact legal name, type of organization, jurisdiction of organization, organizational identification number, chief executive office and Federal Taxpayer Identification Number of such Grantor is indicated in Schedule 1.01 to the Perfection Certificate. Each Grantor shall furnish to the Collateral Agent notice of any changes to its name, type of organization, jurisdiction of organization, organizational identification number, chief executive office and Federal Taxpayer Identification Number in accordance with Section 6.14 of the Credit Agreement. Such Grantor agrees to take all action reasonably requested by and reasonably satisfactory to the Collateral Agent (including making all filings under the UCC) to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Credit Parties in the Collateral intended to be granted hereunder. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

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(b) The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Grantors need to be amended as a result of any of the changes described in Section 4.4(a). If any Grantor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Grantor’s property constituting Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Grantor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Grantor.

SECTION 4.5 Authorization and Issuance of Pledged Interests. All of the Pledged Interests (i) are duly authorized, validly issued, fully paid and, to the extent applicable, non-assessable and are not subject to the preemptive rights of any Person, (ii) are beneficially owned as of record by a Guarantor, and (iii) except where otherwise noted on Schedule 2, constitute all of the issued and outstanding shares of all classes of the equity of such issuer issued to such Guarantor.

SECTION 4.6 No Claims. Each Grantor owns or has rights to use all of the Collateral pledged by it hereunder and all rights with respect to any of the foregoing used in, necessary for or material to such Grantor’s business as currently conducted. The use by such Grantor of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, result in a Material Adverse Effect. No claim has been made and remains outstanding that such Grantor’s use of any Collateral does or may violate the rights of any third Person that would individually, or in the aggregate, have a Material Adverse Effect.

SECTION 4.7 No Conflicts, Consents, etc. No consent of any party (including, without limitation, equity holders or creditors of such Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or other Person is required (A) for the grant or re-grant of the security interest by such Grantor of the Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by such Grantor, (B) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or (C) for the exercise by the Collateral Agent of the remedies in respect of the Collateral pursuant to this Agreement except, in each case, for such consents or filings which have been obtained or made prior to the date hereof. Following the occurrence and during the continuation of an Event of Default, if the Collateral Agent desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Grantor agrees to use commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8 Collateral. All information set forth herein and all information contained in the Perfection Certificate, including the schedules attached thereto, and any documents, schedules and lists heretofore delivered to any Credit Party in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects and, if represented as of a specified date, as of such date. The Collateral described on the schedules annexed hereto or in the Perfection Certificate constitutes all of the property of such type of Collateral owned or held by the Grantors.

SECTION 4.9 Insurance. Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail

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to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable in accordance with Section 9.2 of this Agreement. All sums disbursed by the Collateral Agent in connection with this Section 4.9, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.10 Payment of Taxes; Claims. Each Grantor represents and warrants that all Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute Permitted Encumbrances.

SECTION 4.11 Access to Collateral, Books and Records; Other Information. The Collateral Agent and its representatives may examine the Collateral in accordance with Section 6.10 of the Credit Agreement.

SECTION 4.12 Location of Inventory and Equipment. All Inventory and Equipment (and all books and records related thereto) (other than Inventory that is in transit in the ordinary course of business) of such Grantor is located at the chief executive office or such other location listed in Schedule 2.01 to the Perfection Certificate.

SECTION 4.13 Transfers of and other Liens on Collateral. No Grantor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as permitted under the Credit Agreement.

SECTION 4.14 [Intentionally Omitted].

SECTION 4.15 Grant of Collateral License. Without limiting the rights of the Collateral Agent as the holder of a Lien on the Intellectual Property Collateral, for the purpose of enabling the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies under Article VIII hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants and re-grants to the Collateral Agent, to the fullest extent of the Grantors’ rights to grant a license or sublicense thereof, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof (the “Collateral License”). For the avoidance of doubt, the Collateral License does not permit the Collateral Agent or any other Credit Party to use any Intellectual Property that is licensed to the Lead Borrower under the Trademark License Agreement in a manner inconsistent with the terms of the Trademark License Agreement. In addition to the foregoing grant of the Collateral License, the Grantors hereby acknowledge and agree that none of the Collateral Agent, the other Credit Parties or any agent thereof shall be required, prior to Disposing of or as a condition to the Disposition of all or any portion of the Collateral during the exercise of remedies after an Event of Default, to remove, deface or otherwise dispose of any trademark or other Intellectual Property of the Grantors that may be printed upon, stamped upon, adhered to by application of stickers or otherwise or otherwise incorporated as part of any Collateral. For the avoidance of doubt, subject to the restrictions expressly provided above, the Collateral License permits the Collateral Agent and its agents to access and use, solely in the exercise of rights and remedies under Article VIII hereof, all the Grantors’ databases and data compilations in which all or any portion of any Collateral Data is stored.

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SECTION 4.16 Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim constituting Collateral for which a complaint or a counter-claim in an amount reasonably estimated to be equal to or greater than $3,000,000, individually or in the aggregate, has been filed, such Grantor shall (a) for itself or through the Lead Borrower, notify the Collateral Agent thereof no later than ten (10) Business Days after the filing or acquisition thereof, (b) if requested by the Collateral Agent, deliver to the Collateral Agent, no later than ten (10) Business Days after such request, a summary description of such Commercial Tort Claim and (c) take such actions as the Collateral Agent may reasonably request in order to perfect the Lien in favor of the Collateral Agent, for the benefit of the Credit Parties, with respect thereto.

ARTICLE V

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 5.1 Special Representations and Warranties. All Accounts and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be and (ii) evidence indebtedness unpaid and owed by the account debtor, arising out of the performance of labor or services or the sale, lease, License, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan. No account debtor has any defense, set-off, claim or counterclaim against any Borrower that can be asserted against the Collateral Agent, whether in any proceeding to enforce the Collateral Agent’s rights in the Collateral otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts.

SECTION 5.2 Maintenance of Records. Each Grantor shall keep and maintain at its own cost and expense materially complete records of each Account, in a manner consistent with prudent business practice (which shall include any manner consistent with past practice), including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). At any time after the acceleration of the Secured Obligations after any Event of Default, the Collateral Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Grantor.

SECTION 5.3 Legend. Upon the request of the Collateral Agent made at any time after the occurrence and during the continuance of any Event of Default, each Grantor shall legend the Accounts and the other books, records and documents of such Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the benefit of the Credit Parties and that the Collateral Agent has a security interest therein.

SECTION 5.4 Modification of Terms, etc. No Grantor shall rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto, extend or renew any such indebtedness, compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Account or interest therein, without the prior written consent of the Collateral Agent, except, in each such case, in the ordinary course of business consistent with prudent business practice (which shall include any manner consistent with past practice).

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SECTION 5.5 Collection. Each Grantor shall use commercially reasonable efforts to cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with prudent business practice (which shall include any manner consistent with past practice) (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, in any case, whether incurred by any Grantor, the Collateral Agent or any Credit Party in accordance with the terms of the Loan Documents, shall be paid by the Grantors.

SECTION 5.6 Assignment of Security Interest. Upon the request of the Collateral Agent, if at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of a material Account and such Account is in an amount equal to $3,000,000 or more, such Grantor shall promptly assign such security interest to the Collateral Agent. No such assignment shall need to be filed of public record unless requested by the Collateral Agent and necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 6.1 Pledge of Additional Securities Collateral. Each Grantor shall, upon obtaining any Pledged Interests or Intercompany Notes of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a pledge amendment, duly executed by such Grantor, in substantially the form of Exhibit 3 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Interests or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Interests or Intercompany Notes. Each Grantor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Interests or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.

SECTION 6.2 Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document evidencing the Secured Obligations. The Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 6.2(a).

(b) Upon the occurrence and during the continuance of any Event of Default, all rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6.2(a) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided that the Collateral Agent shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit such Grantor to exercise such rights

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under Section 6.2(a). After such Event of Default is no longer continuing, each Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to Section 6.2(a) hereof. In furtherance of the Collateral Agent’s right to vote the Pledged Interests provided hereunder, each Grantor hereby grants to the Collateral Agent, for the benefit of the Credit Parties, effective upon the occurrence of an Event of Default and during the continuation thereof, an irrevocable proxy pursuant to which the Collateral Agent shall be entitled to exercise all voting powers and consensual rights pertaining to such Grantor’s respective portion of the Pledged Interests, including, without limitation, to call and attend all meetings of the holders of the Pledged Interests of each issuer to be held from time to time in the name and place of such Grantor, which proxy is coupled with an interest and shall be irrevocable until termination of this Agreement pursuant to Section 9.5 hereof.

(c) So long as no Cash Dominion Trigger Period exists, each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with, and to the extent permitted by, the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of certificated securities shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement). The Collateral Agent shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to receive the Distributions which it is authorized to receive and retain pursuant to this Section 6.2(c).

(d) During the existence of any Cash Dominion Trigger Period, all rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 6.2(c) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions. After such Cash Dominion Trigger Period is no longer continuing, each Grantor shall have the right to receive the Distributions which it would be authorized to receive and retain pursuant to Section 6.2(c).

(e) Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6.2(b) hereof and to receive all Distributions which it may be entitled to receive under Section 6.2(d) hereof.

(f) All Distributions which are received by any Grantor contrary to the provisions of Section 6.2(d) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall immediately be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

SECTION 6.3 Organization Documents. Each Grantor has delivered to the Collateral Agent true, correct and complete copies of its Organization Documents. The Organization Documents are in full force and effect.

SECTION 6.4 Defaults, Etc. Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Interests pledged hereunder, and such Grantor is not in violation of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Grantor hereunder is subject to any defense,

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offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Interests of such Grantor.

SECTION 6.5 Certain Agreements of Grantors as Issuers and Holders of Equity Interests.

(a) In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organization Documents of such Grantor to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be. Each Grantor irrevocably waives any and all of its rights under those provisions of the Organization Documents or any equity holders agreement of each of its Subsidiaries that (i) prohibit, restrict, condition, or otherwise affect the grant hereunder of any Lien on any of the Pledged Interests or any enforcement action (including the sale, transfer or disposition of such Pledged Interests to the Collateral Agent or a third party) which may be taken in respect of any such Lien or (ii) otherwise conflict with the terms of this Agreement. Each Grantor represents and warrants to the Collateral Agent that written waivers of any such restrictions have been executed by all holders of Pledged Interests that are not Grantors and that all such written waivers have been delivered to the Collateral Agent. The Grantors hereby agree that the Collateral Agent shall be deemed to be the “holder of record” with respect the Pledged Interests in the event that, during the continuance of any Event of Default, it elects to exercise remedies or otherwise transfer of any Pledged Interests.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY COLLATERAL

SECTION 7.1 Registrations. Except pursuant to licenses and other user agreements entered into by any Grantor in the ordinary course of business that are listed in Schedule 4.04 to the Perfection Certificate, on and as of the date hereof (i) each Grantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Schedules 4.01, 4.02 and 4.03 to the Perfection Certificate, and (ii) all registrations listed in Schedules 4.01, 4.02 and 4.03 to the Perfection Certificate are valid and in full force and effect.

SECTION 7.2 No Violations or Proceedings. To each Grantor’s knowledge, on and as of the date hereof, there is no violation by others of any right of such Grantor with respect to any Intellectual Property pledged by it under the name of such Grantor.

SECTION 7.3 Protection of Collateral Agent’s Security. On a continuing basis, each Grantor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of (A) any adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Intellectual Property Collateral or (B) any adverse determination in any federal, state or local court or administrative body regarding such Grantor’s claim of ownership in or right to use any Intellectual Property, its right to register such Intellectual Property or its right to keep and maintain such registration in full force and effect,

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(ii) maintain and protect the Intellectual Property Collateral, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral that is necessary or material to Grantor’s business, except when allowed to lapse or become abandoned due to reasonable commercial business judgment, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment and, if any Event of Default has occurred and is continuing, with the prior approval of the Collateral Agent, (iv) upon such Grantor’s obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral, the ability of such Grantor or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against any Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the material licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Credit Parties, without the consent of the Collateral Agent, (vi) until the Collateral Agent exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time reasonably request. Notwithstanding the foregoing, nothing herein shall prevent any Grantor from selling, disposing of or otherwise using any Intellectual Property Collateral as permitted under the Credit Agreement.

SECTION 7.4 After-Acquired Property. If any Grantor shall, at any time before this Agreement shall have been terminated in accordance with Section 9.5 hereof, (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 7.4 with respect to such Grantor shall automatically constitute Collateral if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. On each date on which a Compliance Certificate is to be delivered pursuant to the Credit Agreement in respect of a Fiscal Quarter, each Grantor shall (a) provide Collateral Agent with a written report of all new federally registered Intellectual Property Collateral and (b) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 7.5 by execution of an instrument in form reasonably acceptable to the Collateral Agent.

SECTION 7.5 Modifications. Each Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedules 4.01, 4.02, 4.03 and 4.04 to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Grantor including, without limitation, any of the items listed in Section 7.4 hereof.

SECTION 7.6 Litigation. Unless there shall occur and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the

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Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, the Collateral Agent or the other Credit Parties to enforce any Intellectual Property Collateral and any license thereunder. In the event of such suit, each Grantor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Collateral Agent, as the case may be, for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 7.7 in accordance with Section 9.3 hereof. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Grantor agrees to take all actions necessary in its reasonable commercial business judgment, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

SECTION 7.7 Third Party Consents. Each Grantor shall use commercially reasonable efforts to obtain the consent of third parties to the extent such consent is necessary or desirable to create a valid, perfected security interest in favor of the Collateral Agent in any Intellectual Property Collateral.

ARTICLE VIII

REMEDIES AND APPLICATION OF PROCEEDS

SECTION 8.1 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it under the Credit Agreement or any other Loan Document, take all or any combination of the following actions:

(i) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor.

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, prior to receipt by any such obligor of such instruction, such Grantor shall hold all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly pay such amounts to the Collateral Agent.

(iii) Sell, assign or otherwise Liquidate, or direct any Grantor to sell, assign or otherwise Liquidate, the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, License or Liquidation.

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(iv) Take possession of the Collateral or any part thereof, by directing any Grantor in writing to assemble the Collateral in any place or places so designated by the Collateral Agent in accordance with Section 9-609 of the UCC, in which event such Grantor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent, (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain them in good condition. Time is of the essence regarding each Grantor’s obligation to deliver the Collateral as contemplated in this Section 8.1(a)(iv). Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Grantor of such obligation.

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Grantor constituting Collateral for application to the Secured Obligations as provided in Section 8.6 hereof.

(vi) Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting the assignment of, and exercising any other rights and powers with respect to, any Collateral.

(vii) With respect to any Collateral consisting of Inventory, the Collateral Agent may conduct one or more going-out-of-business sales in the name of the Grantors, or in the Collateral Agent’s own right, or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(viii) Exercise all the rights and remedies of a Credit Party under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 8.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Credit Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was

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so adjourned. Each Grantor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent or any Credit Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence or willful misconduct of the Collateral Agent or any other Credit Party as determined by a court of competent jurisdiction by final and non-appealable judgment, in each case against whom such claim is asserted. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC.

SECTION 8.2 Notice of Sale. Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by applicable Law, ten (10) days’ prior notice to such Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Grantor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under law) any right to notification of sale or other intended disposition.

SECTION 8.3 Waiver of Notice and Claims. Each Grantor hereby waives, to the fullest extent permitted by applicable Law, notice (subject to Section 8.2) or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under law, and each Grantor hereby further waives, to the fullest extent permitted by applicable Law: (i) all damages occasioned by such taking of possession, except for any damage caused by the Collateral Agent’s gross negligence or willful misconduct, in each case, as determined in a final, non-appealable judgment of a court of competent jurisdiction, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.

SECTION 8.4 Certain Sales of Collateral.

(a) Each Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Collateral Agent shall have no obligation to engage in public sales.

(b) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities Laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral

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Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities Laws, even if such issuer would agree to do so.

(c) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Grantor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d) Each Grantor further agrees that a breach of any of the covenants contained in this Section 8.4 will cause irreparable injury to the Collateral Agent and the other Credit Parties, that the Collateral Agent and the other Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 8.5 No Waiver; Cumulative Remedies.

(i) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

(ii) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been stayed, discontinued or abandoned under Debtor Relief Laws, then and in every such case, the Grantors, the Collateral Agent and each other Credit Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the other Credit Parties shall continue as if no such proceeding had been instituted.

SECTION 8.6 Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with and as set forth in Section 8.03 of the Credit Agreement.

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ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Concerning Collateral Agent. Without, in any way, limiting the rights of the Collateral Agent under the Credit Agreement or other Loan Documents:

(i) The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement and the Existing Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and the use of such agents or attorneys-in-fact shall not alter the indemnification and limitations on liability with respect to the Collateral Agent or the other Credit Parties set forth in the Loan Documents. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(ii) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Credit Parties shall have responsibility for, without limitation (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Loan Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

(iii) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv) If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control; provided that the terms of any intercreditor agreement entered into in accordance with the Credit Agreement shall control with respect to common collateral for any Permitted Senior Debt.

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SECTION 9.2 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of any Event of Default, if any Grantor shall fail to perform any covenants contained in this Agreement or in the Credit Agreement (including, without limitation, such Grantor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Claims, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Grantor under any Collateral) or if any warranty on the part of any Grantor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Grantors in accordance with the provisions of Section 9.3 hereof. Neither the provisions of this Section 9.2 nor any action taken by Collateral Agent pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty form constituting an Event of Default. Each Grantor hereby appoints the Collateral Agent its proxy and attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time after the occurrence and during the continuation of an Event of Default in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Collateral Agent may deem necessary to accomplish the purposes hereof. The foregoing grant of authority is a proxy and power of attorney coupled with an interest and such appointment shall be irrevocable and shall continue in full force and effect until the Commitments have been terminated and all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) have been Fully Satisfied. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3 Expenses; Indemnity. The Grantors jointly and severally agree to reimburse the Collateral Agent for its fees and expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement as if each reference therein to the Loan Parties were a reference to the Grantors and each reference to the Administrative Agent were a reference to the Collateral Agent. The Grantors jointly and severally agree to indemnify and hold harmless each Indemnitee as provided in Section 10.04(b) of the Credit Agreement as if each reference to the Loan Parties therein were a reference to the Grantors.

SECTION 9.4 Continuing Security Interest; Assignment. This Agreement shall create (and be deemed to re-create and reaffirm) a continuing security interest in the Collateral and shall (i) be binding upon the Grantors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Credit Parties and each of their permitted respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Credit Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Credit Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

SECTION 9.5 Termination; Release; Reinstatement. This Agreement shall automatically terminate, the Collateral License shall automatically terminate and the Collateral Agent and the Credit Parties shall no longer have any rights thereunder, upon the termination of the Commitments and all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) becoming Fully Satisfied. The Collateral shall be automatically released from the Lien of this Agreement to the extent so provided in the Credit Agreement. Upon termination hereof or any release of Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to Grantor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise

26

applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be. Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, this Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Credit Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Credit Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

SECTION 9.6 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

SECTION 9.7 Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Grantor, addressed to it at the address of the Lead Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.7.

SECTION 9.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

SECTION 9.9 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(i) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER

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PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(ii) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 9.9(i). EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(iii) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(iv) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.

SECTION 9.10 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.11 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 9.12 [Intentionally Omitted.]

SECTION 9.13 No Claims against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

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SECTION 9.14 No Release. Nothing set forth in this Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Credit Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Credit Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of each Grantor contained in this Section 9.14 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 9.15 Obligations Absolute. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor or other matters related to Debtor Relief Laws;

(b) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(d) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 9.6 hereof; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor (other than payment in full in cash of Secured Obligations and termination of the Commitments or any other express written release made in accordance herewith).

SECTION 9.16 Marshaling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

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SECTION 9.17 Injunctive Relief. Each Grantor recognizes that, in the event such Obligor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Collateral Agent and the other Credit Parties. Therefore, each Grantor agrees that the Administrative Agent and the other Credit Parties, at the option of the Collateral Agent and the other Credit Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 9.18 Existing Security Agreement Amended and Restated. This Agreement is an amendment and restatement of the Existing Security Agreement. This Agreement is in no way intended to constitute a novation, termination or release of the Existing Security Agreement, the Liens and/or the “Obligations” under and as defined in the Existing Credit Agreement, the Existing Security Agreement and/or the Existing Loan Documents. With respect to (i) any date or time period occurring and ending prior to the date hereof, the Existing Credit Agreement, the Existing Security Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) (collectively, the “Existing Loan Documents”) shall govern the respective rights and obligations of any party or parties hereto also party thereto and shall for such purposes remain in full force and effect; and (ii) any date or time period occurring or ending on or after the date hereof, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the schedules hereto) and the other Loan Documents and any reference to any Existing Security Agreement in any Loan Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement. From and after the date hereof, the provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Existing Security Agreement. Any security granted pursuant to or in connection with the Existing Credit Agreement and the other Existing Loan Documents (whether pursuant to the Existing Security Agreement or otherwise) shall continue to secure the Secured Obligations of the Grantors arising initially pursuant to or in connection with the Existing Credit Agreement and the other Existing Loan Documents (as such obligations are modified by or pursuant to the Credit Agreement, this Agreement and the other Loan Documents), as such security is modified by the Credit Agreement, this Agreement and the other Loan Documents, and such security shall be governed by this Agreement and/or the Credit Agreement, as applicable. Each Grantor as borrower, debtor, grantor, chargor, pledgor, guarantor, assignor, or in other any other capacity in which such Grantor grants liens or security interests in its Collateral or otherwise acts as accommodation party or guarantor under the Existing Security Agreement or any other Loan Document, as the case may be, hereby, to the extent such Grantor granted liens on or security interests in any of its Collateral pursuant to the Existing Security Agreement or any such other Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Existing Security Agreement and the other Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens shall continue in full force and effect and rank as continuing security for the payment and discharge of the liabilities and obligations secured or guaranteed thereunder (as the case may be) including, without limitation, all of the Secured Obligations as amended hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

GRANTORS:

BARNES & NOBLE EDUCATION, INC., a Delaware corporation

By:
Name:
Title:

B&N EDUCATION, LLC, a Delaware limited liability company
BARNES & NOBLE COLLEGE BOOKSELLERS, LLC, a Delaware limited liability company
BNED DIGITAL HOLDINGS, LLC, a Delaware limited liability company
BNED LOUDCLOUD, LLC, a Delaware limited liability company
BNED MBS HOLDINGS, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC)
MBS AUTOMATION LLC, a Delaware limited liability company
MBS DIRECT, LLC, a Delaware limited liability company
MBS INTERNET, LLC, a Delaware limited liability company
MBS SERVICE COMPANY LLC, a Delaware limited liability company
MBS TEXTBOOK EXCHANGE, LLC, a Delaware limited liability company
TEXTBOOKCENTER LLC, a Delaware limited liability company
TXTB.COM, LLC, a Delaware limited liability company
BNED (TEXAS), LLC, a Texas limited liability company

By:
Name:
Title:

COLLATERAL AGENT:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

EXHIBIT A

Form of

JOINDER AGREEMENT

[Name of New Grantor]

[Address of New Grantor]

[Date]

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 10, 2024, made by BARNES & NOBLE EDUCATION, INC., a Delaware corporation (the “Lead Borrower”), and the other Grantors party thereto in favor of BANK OF AMERICA, N.A., as collateral agent for the Credit Parties (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This letter (this “Joinder Agreement”) supplements the Security Agreement and is delivered by the undersigned, [          ] (the “New Grantor”), pursuant to Section 3.5 of the Security Agreement. The New Grantor hereby agrees to be bound as a Grantor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement. Without limiting the generality of the foregoing, the New Grantor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor thereunder. The New Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantors contained in the Security Agreement and the Credit Agreement.

Annexed hereto are supplements to each of the schedules to the Perfection Certificate with respect to the New Grantor. Such supplements shall be deemed to be part of the Perfection Certificate and the Security Agreement, as applicable.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as to each party hereto. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic imaging means (e.g., via electronic mail in .pdf form) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder Agreement and/or any document to be signed in connection with this Joinder Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paperbased recordkeeping system, as the case may be.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

[Signature pages follow]

IN WITNESS WHEREOF, the New Grantor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW GRANTOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

[Schedules to be attached]

EXHIBIT B

Form of

PERFECTION CERTIFICATE

See attached.

PERFECTION CERTIFICATE

Dated as of June 10, 2024,

from

BARNES & NOBLE EDUCATION, INC.

as the Lead Borrower,

on behalf of itself and

CERTAIN OF ITS SUBSIDIARIES

party from time to time to the Security Agreement referred to herein,

as Grantors,

to and in favor of

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent and

Swing Line Lender

PERFECTION CERTIFICATE

This PERFECTION CERTIFICATE dated June 10, 2024 (this “Certificate”), is delivered pursuant to the Amended and Restated Security Agreement dated as of June 10, 2024 (the “Security Agreement”), among BARNES & NOBLE EDUCATION, INC., a Delaware corporation (the “Lead Borrower”), each other domestic Subsidiary (such term and the other capitalized terms used and not defined in this Certificate have the meanings assigned thereto in the Amended and Restated Credit Agreement) of the Lead Borrower from time to time party thereto (the Lead Borrower and such Subsidiaries, each a “Grantor” and, collectively, the “Grantors”) and BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Credit Parties.

The Lead Borrower, on behalf of itself and each other current Grantor identified on Schedule 1.01 hereto, hereby certifies to the Collateral Agent and each other Credit Party as follows, as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Loan Documents to be consummated on the Restatement Effective Date:

ARTICLE I.

GRANTORS; LIEN SEARCH;

FINANCING STATEMENTS

1.01 Identifying Information. Schedule 1.01 hereto sets forth the following information for each Grantor:

(a) its exact legal name, as such name appears in its respective certificate or articles of incorporation, certificate of limited partnership or certificate of formation;

(b) its type of organization (i.e. corporation, limited liability company, limited partnership, etc.);

(c) its jurisdiction of organization or formation;

(d) its federal taxpayer identification number; and

(e) its organizational identification number, if any, issued by the jurisdiction of organization or formation.

1.02 Prior Names; Prior Jurisdictions. Except as set forth in Schedule 1.02 hereto, during the five-year period ending on the date of this Certificate, no Grantor has changed its legal name, identity or organizational structure (including by merger or consolidation with any other Person) or conducted business under any other name (including tradename or similar appellations).

1.03 Lien Search Reports; Existing Liens. Based on the foregoing information, UCC lien and tax liens and judgment search reports for each Grantor have been requested from each UCC filing office in each jurisdiction set forth opposite the name of such Grantor on Schedule 1.03. Schedule 1.03 describes all existing Liens of each Grantor as of the Restatement Effective Date which shall continue after the Restatement Effective Date and which are not Permitted Encumbrances.

1.04 UCC Financing Statements. UCC financing statements for each Grantor, naming the Collateral Agent, as secured party, and such Grantor, as debtor, have been filed in each UCC filing office in each jurisdiction set forth opposite the name of such Grantor on Schedule 1.04.

1.05 Equity Ownership. Schedule 1.05 sets forth the following information regarding Equity Interests: (a) the authorized Equity Interests of each class of each Grantor and each Subsidiary, including par value thereof, if applicable; (b) the issued and outstanding Equity Interests of each class of each Grantor and each Subsidiary; (c) the owner of such outstanding Equity Interests and the holders of any options, warrants, or similar rights to the Equity Interests of each class of each Grantor and each Subsidiary; and (d) the percentage of the outstanding Equity Interests of each class of each Grantor and each Subsidiary on a fully diluted basis owned by each such owners or other holder.

ARTICLE II.

COLLATERAL LOCATIONS

2.01 Collateral Records. Schedule 2.01 sets forth the chief executive office of each Grantor and each other location where such Grantor maintains its books or records relating to any material portion of the Collateral, including Accounts Receivable and Inventory.

2.02 Bailee Locations. Schedule 2.02 sets forth for each Grantor any locations, other than any owned real property locations, where such Grantor maintains any Inventory with an aggregate book value of $10,000,000 or more at any time from time to time, including, for each location: (a) the name of the Person in business at such location, (b) its street address, and (c) a brief description of the type of location (i.e. leased property, warehouse, bailee, etc.).

2.03 Collateral Access Agreements. Collateral Access Agreements have been delivered to the Collateral Agent in respect of each location identified on Schedule 2.03, each duly executed by the landlord, mortgagee or bailee for such location and the applicable Grantor.

ARTICLE III.

INVESTMENTS

3.01 Pledged Equity Interests.

(a) Schedule 3.01 hereto sets forth for each Grantor a list of all the issued and outstanding capital stock, partnership interests, limited liability company membership interests or other Equity Interests in any other Person owned by such Grantor (other than any Equity Interests maintained in a securities account identified on Schedule 3.03 hereto), and indicates whether such Equity Interests are certificated securities.

(b) Pledged Securities evidencing the Pledged Equity owned by each Grantor which are certificated securities, together with a stock power duly executed in blank by such Subject, have been delivered to the Collateral Agent.

3.02 Pledged Debt.

(a) Schedule 3.02 hereto sets forth for each Grantor a list of all Debt for borrowed money and all promissory notes and debt securities payable or due to such Grantor by or from any other Person (including any other Grantor).

(b) The Pledged Securities evidencing such Pledged Debt of each Grantor, including all Intercompany Notes payable to such Grantor, together with bond powers duly executed in blank by such Grantor, have been delivered to the Collateral Agent.

3.03 Deposit Accounts and Securities Accounts. Schedule 3.03 hereto sets forth for each Grantor a true and correct list of Deposit Accounts and Securities Accounts maintained by Grantor, including (a) the name and address of the depositary institution or Securities Intermediary, as the case may be, (b) the type of account, and (c) the account number.

3.04 Blocked Account Agreements and Securities Account Control Agreements. Blocked Account Agreements and Securities Account Control Agreements have been delivered to the Collateral Agent in respect of each DDA and Security Account identified on Schedule 3.03 to the extent required pursuant to the Credit Agreement, in each case duly executed by the Grantor which is the owner of the accounts referred to therein and the depositary institution or Securities Intermediary at which such accounts are maintained.

ARTICLE IV.

INTELLECTUAL PROPERTY

4.01 Patents. Schedule 4.01 hereto sets forth for each Grantor, in proper form for filing with the United States Patent and Trademark Office, all of such Grantor’s Patents (and all applications therefor) and Patent Licenses, including the name of the registered owner and the registration number of each Patent owned by such Grantor and each Patent owned by any other Person for which such Grantor has a Patent License from such other Person, and whether such Patents have been licensed or sublicensed to any other Person.

4.02 Trademarks. Schedule 4.02 hereto sets forth for each Grantor, in proper form for filing with the United States Patent and Trademark Office, all of such Grantor’s registered Trademarks (and all applications therefore) and Trademark Licenses, including the name of the registered owner and the registration number of each Trademark owned by such Grantor and each Trademark owned by any other Person for which such Grantor has a Trademark License from such other Person, and whether such Trademarks have been licensed or sublicensed to any other Person.

4.03 Copyrights. Schedule 4.03 hereto sets forth for each Grantor, in proper form for filing with the United States Copyright Office, all of each Grantor’s registered Copyrights (and applications therefore) and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by such Grantor and each Copyright owned by any other Person for which such Grantor has a Copyright License from such other Person, and whether such Copyrights have been licensed or sublicensed to any other Person.

4.04 Licenses of Intellectual Property. Schedule 4.04 hereto sets forth for each Grantor Licenses of Intellectual Property.

ARTICLE V.

MISCELLANEOUS

5.01 Commercial Tort Claims. Schedule 5.01 hereto sets forth for each Grantor a description of each Commercial Tort Claim related to all or any portion of the Collateral and held by any Grantor asserting a material claim for monetary damages in an amount reasonably estimated to be in excess of $3,000,000, individually or in the aggregate.

5.02 Letter of Credit Rights. Schedule 5.02 lists all letters of credit with a stated amount in excess of $3,000,000, individually or in the aggregate, in favor of any Grantor supporting or otherwise issued with respect to any of the Collateral, including the maximum stated amount thereof, any amounts drawn thereunder, the issuing bank thereof and a brief description of the purpose thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on its own behalf and on behalf of the other Grantors on and as of the date first above written.

BARNES & NOBLE EDUCATION, INC., as Lead Borrower on behalf of all Grantors

By:
Name:
Title:

PERFECTION CERTIFICATE – BARNES & NOBLE EDUCATION, INC

Signature Page

SCHEDULE 1.01

TO PERFECTION CERTIFICATE

Identifying Information

SCHEDULE 1.02

TO PERFECTION CERTIFICATE

Prior Names; Prior Jurisdictions

SCHEDULE 1.03

TO PERFECTION CERTIFICATE

Lien Search Reports; Existing Liens

SCHEDULE 1.04

TO PERFECTION CERTIFICATE

UCC Financing Statements

SCHEDULE 1.05

TO PERFECTION CERTIFICATE

EQUITY OWNERSHIP; PLEDGED EQUITY INTERESTS

SCHEDULE 2.02

TO PERFECTION CERTIFICATE

Bailee Locations

SCHEDULE 2.03

TO PERFECTION CERTIFICATE

Collateral Access Agreements

SCHEDULE 3.01

TO PERFECTION CERTIFICATE

PLEDGED EQUITY INTERESTS

SCHEDULE 3.02

TO PERFECTION CERTIFICATE

PLEDGED DEBT

SCHEDULE 3.03

TO PERFECTION CERTIFICATE

DDAS1

SECURITIES ACCOUNTS

SCHEDULE 4.01

TO PERFECTION CERTIFICATE

PATENTS

PATENTS OWNED BY EACH GRANTOR

SCHEDULE 4.02

TO PERFECTION CERTIFICATE

TRADEMARKS

OWNED TRADEMARK/TRADE NAMES

SCHEDULE 4.03

TO PERFECTION CERTIFICATE

COPYRIGHTS

COPYRIGHTS OWNED BY EACH GRANTOR

SCHEDULE 4.04

TO PERFECTION CERTIFICATE

INTELLECTUAL PROPERTY LICENSES

SCHEDULE 5.01

TO PERFECTION CERTIFICATE

Commercial Tort Claims

SCHEDULE 5.02

TO PERFECTION CERTIFICATE

Letter of Credit Rights

EXHIBIT C

Form of

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of _________, is delivered pursuant to Section 6.1 of that certain Amended and Security Agreement dated as of June 10, 2024 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), made by each of BARNES & NOBLE EDUCATION, INC., a Delaware corporation (the “Lead Borrower”), and certain other Subsidiaries of the Lead Borrower signatory hereto as grantors (the Lead Borrower and such other grantors, together with any successors and any other Subsidiaries of the Lead Borrower that may join as a grantor from time to time, the “Grantors,” and each, a “Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent for the Credit Parties (as defined in the Credit Agreement) pursuant to the Credit Agreement, as grantee, assignee and secured party (in such capacities and together with any successors and assigns in such capacities, the “Collateral Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Interests and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

PLEDGED INTERESTS

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ],
as Grantor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULE 1

Intercompany Notes

SCHEDULE 2

Pledged Interests

EXHIBIT H

Form of Collateral Access Agreement

LANDLORD AGREEMENT AND WAIVER

, 20

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________________, a _________________ (the “Landlord”), executes this agreement and waiver in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity and together with any successor acting in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other lenders and credit parties (collectively the “Credit Parties”) which are making loans or furnishing other financial accommodations to the Tenant (as defined below) and certain of its affiliates (collectively, the “Borrowers”).

WITNESSETH:

WHEREAS, the Landlord owns the real property located at ______________________ (collectively, the “Leased Premises”), which real property the Landlord leases to _______________________, a _____________________________ (the “Tenant”), pursuant to a certain lease dated ____________________, ____ between _______________________________ and Tenant (the “Lease”).

WHEREAS, the Borrowers have entered, or are about to enter, into certain loan arrangements with the Collateral Agent and the Credit Parties, pursuant to which the Collateral Agent and the Credit Parties have agreed to make loans and furnish other financial accommodations to the Borrowers.

WHEREAS, loans and financial accommodations under the loan arrangements will be secured by, among other things, certain of the Tenant’s present and after acquired personal property, including inventory, located, or to be located, upon the Leased Premises (the “Collateral”), but expressly excluding any and all real property and real property fixtures.

WHEREAS, in order to induce the Collateral Agent and the Credit Parties to make loans or furnish other financial accommodations to the Borrowers, the Landlord hereby represents, warrants, covenants and agrees as follows:

1.	The Lease is in full force and effect and to the best of the Landlord’s knowledge, the Tenant is not in default under the terms of such Lease.

2.

The Landlord hereby waives and releases in favor of the Collateral Agent and the Credit Parties: (a) any and all rights of distraint, levy, and execution which the Landlord may now or hereafter have against the Collateral; (b) any and all statutory liens, security interests, or other liens which the Landlord may now or hereafter have in the Collateral; and (c) any and all other interests or claims of every nature whatsoever which the Landlord may now or hereafter have in or against the Collateral for any rent, storage charges, or other sums due, or to become due, to the Landlord from the Tenant. The Landlord agrees not to exercise any of the Landlord’s rights, remedies, powers, privileges, or discretions with respect to the Collateral, or the Landlord’s liens or security interests in the Collateral, unless and until the Landlord receives written notice from an officer of the Collateral Agent that the Borrowers’ obligations to the Collateral Agent and the Credit Parties have been paid in full and that the commitment of the Collateral Agent and the Credit Parties to make loans or furnish other financial accommodations to the Borrowers has been terminated. The foregoing waiver is for the benefit of the Collateral Agent and the Credit Parties only and does not affect the obligations of the Tenant to the Landlord.

3.

In the event of the exercise by the Collateral Agent on behalf of the Credit Parties of its rights with respect to the Collateral upon default of any of the Borrowers on any of their obligations to the Collateral Agent and/or the Credit Parties (including but not limited to a default under the Lease), the Collateral Agent shall have a reasonable time, and in any event not less than 150 days, after the Collateral Agent declares the default in which to repossess and/or dispose of the Collateral from the Leased Premises; provided, however, that such period will be tolled during any period in which the Collateral Agent has been stayed from taking action to remove the Collateral in any bankruptcy, insolvency or similar proceeding, and the Collateral Agent shall have an additional period of time thereafter in which to repossess and/or dispose of the Collateral from the Leased Premises. In those circumstances, the Landlord will, upon reasonable prior written notice from the Collateral Agent, (a) cooperate with the Collateral Agent in gaining access to the Leased Premises for the purpose of repossessing said Collateral and (b) if requested by the Collateral Agent, permit the Collateral Agent, or its agents or nominees, to dispose of the Collateral on the Leased Premises in a manner reasonably designed to minimize any interference with any of the Landlord’s other tenants at the Leased Premises. The Collateral Agent shall promptly repair, at the Collateral Agent’s expense, any physical damage to the Leased Premises actually caused by removal of the Collateral, but shall not be liable for any diminution in value of the Leased Premises caused by the removal or absence of the Collateral.

4.

To the extent not paid or prepaid by the Tenant, the Collateral Agent shall pay the Landlord a sum for its use and occupancy of the Leased Premises on a per diem basis in an amount equal to the monthly base rent required to be paid by the Tenant under the Lease from the date on which the Collateral Agent shall have taken possession of the Collateral on the Leased Premises until the date on which the Collateral Agent vacates the Leased Premises, it being understood, however, that the Collateral Agent shall not, thereby, have assumed any of the obligations of the Tenant to the Landlord, including, without limitation, any obligation to pay any past due rent owing by the Tenant.

5.

Prior to the Landlord’s terminating the Lease with the Tenant or evicting the Tenant from the Leased Premises for breach of the Lease, the Landlord shall give the Collateral Agent not less than sixty (60) days written notice of such action at the address set forth below and a reasonable opportunity of not less than 150 days from receipt of Landlord’s notice to preserve, protect, liquidate, or remove any Collateral on the Leased Premises and, if the Collateral Agent so elects, to cure such breach of the Lease. Notwithstanding the provisions of this paragraph, the Collateral Agent shall have no obligation to cure any such breach or default. The cure of any such breach or default by the Collateral Agent on any one occasion shall not obligate the Collateral Agent to cure any other breach or default or to cure such default on any other occasion.

6.	All notices, requests or demand under this agreement and waiver shall be made to the following addresses by recognized overnight courier, by hand delivery or by facsimile transmission:

If to the Collateral Agent:

Bank of America, N.A.

Retail Finance Group

100 Federal Street, 4th Floor

Boston, Massachusetts 02110

Attention:

Facsimile No:

If to the Landlord:

Attention:

Facsimile No:

If to the Tenant:

Attention:

Facsimile No:

Either party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

7.

The Landlord certifies that as of the date hereof there are no mortgages, deeds of trust or other encumbrances granted by Landlord on the Leased Premises that create a lien on, or security interest in, the Collateral. The Landlord shall notify any purchaser of the Leased Premises and any subsequent mortgagee or any other holder of any lien, security interest or encumbrance on the Leased Premises of the existence of this agreement and waiver.

8.	The Landlord further certifies that the Landlord has full power and authority to execute this agreement and waiver and that it has legal title to the Leased Premises.

9.

This agreement and waiver shall inure to the benefit of the Collateral Agent and each of the Credit Parties, and their respective successors and assigns, and shall be binding upon the Landlord, its heirs, assigns, representatives, and successors. The Collateral Agent may, without affecting the validity of this agreement and waiver, extend the maturity of, or otherwise modify, any indebtedness secured by the Collateral, or the performance of any of the terms and conditions of any loan agreement or other documents evidencing the pledge to the Collateral Agent on behalf of the Credit Parties of the Collateral, without the consent of the Landlord and without giving notice thereof to Landlord.

10.

The terms of this agreement and waiver are severable. If any of the terms and conditions hereof shall, for any reason, be deemed void, voidable, or unenforceable, the remaining terms and conditions hereof shall remain in full force and effect as though such void, voidable or unenforceable provisions were not included. In the event any of the provisions, terms and conditions hereof are ambiguous or inconsistent, or conflict with any of the terms and provisions of the Lease, any amendments thereto, or any documents executed in connection therewith, the provisions, terms and conditions of this agreement and waiver shall control.

11.

This agreement and waiver may not be amended or waived except by an instrument in writing signed by the Collateral Agent, the Landlord, and the Tenant. This agreement and waiver shall be governed by, and construed in accordance with, the laws of the State of New York. This agreement and waiver may be executed in counterparts, all of which together shall constitute a single agreement. Delivery of an executed signature page of this agreement and waiver by facsimile or electronic transmission shall be binding on such party as if the original of such transmission had been delivered to the other party.

[Remainder of page left blank intentionally; signature page follows.]

This agreement and waiver is executed and dated as of the date first above written.

LANDLORD:

By:
Name:
Title:

State of )
) ss.
County of )

On this _____ day of ___________________, in the year 20__, before me personally came        , in the City/County of _______________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the       of          , the [corporation] described in and which executed the within instrument, and acknowledged to me that he executed the within instrument on behalf of said [corporation] pursuant to a resolution of its board of directors.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and the year in this certificate first above written.

Name:

Notary Public,	,

County,

My Commission Expires:

My County of Residence:

(AFFIX NOTARIAL SEAL)

CONSENT OF TENANT TO LANDLORD AGREEMENT AND WAIVER

The undersigned Tenant hereby consents to the terms and conditions of this Landlord Agreement and Waiver.

By:
Name:
Title:

State of )
) ss.
County of )

On this _____ day of ___________________, in the year 20__, before me personally came       , in the City/County of _______________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the         of         , the [corporation] described in and which executed the within instrument, and acknowledged to me that he executed the within instrument on behalf of said [corporation] pursuant to a resolution of its board of directors.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and the year in this certificate first above written.

Name:

Notary Public,	,

County,

My Commission Expires:

My County of Residence:

(AFFIX NOTARIAL SEAL)

EXHIBIT I

Form of Joinder Agreement

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”) is made as of _______________ (the “Joinder Effective Date”), by and among:

__________________________, a ______________________ (the “New [Borrower/Guarantor]”), with its principal executive offices at __________________________; and

BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, 4th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Lenders; and

BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, 4th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

A. Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 10, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

B. The New [Borrower/Guarantor] desires to become a party to, and be bound by the terms of, the Credit Agreement in the same capacity and to the same extent as the [Borrowers party to the Credit Agreement immediately prior to the date hereof (the “Existing Borrowers”)] [Guarantors party to the Credit Agreement immediately prior to the date hereof (the “Existing Guarantors”)] thereunder.

C. Pursuant to the terms of the Credit Agreement, in order for the New [Borrower/Guarantor] to become party to the Credit Agreement as provided herein, the New [Borrower/Guarantor] and the Existing Borrowers and Existing Guarantors are required to execute this Joinder.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the New [Borrower/Guarantor] hereby acknowledges that the New [Borrower/Guarantor] has received and reviewed a copy of the Credit Agreement, and hereby:

(a)	joins in the execution of, and becomes a party to, the Credit Agreement and the other Loan Documents as a [Borrower/Guarantor] thereunder, as indicated with its signature below;

(b)

covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a [Borrower/Guarantor] under the Credit Agreement as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and was expressly named as a [Borrower/Guarantor] therein;

(c)

makes all representations, warranties, and other statements of a [Borrower/Guarantor] under the Credit Agreement, as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (if qualified by materiality), or true and correct in all material respects (if not qualified by materiality), as of such earlier date, and except that the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent consolidated statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and was expressly named as a [Borrower/Guarantor] therein; and

(d)	assumes and agrees to perform all applicable duties and Obligations of the Existing [Borrowers/Guarantors] under the Credit Agreement.

2.	Supplemental Schedules.

(a)

Schedule 1 attached hereto sets forth complete supplements to the Credit Agreement schedules, which supplements update the Credit Agreement Schedules for any and all matters existing as of the date hereof that would have been required in the Credit Agreement schedules if the New [Borrower/Guarantor] had been a [Borrower/Guarantor] as of the Closing Date and such matters as described in the supplements had existed on the Closing Date.

(b)

Schedule 2 attached hereto sets forth complete supplements to the Security Agreement schedules, which supplements update the Security Agreement Schedules for any and all matters existing as of the date hereof that would have been required in the Security Agreement schedules if the New [Borrower/Guarantor] had been a [Borrower/Guarantor] as of the Closing Date and such matters as described in the supplements had existed on the Closing Date.

3.

Ratification of Loan Documents. Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral therefor.

4.

Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)	This Joinder shall have been duly executed and delivered by the respective parties hereto.

(b)

All corporate or other organizational action on the part of the New [Borrower/Guarantor] necessary for the valid execution, delivery and performance by the New [Borrower/Guarantor] of this Joinder shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)	The New [Borrower/Guarantor] shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

(i)	Certificate of Legal Existence and Good Standing issued by the Secretary of the State of its incorporation or formation.

(ii)

A certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement and the other Loan Documents to which it is a party, and attesting to the true signatures of each Person authorized as a signatory to such Loan Documents, together with true and accurate copies of all Organization Documents.

(iii)	A Perfection Certificate.

(iv)	Execution and delivery by the New [Borrower/Guarantor] of the following Loan Documents:

a)	[In the case of a New Borrower, Joinders to the Notes, as applicable];

b)	[Joinder to the Security Agreement];

c)

[If the New [Borrower/Guarantor] maintains Blocked Account(s), Blocked Account Agreement(s) with __________________]; provided that such Blocked Account Agreement(s) may be delivered at such later date as may be agreed to by the Administrative Agent; and

d)	To the extent required by the Loan Documents, such other documents and agreements as the Administrative Agent or the Collateral Agent may reasonably require.

(d)

Upon the request of the Administrative Agent in its sole discretion, the Administrative Agent shall have received a written legal opinion of the New [Borrower’s/Guarantor’s] counsel, addressed to the Administrative Agent and the Lenders, covering such matters relating to the New [Borrower/Guarantor], the Loan Documents referred to in Section 4(c)(iv) hereof and/or the transactions contemplated thereby as the Administrative Agent may reasonably request.

(e)

To the extent required by the Loan Documents, the Collateral Agent shall have received all documents and instruments, including UCC financing statements and Blocked Account Agreements (subject to the proviso in clause (c) above), required by applicable Law or reasonably requested by the Administrative Agent or the Collateral Agent to create or perfect the Lien intended to be created under the Security Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent.

(f)

The New [Borrower/Guarantor] shall have paid in full all reasonable fees and documented out-of-pocket expenses incurred by the Agents in connection with the preparation, negotiation, execution and delivery of this Joinder and the other Loan Documents referred to Section 4 hereof, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel for the Agents.

5.	Miscellaneous.

(a)

This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)

This Joinder and the other Loan Documents and instruments referred to herein express the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)

Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

(d)

The New [Borrower/Guarantor] warrants and represents that the New [Borrower/Guarantor] is not relying on any representations or warranties of the Administrative Agent, the Collateral Agent or the other Credit Parties or their counsel in entering into this Joinder.

(e)

THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

(f)	This Joinder shall be deemed to constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.

[Remainder of page left blank intentionally; signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW [BORROWER/GUARANTOR]:

[_______________________________]

By:
Name:
Title:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

COLLATERAL AGENT:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Acknowledged and Agreed:

LEAD BORROWER:

BARNES & NOBLE EDUCATION, INC.

By:
Name:
Title:

EXISTING BORROWERS:

[____________________________________]

By:
Name:
Title:

EXISTING GUARANTORS:

[____________________________________]

By:
Name:
Title:

Supplemental Schedules

[see attached]

EXHIBIT J

Form of DDA Notification

DDA NOTIFICATION

PREPARE ON COMPANY LETTERHEAD - ONE FOR EACH DEPOSITORY

    , 20

To:	[Name and Address of Bank]

Re:	[____________________]

The account numbers referenced on Exhibit A annexed hereto

Dear Sir/Madam:

This letter relates to the account numbers referenced on Exhibit A annexed hereto and any other depository account(s) (collectively the “Account”) which [______________], a [______________] with an address at [____________________________] (the “Company”), now or hereafter maintains with you. The term “Account” shall also mean any certificates of deposit, investments, or other evidence of indebtedness heretofore or hereafter issued by you to or for the account of the Company.

Under various agreements by and between, among others, the Company and Bank of America, N.A., a national banking association with an office at 100 Federal Street, 4th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, herein the “Collateral Agent”) for its own benefit and the benefit of a syndicate of lenders and certain other credit parties (the “Credit Parties”), the Company has granted to the Collateral Agent (for its own benefit and the benefit of the Credit Parties) security interests in and to, among other things, the Company’s accounts, accounts receivable, inventory, and proceeds therefrom, including, without limitation, the proceeds now or hereafter deposited in the Account or evidenced thereby. Consequently, the present and all future contents of the Account constitute the Collateral Agent’s collateral.

Until you receive written notification from the Collateral Agent that the interest of the Collateral Agent and the other Credit Parties in the Accounts has been terminated, all funds from time to time on deposit in each of the Accounts, net of any minimum balance, not to exceed such amount as specified on Exhibit B annexed hereto, as may be required by you to be maintained in each of the Accounts, shall be transferred no less frequently than daily only as follows:

(a) By automated clearing house transfer, depository transfer check, or electronic depository transfer to:

[____________________]
ABA No.:	[_____________]
Account No.:	[_____________]
Reference:	Barnes & Noble Education, Inc.

or

(b) As you may be otherwise instructed from time to time in writing by an officer of the Collateral Agent.

Upon written request of the Collateral Agent, a copy of each statement issued with respect to the Account should be provided to the Collateral Agent at the following addresses (which address may be changed upon seven (7) days’ written notice given to you by the Collateral Agent):

Bank of America, N.A.
100 Federal Street, 4th Floor
Boston, Massachusetts 02110]
Attention:	[_____________]
Reference:	Barnes & Noble Education, Inc.

You shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Accounts without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made, provided that you do not act with gross negligence, bad faith or willful misconduct. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Company and the Collateral Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Company and the Collateral Agent.

This letter may be amended only by notice in writing signed by the Company and an officer of the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent.

Very truly yours,
[LOAN PARTY]

By:
Name:
Title:

cc:	Bank of America, N.A.

Exhibit A

Accounts

[see attached]

Exhibit B

Maximum Account Balances

[see attached]1

[1]

Collateral Agent to attach document listing the Maximum DDA Balance with respect to each Account covered by the DDA Notification. For each Account, the Maximum DDA Balance is an amount equal to (a) $1,000 times (b) the aggregate number of Stores that maintain deposits in such Account.

EXHIBIT K

Form of Credit Card Notification

CREDIT CARD NOTIFICATION

PREPARE ON COMPANY LETTERHEAD - ONE FOR EACH PROCESSOR

     , 20

To:	[Name and Address of Credit Card Processor] (The “Processor”)

Re:	[____________________](the “Company”)

Merchant Account Number: [____________]

Dear Sir/Madam:

Under various agreements by and between, among others, the Company, certain subsidiaries of the Company, Bank of America, N.A., a national banking association with offices at 100 Federal Street, 4th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacities, the “Collateral Agent”) for a syndicate of lenders and other credit parties (the “Credit Parties”) party to an Amended and Restated Credit Agreement dated as of June 10, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), the Company has granted to the Collateral Agent for the benefit of the Credit Parties a security interest in all payments with respect to credit card charges (the “Charges”) submitted by the Company to the Processor for processing and the amounts which the Processor owes to the Company on account thereof (the “Credit Card Proceeds”).

1. Until the Processor receives written notification from an officer of the Collateral Agent to the contrary, all amounts as may become due from time to time from the Processor to the Company shall continue to be transferred no less frequently than daily only as follows:

(a) By automated clearing house transfer, depository transfer check, or electronic depository transfer to:

[____________________]
ABA No.:	[_____________]
Account No.:	[_____________]
Reference:	Barnes & Noble Education, Inc.

[____________________]

or

(b) As the Processor may be instructed from time to time in writing by an officer of the Collateral Agent.

K-1

2. Upon written request of the Collateral Agent, a copy of each periodic statement provided by the Processor to the Company should be provided to the Collateral Agent at the following address (which address may be changed upon seven (7) days’ written notice given to the Processor by the Collateral Agent):

Bank of America, N.A.
100 Federal Street, 4th Floor
Boston, Massachusetts 02110]
Attention:	[_____________]
Reference:	[_____________]

3. The Processor shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Charges and the Credit Card Proceeds without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto, provided that the Processor does not act with gross negligence, bad faith or willful misconduct. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Company and the Collateral Agent under the terms of the Credit Agreement or any other document executed in connection therewith between, among others, the Company and the Collateral Agent.

This letter may be amended only by the written agreement of the Processor, the Company, and an officer of the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent.

Very truly yours,
[LOAN PARTY]

By:
Name:
Title:

cc:	Bank of America, N.A.

K-2

EXHIBIT L

Form of Blocked Account Control Agreement

DEPOSIT ACCOUNT CONTROL AGREEMENT

(Account – With Activation)

This Agreement is entered into as of _______________, 20__, among [BARNES & NOBLE EDUCATION, INC.] (“Company”), BANK OF AMERICA, N.A., as administrative and collateral agent (“Agent”), and ________________________ (“Bank”) with respect to the following (all references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in the State of New York; terms defined in the UCC have the same meanings when used herein):

A. Bank has agreed to establish and maintain for Company deposit account number _______________ (the “Account”).

B. Company has notified Bank that pursuant to certain credit arrangements among Company, certain of its affiliates, certain lenders and Agent (the “Financing Arrangements”), the Company has granted Agent a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Company in the Account and in checks and other payment instructions or items (“Checks”) deposited in the Account.

C. Company, Agent and Bank are entering into this Agreement to evidence Agent’s security interest in the Account and such Checks and to provide for the disposition of net proceeds of Checks deposited in the Account.

D. The Company is Bank’s customer (as defined in Section 4 104(1)(e) of the UCC) with respect to the Account. Bank confirms that: (i) Bank has established the Account in the name of “       ”; (ii) the Account is a “deposit account” as defined in Section 9-102(a)(29) of the UCC; and (iii) Bank is a “bank” (as defined in section 9-102 of the UCC) and is acting in such capacity in respect of the Account.

Accordingly, Company, Agent and Bank agree as follows:

1. (a) This Agreement evidences Agent’s control over the Account. Notwithstanding anything to the contrary in the underlying agreement between Bank and Company governing the Account, Bank will comply with instructions originated by Agent as set forth herein directing the disposition of funds in the Account without further consent of the Company.

(b) Company represents and warrants to Agent and Bank that it has not assigned or granted a security interest in the Account or any Check deposited in the Account.

(c) Except as permitted by Section 4, Company will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Agent’s security interest referred to herein.

2. During the Activation Period (as defined below), Bank shall prevent Company from making any withdrawals from the Account. Prior to the Activation Period, Company may operate and transact business through the Account in its normal fashion, including making withdrawals from the Account, but covenants to Agent it will not close the Account without the prior written consent of Agent. Bank shall have no liability in the event Company breaches this covenant to Agent. During the Activation

Period, and continuing on each Business Day thereafter, Bank shall transfer all available balances in the Account to Agent at its account specified in the Notice (as defined below). The “Activation Period” means the period which commences within a reasonable period of time not to exceed two Business Days after Bank’s receipt of a written notice from Agent in the form of Exhibit A (the “Notice”) and ending on the day when Bank receives a notice from Agent advising Bank that the Activation Period is terminated. A “Business Day” is each day except Saturdays, Sundays and Bank holidays. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

3. Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Account, except as permitted by Section 4, until it has been advised in writing by Agent that the Transaction Lien has been terminated in accordance with the Financing Arrangements.

4. Bank is permitted to charge the Account:

(a) for its normal and customary fees and charges relating to the Account or associated with this Agreement; and

(b) in the event any Check deposited into the Account is returned unpaid for any reason or for any breach of warranty claim; and

(c) for any account adjustments as it relates to encoding errors or other adjustments as a result of customary banking practices.

5. (a) If the balances in the Account are not sufficient to compensate Bank for any fees, account adjustments or charges due Bank or returned Check in connection with the Account or this Agreement, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank within five days after such demand, Agent agrees to pay Bank such amount within five days after Bank’s demand to Agent. The failure to so pay Bank shall constitute a breach of this Agreement.

(b) Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a).

6. (a) Bank will send information regarding deposits to the Account to the address specified below for Company or as otherwise specified in writing by Company to Bank.

(b) In addition to the original Bank statement provided to Company, Bank will provide Agent with a duplicate of such statement.

7. (a) Bank will not be liable to Company or Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence or intentional misconduct.

(b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

(c) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Agent or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

(d) Bank shall have no duty to inquire or determine whether Company’s obligations to Agent are in default or whether Agent is entitled to provide the Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

(e) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

(f) Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Account or any Check and shall not be in violation of this Agreement for so doing.

8. Company and Agent shall jointly and severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to reasonable and documented allocated costs of staff counsel, other reasonable and documented attorney’s fees and any reasonable and documented fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank’s provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company’s and Agent’s obligations under this section shall survive termination of this Agreement.

9. Company and Agent shall jointly and severally pay to Bank, upon receipt of Bank’s invoice, all reasonable and documented costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank’s rights in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank’s invoice, all reasonable costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

10. Termination and Assignment of this Agreement shall be as follows:

(a) Agent may terminate this Agreement by providing notice to Company and Bank that the Transaction Lien has been terminated in accordance with the Financing Arrangements. Agent may also terminate or it may assign this Agreement upon 30 day’s prior written notice to Company and Bank, provided, however that any such assignment shall only be to an affiliate or wholly-owned subsidiary of Agent. Bank may terminate this Agreement upon 30 days’ prior written notice to Company and Agent. Company may not terminate this Agreement except with the written consent of Agent and upon prior written notice to Bank.

(b) Notwithstanding subsection 10(a), Bank may terminate this Agreement at any time by written notice to Company and Agent if either Company or Agent breaches any of the terms of this Agreement, or any other agreement with Bank.

11.  (a) Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b) The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 11(a) on and as of each day on which Company uses the services set forth in this Agreement.

(c) Bank represents that: (i) the Account has been established as set forth in paragraph D above and will be maintained in the manner set forth herein until this Agreement is terminated; and (ii) neither the Account nor any funds or deposits at any time held therein or credited thereto is or will be evidenced by any instrument (as defined in Section 9-102 of the UCC) or constitutes or will constitute investment property (as defined in Section 9-102 of the UCC).

12. (a) This Agreement may be amended only by a writing signed by Company, Agent and Bank; except that Bank’s charges are subject to change by Bank upon 30 days’ prior written notice to Company.

(b) This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

(c) This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

(d) This Agreement shall be interpreted in accordance with the laws of the State of New York, without reference to that state’s principles of conflicts of law. The State of New York shall be deemed to be Bank’s jurisdiction (as defined in Section 9-304 of the UCC) with respect to the Account.

13. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

14. Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or Agent. Company and Agent agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit to Company or Agent.

[Remainder of page left blank intentionally; signature page follows.]

In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

[BARNES & NOBLE EDUCATION, INC.] (“Company”)

Address for notices:

By:
Name:
Title:	Attention:
Facsimile:

BANK OF AMERICA, N.A., as agent (“Agent”)

Address for notices:

By:
Name:
Title:	Attention:
Facsimile:

(“Bank”)

Address for notices:

By:
Name:
Title:	Attention:
Facsimile:

EXHIBIT A

DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Agent]

To:	[Bank]

[Address]

Re:	[Barnes & Noble Education, Inc.]

Account No._______________________________

Ladies and Gentlemen:

Reference is made to the Deposit Account Control Agreement dated __________________, 20__ (the “Agreement”) among [Barnes & Noble Education, Inc.], us and you regarding the above-described account (the “Account”). In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to our account as follows:

Bank Name:
Bank Address:
ABA No.:
Account Name:
Account No.:
Beneficiary’s Name:

Very truly yours,
________________________________,
as Agent

By:
Name:
Title:

Acknowledged By:
,
as Bank
By:
Name:
Title:

EXHIBIT M

Form of General Notice

NOTICE

Date:       , 20

[Bank of America, N.A.,

as Administrative Agent

Retail Finance Group

100 Federal Street, 4th Floor

Boston, Massachusetts 02110]

Attention: _________________

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 10, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

In accordance with the section of the Credit Agreement marked below, the Lead Borrower hereby gives you notice that:

☐

an action, event or occurrence which gives rise to a notice under the terms of the Credit Agreement has taken place. Attached hereto as Schedule 1 is a description of the action, event or occurrence and the provision(s) of the Credit Agreement requiring this notice.

☐

pursuant to Section 7.02(g), a Loan Party will make an Investment constituting a Permitted Acquisition under the definition thereof. Attached hereto as Schedule 2 is a certification as to the items specified therein.

☐	pursuant to Section 7.02(k), a Loan Party will make an Investment. Attached hereto as Schedule 3 is a certification as to the items specified therein.

☐

pursuant to Section 7.06(d), the Lead Borrower will pay cash dividends on its Equity Interests (other than Disqualified Stock), or repurchase, redeem or otherwise acquire Equity Interests issued by it. Attached hereto as Schedule 4 is a certification as to the items specified therein.

☐

pursuant to Section 7.07(c), the Lead Borrower will prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof Indebtedness. Attached hereto as Schedule 5 is a certification as to the items specified therein.

M-1

Very truly yours,

BARNES & NOBLE EDUCATION, INC., as Lead Borrower

By:
Name:
Title:

M-2

Schedule 1

Description of the action or occurrence:

Provision(s) of the Credit Agreement requiring this notice:

M-3

Schedule 2

Pursuant to Section 7.02(g), and clause (c) of the definition of Permitted Acquisition, the Lead Borrower hereby delivers a written certification of the following:

☐ Both immediately before and after giving effect to the Investment, no Event of Default has occurred or will arise as a result of the Investment.

[☐ At least two years have elapsed from and after the Restatement Effective Date.] 1

A. ☐ Availability as of the date of consummation of the proposed Investment will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

Availability:

1.	Availability

(a) Loan Cap

	(i) Aggregate Commitments	[$325,000,000]

(ii) Borrowing Base

(iii) lesser of Line 1(a)(i) and 1(a)(ii)

(b) Total Outstandings

(i) Outstanding Amount of all Revolving Loans

(ii) Outstanding Amount of all LC Obligations

(iii) Line 2(b)(i) plus 2(b)(ii)

(c) Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

2.	Availability [Greater of (i) Line 1(c) and (ii) zero]

3.	20% of Loan Cap [Line 1(a)(iii) x 0.2]

4.	Compliance:	[Yes][No]

B. ☐Projected Excess Availability following the date of consummation of the proposed Investment will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

[1]

Upon the Loan Parties’ delivery of financial statements pursuant to Section 6.01(a), (b) or (c) of the Credit Agreement and a Compliance Certificate pursuant to Section 6.02(a) of the Credit Agreement for the period ending December 31, 2024 or later demonstrating compliance with the covenants set forth in Sections 7.15(a), (b) and (c) of the Credit Agreement (whether or not such covenants are then being tested pursuant to the terms of such sections), the two year period specified above shall, in the case of Permitted Acquisitions otherwise subject to the Payment Conditions, be deemed satisfied upon the delivery of such financial statements and Compliance Certificate.

M-4

Projected Excess Availability2:

1.	Availability

(a) Loan Cap

	(i) Aggregate Commitments	[$325,000,000]

(ii) Borrowing Base

(iii) lesser of Line 1(a)(i) and 1(a)(ii)

(b) Total Outstandings

(i) Outstanding Amount of all Revolving Loans

(ii) Outstanding Amount of all LC Obligations

(iii) Line 2(b)(i) plus 2(b)(ii)

(c) Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

2.	Availability [Greater of (i) Line 1(c) and (ii) zero]

3.	20% of Loan Cap [Line 1(a)(iii) x 0.2]

4.	Compliance:	[Yes][No]

C. ☐ Pro Forma Excess Availability as of the date of consummation of the Investment will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

Pro Forma Excess Availability3:

1.	Availability

(a) Loan Cap

	(i) Aggregate Commitments	[$325,000,000]

(ii) Borrowing Base

(iii) lesser of Line 1(a)(i) and 1(a)(ii)

(b) Total Outstandings

(i) Outstanding Amount of all Revolving Loans

(ii) Outstanding Amount of all LC Obligations

(iii) Line 2(b)(i) plus 2(b)(ii)

(c) Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

[2]	Calculation shall reflect, for the applicable date of calculation, the projected average Availability for each Fiscal Month during the Six Month period immediately following such date of calculation.
[3]

Calculation shall reflect, for the applicable date of calculation, the pro forma average Availability for each Fiscal Month for the three Fiscal Month period then most recently ended prior to such date of calculation determined as if the applicable transaction or payment had been consummated at the beginning of such three Fiscal Month period.

M-5

2.	Availability [Greater of (i) Line 1(c) and (ii) zero]

3.	20% of Loan Cap [Line 1(a)(iii) x 0.20]

4.	Compliance:	[Yes][No]

and

[D. ☐ The Consolidated Fixed Charge Coverage Ratio as determined as of the last day of the Measurement Period ending as of the last day of the then most-recent month preceding the Subject Transaction for which financial statements pursuant to Section 6.01(a), (b) or (c) of the Credit Agreement and a Compliance Certificate pursuant to Section 6.02(a) of the Credit Agreement have been delivered by the Lead Borrower to the Administrative Agent, as adjusted to give effect to the proposed Investment during such period as if such Investment occurred on the first day of such Measurement Period, is equal to or greater than 1.10 to 1.00: 4 5

(Consolidated Fixed Charge Coverage Ratio)

1.	Consolidated EBITDA for such Measurement Period:

(a) Consolidated Net Income for the most recently completed Measurement Period:

Plus the following to the extent deducted in calculating such Consolidated Net Income:

(b) Consolidated Interest Charges:

(c) the provision for Federal, state, local and foreign income Taxes (net of any tax credits):

(d) depreciation and amortization expense:

(e) other expenses or losses reducing Consolidated Net Income which do not represent a cash item in such period (including LIFO reserves) or any future period:

(f)   expenses deducted in such period resulting from the issuance of Equity Interests permitted under the Credit Agreement, provided, that such expenses are and will be non-cash items in the period when taken and in all later fiscal periods:

(g)   restructuring costs and expenses, including (x) costs and expenses related to the Transactions incurred on or prior to the Restatement Effective Date (in any event not to exceed the actual amounts so incurred) and (y) in respect of any such

[4]	Consolidated Fixed Charge Coverage Ratio shall be prepared on a pro forma basis giving effect to such Specified Transaction.
[5]

Solely in the case of any Specified Transaction, (i) upon satisfaction of the Compliance Condition and (ii) so long as (x) Availability as of the date of such Specified Transaction, (y) Pro Forma Excess Availability preceding the date of such Specified Transaction and (z) Projected Excess Availability following the date of the proposed consummation of such Specified Transaction shall, in each case, equal or exceed the greater of (i) 25% of the Loan Cap at such time and (ii) $65,000,000, the Borrowers shall not be required to demonstrate compliance with the Consolidated Fixed Charge Coverage Ratio requirements for such Specified Transaction.

M-6

amounts incurred during any period after the Restatement Effective Date, up to $ 5,000,000, in aggregate, of such costs and expenses in any Fiscal Year (or such lesser amount incurred during such Fiscal Year):

(h) The sum of Lines 1(a) through (g):

Minus the following to the extent included in calculating such Consolidated Net Income:

(i) all non-cash gains increasing Consolidated Net Income (in each case of or by the Lead Borrower and the other Loan Parties for such Measurement Period), all as determined on a consolidated basis in accordance with GAAP: [6]

(j) Consolidated EBITDA [Line 1(h) minus Line 1(i)]:

2.	Minus the sum of the following: (a) Capital Expenditures (other than those in connection with Permitted Acquisitions) made during such Measurement Period:

Plus

(b) the aggregate amount of Federal, state, local and foreign income taxes paid in cash or required to be paid in cash during such Measurement Period:

(c) The sum of Line 2(a) and Line 2(b):

3.	CASH FLOW AVAILABLE FOR FIXED CHARGES [Line 1(j) minus Line 2(c)]:

4.	Debt Service Charges during such Measurement Period:

(a) Consolidated Interest Charges paid in cash or required to be paid in cash for such Measurement Period, determined on a consolidated basis in accordance with GAAP:

Plus

(b)   the principal payments (other than Permitted Refinancings) made or required to be made on account of Indebtedness (excluding the Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, determined on a consolidated basis in accordance with GAAP:

(c) Debt Service Charges [The sum of Line 4(a) and Line 4(b)]:

[6]	“Consolidated EBITDA” shall be calculated to exclude all gains or income arising from the Disposition of any capital asset, subsidiary, division, business or line of business.

M-7

5.	Plus the aggregate amount of all Restricted Payments made in cash of or by the Lead Borrower and the other Loan Parties for the most recently completed Measurement Period, determined on a consolidated basis in accordance with GAAP:

6.	FIXED CHARGES [The sum of Line 4(c) and Line 5]:

7.	CONSOLIDATED FIXED CHARGE COVERAGE RATIO [Line 3 divided by Line 6]:

8.	Compliance:	[Yes][No]]

M-8

Schedule 3

Pursuant to Section 7.02(k) of the Credit Agreement, the Lead Borrower hereby delivers a written certification of the following:

☐ Both immediately before and after giving effect to the Investment, no Event of Default has occurred or will arise as a result of the Investment.

[☐ At least two years have elapsed from and after the Restatement Effective Date.]1

☐ Availability as of the date of consummation of the proposed Investment will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

Availability:

1. Availability

(a) Loan Cap

(i) Aggregate Commitments	[$325,000,000]

(ii) Borrowing Base

(iii) lesser of Line 1(a)(i) and 1(a)(ii)

(b) Total Outstandings

(i) Outstanding Amount of all Revolving Loans

(ii) Outstanding Amount of all LC Obligations

(iii) Line 2(b)(i) plus 2(b)(ii)

(c) Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

2. Availability [Greater of (i) Line 1(c) and (ii) zero]

3. 20% of Loan Cap [Line 1(a)(iii) x 0.2]

4, Compliance	[Yes][No]

☐ Projected Excess Availability following the date of consummation of the proposed Subject Transaction will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

1 Upon the Loan Parties’ delivery of financial statements pursuant to Section 6.01(a), (b) or (c) of the Credit Agreement and a Compliance Certificate pursuant to Section 6.02(a) of the Credit Agreement for the period ending December 31, 2024 or later demonstrating compliance with the covenants set forth in Sections 7.15(a), (b) and (c) of the Credit Agreement (whether or not such covenants are then being tested pursuant to the terms of such sections), the two year period specified above shall, in the case of Investments otherwise permitted under the Credit Agreement, otherwise subject to the Payment Conditions, be deemed satisfied upon the delivery of such financial statements and Compliance Certificate.

Projected Excess Availability2:

1. Availability

(a) Loan Cap

(i) Aggregate Commitments	[$325,000,000]

(ii) Borrowing Base

(iii) lesser of Line 1(a)(i) and 1(a)(ii)

(b) Total Outstandings

(i) Outstanding Amount of all Revolving Loans

(ii) Outstanding Amount of all LC Obligations

(iii) Line 2(b)(i) plus 2(b)(ii)

(c) Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

2. Availability [Greater of (i) Line 1(c) and (ii) zero]

3. 20% of Loan Cap [Line 1(a)(iii) x 0.2]

4, Compliance	[Yes][No]

☐ Pro Forma Excess Availability as of the date of consummation of the Subject Transaction will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

Pro Forma Excess Availability3:

1. Availability

(a) Loan Cap

(i) Aggregate Commitments	[$325,000,000]

(ii) Borrowing Base

(iii) lesser of Line 1(a)(i) and 1(a)(ii)

(b) Total Outstandings

(i) Outstanding Amount of all Revolving Loans

(ii) Outstanding Amount of all LC Obligations

(iii) Line 2(b)(i) plus 2(b)(ii)

(c) Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

[2]	Calculation shall reflect, for the applicable date of calculation, the projected average Availability for each Fiscal Month during the Six Month period immediately following such date of calculation.
[3]

Calculation shall reflect, for the applicable date of calculation, the pro forma average Availability for each Fiscal Month for the Measurement Period most recently ended prior to such date of calculation determined as if the applicable transaction or payment had been consummated at the beginning of such Six Month period.

2. Availability [Greater of (i) Line 1(c) and (ii) zero]

3. 20% of Loan Cap [Line 1(a)(iii) x 0.20]

4, Compliance	[Yes][No]

[☐ The Consolidated Fixed Charge Coverage Ratio as determined as of the last day of the Measurement Period ending as of the last day of the then most-recent month preceding the Subject Transaction for which financial statements pursuant to Section 6.01(a), (b) or (c) of the Credit Agreement and a Compliance Certificate pursuant to Section 6.02(a) of the Credit Agreement have been delivered by the Lead Borrower to the Administrative Agent, as adjusted to give effect to the proposed Investment during such period as if such Investment occurred on the first day of such Measurement Period, is equal to or greater than 1.10 to 1.00: 4 5

(Consolidated Fixed Charge Coverage Ratio)

1.	Consolidated EBITDA for such Measurement Period:

	(a)	Consolidated Net Income for the most recently completed Measurement Period:

Plus the following to the extent deducted in calculating such Consolidated Net Income:

	(b)	Consolidated Interest Charges:

	(c)	the provision for Federal, state, local and foreign income Taxes (net of any tax credits):

	(d)	depreciation and amortization expense:

	(e)	other expenses or losses reducing Consolidated Net Income which do not represent a cash item in such period (including LIFO reserves) or any future period:

	(f)	expenses deducted in such period resulting from the issuance of Equity Interests permitted under the Credit Agreement, provided, that such expenses are and will be non-cash items in the period when taken and in all later fiscal periods:

	(g)	restructuring costs and expenses, including (x) costs and expenses related to the Transactions incurred on or prior to the Restatement Effective Date (in any event not to exceed the actual amounts so incurred) and (y) in respect of any such amounts incurred during any period after the Restatement Effective Date, up to $5,000,000, in aggregate, of such costs and expenses in any Fiscal Year (or such lesser amount incurred during such Fiscal Year):

	(h)	The sum of Lines 1(a) through (g):

Minus the following to the extent included in calculating such Consolidated Net Income:

[4]	Consolidated Fixed Charge Coverage Ratio shall be prepared on a pro forma basis giving effect to such Specified Transaction.
[5]

Solely in the case of any Specified Transaction, (i) upon satisfaction of the Compliance Condition and (ii) so long as (x) Availability as of the date of such Specified Transaction, (y) Pro Forma Excess Availability preceding the date of such Specified Transaction and (z) Projected Excess Availability following the date of the proposed consummation of such Specified Transaction shall, in each case, equal or exceed the greater of (i) 25% of the Loan Cap at such time and (ii) $65,000,000, the Borrowers shall not be required to demonstrate compliance with the Consolidated Fixed Charge Coverage Ratio requirements for such Specified Transaction.

	(i)	all non-cash gains increasing Consolidated Net Income (in each case of or by the Lead Borrower and the other Loan Parties for such Measurement Period), all as determined on a consolidated basis in accordance with GAAP: [6]

	(j)	Consolidated EBITDA [Line 1(h) minus Line 1(i)]:

2.	Minus the sum of the following:

	(a)	Capital Expenditures (other than those in connection with Permitted Acquisitions) made during such Measurement Period:

Plus

	(b)	the aggregate amount of Federal, state, local and foreign income taxes paid in cash or required to be paid in cash during such Measurement Period:

	(c)	The sum of Line 2(a) and Line 2(b):

3.	CASH FLOW AVAILABLE FOR FIXED CHARGES [Line 1(j) minus Line 2(c)]:

4.	Debt Service Charges during such Measurement Period:

	(a)	Consolidated Interest Charges paid in cash or required to be paid in cash for such Measurement Period, determined on a consolidated basis in accordance with GAAP:

Plus

	(b)	the principal payments (other than Permitted Refinancings) made or required to be made on account of Indebtedness (excluding the Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, determined on a consolidated basis in accordance with GAAP:

	(c)	Debt Service Charges [The sum of Line 4(a) and Line 4(b)]:

5.	Plus the aggregate amount of all Restricted Payments made in cash of or by the Lead Borrower and the other Loan Parties for the most recently completed Measurement Period, determined on a consolidated basis in accordance with GAAP:

6.	FIXED CHARGES [The sum of Line 4(c) and Line 5]:

7.	CONSOLIDATED FIXED CHARGE COVERAGE RATIO [Line 3 divided by Line 6]:

8.	Compliance:		[Yes][No]]

6 “Consolidated EBITDA” shall be calculated to exclude all gains or income arising from the Disposition of any capital asset, subsidiary, division, business or line of business.

Schedule 4

Pursuant to Section 7.06(d) of the Credit Agreement, the Lead Borrower hereby delivers a written certification of the following:

☐ Both immediately before and after giving effect to the Subject Transaction, no Event of Default has occurred or will arise as a result of the Subject Transaction.

☐ At least two years have elapsed from and after the Restatement Effective Date.

☐ Availability as of the date of consummation of the proposed Subject Transaction will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

Availability:

1.	Availability

	(a)	Loan Cap
		(i)	Aggregate Commitments	[$325,000,000]

		(ii)	Borrowing Base

		(iii)	lesser of Line 1(a)(i) and 1(a)(ii)

	(b)	Total Outstandings
		(i)	Outstanding Amount of all Revolving Loans

		(ii)	Outstanding Amount of all LC Obligations

		(iii)	Line 2(b)(i) plus 2(b)(ii)

	(c)	Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

2.	Availability [Greater of (i) Line 1(c) and (ii) zero]

3.	20% of Loan Cap [Line 1(a)(iii) x 0.2]

4,	Compliance			[Yes][No]

☐ Projected Excess Availability following the date of consummation of the proposed Subject Transaction will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

Projected Excess Availability7:

1.	Availability
	(a)	Loan Cap
		(i)	Aggregate Commitments	[$325,000,000]

		(ii)	Borrowing Base

[7]	Calculation shall reflect, for the applicable date of calculation, the projected average Availability for each Fiscal Month during the Six Month period immediately following such date of calculation.

		(iii)	lesser of Line 1(a)(i) and 1(a)(ii)

	(b)	Total Outstandings
		(i)	Outstanding Amount of all Revolving Loans

		(ii)	Outstanding Amount of all LC Obligations

		(iii)	Line 2(b)(i) plus 2(b)(ii)

	(c)	Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

2.	Availability [Greater of (i) Line 1(c) and (ii) zero]

3.	20% of Loan Cap [Line 1(a)(iii) x 0.2]

4,	Compliance			[Yes][No]

☐ Pro Forma Excess Availability as of the date of consummation of the Subject Transaction will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

Pro Forma Excess Availability8:

1.	Availability
	(a)	Loan Cap
		(i)	Aggregate Commitments	[$325,000,000]

		(ii)	Borrowing Base

		(iii)	lesser of Line 1(a)(i) and 1(a)(ii)

	(b)	Total Outstandings

		(i)	Outstanding Amount of all Revolving Loans

		(ii)	Outstanding Amount of all LC Obligations

		(iii)	Line 2(b)(i) plus 2(b)(ii)

	(c)	Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

2.	Availability [Greater of (i) Line 1(c) and (ii) zero]

3.	20% of Loan Cap [Line 1(a)(iii) x 0.20]

4,	Compliance			[Yes][No]

[8]

Calculation shall reflect, for the applicable date of calculation, the pro forma average Availability for each Fiscal Month for the three Fiscal Month period then most recently ended prior to such date of calculation determined as if the applicable transaction or payment had been consummated at the beginning of such three Fiscal Month period.

[☐ The Consolidated Fixed Charge Coverage Ratio as determined as of the last day of the Measurement Period ending as of the last day of the then most-recent month preceding the Subject Transaction for which financial statements pursuant to Section 6.01(a), (b) or (c) of the Credit Agreement and a Compliance Certificate pursuant to Section 6.02(a) of the Credit Agreement have been delivered by the Lead Borrower to the Administrative Agent, as adjusted to give effect to the proposed Subject Transaction during such period as if such Subject Transaction occurred on the first day of such Measurement Period, is equal to or greater than 1.10 to 1.00: 9 10

(Consolidated Fixed Charge Coverage Ratio)

1.	Consolidated EBITDA for such Measurement Period:

	(a)	Consolidated Net Income for the most recently completed Measurement Period:

Plus the following to the extent deducted in calculating such Consolidated Net Income:

	(b)	Consolidated Interest Charges:

	(c)	the provision for Federal, state, local and foreign income Taxes (net of any tax credits):

	(d)	depreciation and amortization expense:

	(e)	other expenses or losses reducing Consolidated Net Income which do not represent a cash item in such period (including LIFO reserves) or any future period:

	(f)	expenses deducted in such period resulting from the issuance of Equity Interests permitted under the Credit Agreement, provided, that such expenses are and will be non-cash items in the period when taken and in all later fiscal periods:

	(g)	restructuring costs and expenses, including (x) costs and expenses related to the Transactions incurred on or prior to the Restatement Effective Date (in any event not to exceed the actual amounts so incurred) and (y) in respect of any such amounts incurred during any period after the Restatement Effective Date, up to $5,000,000, in aggregate, of such costs and expenses in any Fiscal Year (or such lesser amount incurred during such Fiscal Year):

	(h)	The sum of Lines 1(a) through (g):

Minus the following to the extent included in calculating such Consolidated Net Income:

[9]	Consolidated Fixed Charge Coverage Ratio shall be prepared on a pro forma basis giving effect to such Specified Transaction.
[10]

Solely in the case of any subject transaction, (i) upon satisfaction of the Compliance Condition and (ii) so long as (x) Availability as of the date of such subject transaction, (y) Pro Forma Excess Availability preceding the date of such subject transaction and (z) Projected Excess Availability following the date of the proposed consummation of such subject transaction shall, in each case, equal or exceed the greater of (i) 25% of the Loan Cap at such time and (ii) $65,000,000, the Borrowers shall not be required to demonstrate compliance with the Consolidated Fixed Charge Coverage Ratio requirements for such subject transaction.

	(i)	all non-cash gains increasing Consolidated Net Income (in each case of or by the Lead Borrower and the other Loan Parties for such Measurement Period), all as determined on a consolidated basis in accordance with GAAP:[11]

	(j)	Consolidated EBITDA [Line 1(h) minus Line 1(i)]:

2.	Minus the sum of the following:

	(a)	Capital Expenditures (other than those in connection with Permitted Acquisitions) made during such Measurement Period:

Plus

	(b)	the aggregate amount of Federal, state, local and foreign income taxes paid in cash or required to be paid in cash during such Measurement Period:

	(c)	The sum of Line 2(a) and Line 2(b):

3.	CASH FLOW AVAILABLE FOR FIXED CHARGES [Line 1(j) minus Line 2(c)]:

4.	Debt Service Charges during such Measurement Period:

	(a)	Consolidated Interest Charges paid in cash or required to be paid in cash for such Measurement Period, determined on a consolidated basis in accordance with GAAP:

Plus

	(b)	the principal payments (other than Permitted Refinancings) made or required to be made on account of Indebtedness (excluding the Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, determined on a consolidated basis in accordance with GAAP:

	(c)	Debt Service Charges [The sum of Line 4(a) and Line 4(b)]:

5.	Plus the aggregate amount of all Restricted Payments made in cash of or by the Lead Borrower and the other Loan Parties for the most recently completed Measurement Period, determined on a consolidated basis in accordance with GAAP:

6.	FIXED CHARGES [The sum of Line 4(c) and Line 5]:

7.	CONSOLIDATED FIXED CHARGE COVERAGE RATIO [Line 3 divided by Line 6]:

8.	Compliance:		[Yes][No]]

[11]	“Consolidated EBITDA” shall be calculated to exclude all gains or income arising from the Disposition of any capital asset, subsidiary, division, business or line of business.

Schedule 5

Pursuant to Section 7.07(c) of the Credit Agreement, the Lead Borrower hereby delivers a written certification of the following:

☐ Both immediately before and after giving effect to the Subject Transaction, no Event of Default has occurred or will arise as a result of the Investment.

☐ At least two years have elapsed from and after the Restatement Effective Date.

☐ Availability as of the date of consummation of the proposed Subject Transaction will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

Availability:

1. Availability
(a) Loan Cap
(i) Aggregate Commitments	[$325,000,000]

(ii) Borrowing Base

(iii) lesser of Line 1(a)(i) and 1(a)(ii)

(b) Total Outstandings
(i) Outstanding Amount of all Revolving Loans

(ii) Outstanding Amount of all LC Obligations

(iii) Line 2(b)(i) plus 2(b)(ii)

(c) Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

2. Availability [Greater of (i) Line 1(c) and (ii) zero]

3. 20% of Loan Cap [Line 1(a)(iii) x 0.2]

4, Compliance	[Yes][No]

☐ Projected Excess Availability following the date of consummation of the proposed Subject Transaction will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

Projected Excess Availability12:

1. Availability
(a) Loan Cap
(i) Aggregate Commitments	[$325,000,000]

(ii) Borrowing Base

[12]	Calculation shall reflect, for the applicable date of calculation, the projected average Availability for each Fiscal Month during the Six Month period immediately following such date of calculation.

(iii) lesser of Line 1(a)(i) and 1(a)(ii)

(b) Total Outstandings
(i) Outstanding Amount of all Revolving Loans

(ii) Outstanding Amount of all LC Obligations

(iii) Line 2(b)(i) plus 2(b)(ii)

(c) Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

2. Availability [Greater of (i) Line 1(c) and (ii) zero]

3. 20% of Loan Cap [Line 1(a)(iii) x 0.2]

4, Compliance	[Yes][No]

☐ Pro Forma Excess Availability as of the date of consummation of the Subject Transaction will be equal to or exceed the greater of (i) twenty percent (20%) of the Loan Cap at such time and (ii) $52,500,000.

Pro Forma Excess Availability13:

1. Availability
(a) Loan Cap
(i) Aggregate Commitments	[$325,000,000]

(ii) Borrowing Base

(iii) lesser of Line 1(a)(i) and 1(a)(ii)

(b) Total Outstandings
(i) Outstanding Amount of all Revolving Loans

(ii) Outstanding Amount of all LC Obligations

(iii) Line 2(b)(i) plus 2(b)(ii)

(c) Loan Cap minus Total Outstandings [Line 1(a)(iii) minus 1(b)(iii)]

2. Availability [Greater of (i) Line 1(c) and (ii) zero]

3. 20% of Loan Cap [Line 1(a)(iii) x 0.20]

4, Compliance	[Yes][No]

[13]

Calculation shall reflect, for the applicable date of calculation, the pro forma average Availability for each Fiscal Month for the three Fiscal Month period then most recently ended prior to such date of calculation determined as if the applicable transaction or payment had been consummated at the beginning of such three Fiscal Month period.

[☐ The Consolidated Fixed Charge Coverage Ratio as determined as of the last day of the Measurement Period ending as of the last day of the then most-recent month preceding the Subject Transaction for which financial statements pursuant to Section 6.01(a), (b) or (c) of the Credit Agreement and a Compliance Certificate pursuant to Section 6.02(a) of the Credit Agreement have been delivered by the Lead Borrower to the Administrative Agent, as adjusted to give effect to the proposed Subject Transaction during such period as if such Subject Transaction occurred on the first day of such Measurement Period, is equal to or greater than 1.10 to 1.00: 14 15

(Consolidated Fixed Charge Coverage Ratio)

1.	Consolidated EBITDA for such Measurement Period:

	(a)	Consolidated Net Income for the most recently completed Measurement Period:

Plus the following to the extent deducted in calculating such Consolidated Net Income:

	(b)	Consolidated Interest Charges:

	(c)	the provision for Federal, state, local and foreign income Taxes (net of any tax credits):

	(d)	depreciation and amortization expense:

	(e)	other expenses or losses reducing Consolidated Net Income which do not represent a cash item in such period (including LIFO reserves) or any future period:

	(f)	expenses deducted in such period resulting from the issuance of Equity Interests permitted under the Credit Agreement, provided, that such expenses are and will be non-cash items in the period when taken and in all later fiscal periods:

	(g)	restructuring costs and expenses, including (x) costs and expenses related to the Transactions incurred on or prior to the Restatement Effective Date (in any event not to exceed the actual amounts so incurred) and (y) in respect of any such amounts incurred during any period after the Restatement Effective Date, up to $5,000,000, in aggregate, of such costs and expenses in any Fiscal Year (or such lesser amount incurred during such Fiscal Year):

	(h)	The sum of Lines 1(a) through (g):

Minus the following to the extent included in calculating such Consolidated Net Income:

[14]	Consolidated Fixed Charge Coverage Ratio shall be prepared on a pro forma basis giving effect to such Specified Transaction.
[15]

Solely in the case of any subject transaction, (i) upon satisfaction of the Compliance Condition and (ii) so long as (x) Availability as of the date of such subject transaction, (y) Pro Forma Excess Availability preceding the date of such subject transaction and (z) Projected Excess Availability following the date of the proposed consummation of such subject transaction shall, in each case, equal or exceed the greater of (i) 25% of the Loan Cap at such time and (ii) $65,000,000, the Borrowers shall not be required to demonstrate compliance with the Consolidated Fixed Charge Coverage Ratio requirements for such subject transaction.

	(i)	all non-cash gains increasing Consolidated Net Income (in each case of or by the Lead Borrower and the other Loan Parties for such Measurement Period), all as determined on a consolidated basis in accordance with GAAP: [16]

	(j)	Consolidated EBITDA [Line 1(h) minus Line 1(i)]:

2.	Minus the sum of the following:

	(a)	Capital Expenditures (other than those in connection with Permitted Acquisitions) made during such Measurement Period: Plus

	(b)	the aggregate amount of Federal, state, local and foreign income taxes paid in cash or required to be paid in cash during such Measurement Period:

	(c)	The sum of Line 2(a) and Line 2(b):

3.	CASH FLOW AVAILABLE FOR FIXED CHARGES [Line 1(j) minus Line 2(c)]:

4.	Debt Service Charges during such Measurement Period:

	(a)	Consolidated Interest Charges paid in cash or required to be paid in cash for such Measurement Period, determined on a consolidated basis in accordance with GAAP:

Plus

	(b)	the principal payments (other than Permitted Refinancings) made or required to be made on account of Indebtedness (excluding the Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, determined on a consolidated basis in accordance with GAAP:

	(c)	Debt Service Charges [The sum of Line 4(a) and Line 4(b)]:

5.	Plus the aggregate amount of all Restricted Payments made in cash of or by the Lead Borrower and the other Loan Parties for the most recently completed Measurement Period, determined on a consolidated basis in accordance with GAAP:

6.	FIXED CHARGES [The sum of Line 4(c) and Line 5]:

7.	CONSOLIDATED FIXED CHARGE COVERAGE RATIO [Line 3 divided by Line 6]:		]

8.	Compliance:		[Yes][No]]

[16]	“Consolidated EBITDA” shall be calculated to exclude all gains or income arising from the Disposition of any capital asset, subsidiary, division, business or line of business.

EXHIBIT N-1

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 10, 2024 by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Lead Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lead Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Lead Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

Date:       , 20

N-1-1

EXHIBIT N-2

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 10, 2024 by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:       , 20

N-2-1

EXHIBIT N-3

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 10, 2024 by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Truist Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:       , 20

N-3-1

EXHIBIT N-4

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 10, 2024 by, among others, (i) Barnes & Noble Education, Inc., a Delaware corporation, as the lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, (v) the Lenders from time to time party thereto, (vi) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and SunTrust Bank, as Co-Syndication Agents and (vii) Citizens Bank, N.A. and Regions Bank, as Co-Documentation Agents (as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Lead Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lead Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Lead Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:       , 20

N-4-1